As filed with the Securities and Exchange Commission on April 2, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIDA GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware	7372	88-1438776
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

VIDA Global Inc.

12160 W Parmer Ln, Ste 130-716

Cedar Park, TX 78613

(833) 588-8432

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lyle Pratt

Chief Executive Officer

VIDA Global Inc.

12160 W Parmer Ln, Ste 130-716

Cedar Park, TX 78613

(833) 588-8432

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Ethan Silver Daniel L. Forman Lowenstein Sandler LLP 1251 Avenue of the Americas New York, New York 10020 Tel.: (212) 262-6700	Joseph M. Lucosky, Esq. Sebastian Bacon, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 Tel: (732) 395-4402

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, dated April 2, 2026

VIDA Global Inc.

3,333,334 Shares of Class A Common Stock

This is the initial public offering of shares of Class A common stock of VIDA Global Inc. We are offering 3,333,334 shares of our Class A common stock.

Prior to this offering, there has been no public market for our Class A common stock. It is currently estimated that the initial public offering price per share of Class A common stock will be between $4.50 and $5.00 with a $4.75 assumed initial public offering price (which is the midpoint of the $4.50 to $5.00 range; this assumption is used throughout this prospectus).

We intend to apply to list our Class A common stock on the New York Stock Exchange American (“NYSE American”) under the symbol “VIDA”. No assurance can be given that our application will be approved with NYSE American. If shares of our Class A common stock are not approved for listing on NYSE American, we will not consummate this offering.

Upon completion of this offering, we will have two classes of common stock: Class A common stock and Class B common stock. The rights of the holders of Class A common stock and Class B common stock immediately following this offering are identical, except with respect to voting, conversion and transfer rights. Each share of Class A common stock is entitled to one vote. Each share of Class B common stock is entitled to 10 votes, is convertible at any time into one share of Class A common stock and is subject to mandatory conversion upon the occurrence of certain events, as further described in “Description of Capital Stock.” Our founder, Chief Executive Officer and director, Lyle Pratt, our co-founder and Chief Operating Officer, Brandon Robinson, and our co-founder, Chief Product Officer and director, Timothy Noah Hayes, the holders of our outstanding Class B common stock, will hold approximately 86.6% of the voting power of our outstanding capital stock immediately following this offering, or approximately 86.0% if the underwriters’ option to purchase additional shares of our Class A common stock is exercised in full. As a result, following this offering, Mr. Pratt, Mr. Robinson and Mr. Hayes will have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of our directors and the approval of any change of control transaction, and we will be a “controlled company” within the meaning of the rules of the NYSE American. However, we currently do not intend to rely on the “controlled company” exemption under the rules of the NYSE American.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and a “smaller reporting company,” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will be subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company and a smaller reporting company. See “Summary–Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 13 to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total Without Over-Allotment Option	Total With Over-Allotment Option
Public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds to us before expenses	$	$	$

(1) See “Underwriting” for a complete description of the compensation payable to the underwriters.

We have granted the underwriters the option for a period of 30 days to purchase up to an additional 500,000 shares of our Class A common stock at the initial public offering price, less the underwriting discounts and commissions, solely to cover over-allotments, if any.

The underwriters expect to deliver the securities against payment on or about                   , 2026.

Prospectus dated                    , 2026

“We are moving from software that helps people work to **software that can do the work** itself. That shift will reshape every business, and it will require a new AI agent operating system built for trust, control, and scale with no vendor lock-in.

This is the vision for Vida.”

Lyle Pratt
Founder & CEO

Accelerating the World's Transition to the AI Workforce

Vida OS is the only platform where you build, manage, scale, and sell AI agents that run communication and operations for any business. Vida Agents are deployed directly into businesses or resold to customers.

2025

5.5k

AI Agents Deployed

- Customer Support
- Inbound Sales
- Customer Onboarding
- Marketing Operations
- Internal Reporting

In 2025 Vida customers deployed 5,500 Agents into production environments.

Hi, I'm in a parking lot and someone just backed into my car. What should i do?

2025

Don't worry. Let me get your policy number and connect you to the team.

I've also sent a link to the claims form to your email on file.

2M

AI Agent Interactions

Thank you so much. You're a lifesaver.

- Phone Conversations
- Chats & Messaging
- Data Operations
- CRM Workflows
- Integration Connections

Agent interactions can include calls, messages, agent functions, and operations performed by Vida AI Agents. The conversation shown is for illustrative purposes as the types of conversations capable on Vida.

Two Buyers.
One Platform.

2025

60%

Direct Deployment

2025

40%

Agents from Partners

Via Partners

- SaaS Platforms
- Service Providers
- Telecom Providers
- Agencies
- Channel Partners

Direct Deployments

- Call Centers
- Local Businesses
- Software Platforms
- Support Teams
- Healthcare Providers

231 Calls Answered Today

AI Summary: Your agent answered and the call was recorded. Mary Roberts requested a Hubspot report on Tuesday at 4:20 pm MT.

The conversation shown is for illustrative purposes as the types of conversations capable on Vida.

Neither we nor any of the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any related free writing prospectuses. Neither we nor any of the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered by this prospectus, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

Through and including                         , 2026 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to any unsold allotment or subscription.

For investors outside of the United States: Neither we nor any of the underwriters have done anything that would permit this offering or the possession or distribution of this prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States. See “Underwriting.”

i

Letter from our founders

1 of 3

Software changed how businesses store information, communicate, and run their operations. AI agents are now changing how businesses do the work itself, and that shift is happening faster than most technology transitions before it.

We anticipate every business will have AI agents, and most will have many.

Some will handle customer conversations across voice, SMS, email, and chat. Others will qualify leads, schedule appointments, update systems, route work, follow up with customers, and complete tasks in the background. Increasingly, we expect they will operate software, navigate full computing environments, and execute multi-step work across business systems. Agents are becoming part of how companies operate day-to-day, across departments and workflows.

That creates the potential for a large new market. It also creates a new infrastructure requirement.

An agent in production is not just a model and a prompt. It touches customers, systems, regulated data, and revenue. It has to be secure, compliant, observable, and reliable. It has to connect to the systems a business already uses. It has to perform consistently across channels. And it has to be managed at scale.

Vida was built for this reality.

We built Vida as the AI Agent Operating System: the platform businesses use to build, deploy, manage, and sell AI agents in production. Our platform brings together agent runtime orchestration, omnichannel communications, integrations, observability, security and compliance tooling, and usage-based billing in one system.

The market is rapidly evolving and will not settle on a single model provider.

Businesses do not want to build critical workflows on a single vendor's roadmap. They want the flexibility to choose the best model and runtime for each use case, adapt as the technology changes, and avoid lock-in at the foundation of their operations. They also need resilience. As models improve, pricing shifts, and providers experience issues, enterprises need the ability to fail over across providers without disrupting production. Vida supports this approach. We orchestrate across multiple model providers and runtimes, including OpenAI, Anthropic, and Gemini.

ii

Letter from our founders
2 of 3

We think OpenClaw and similar open agent systems are here to stay.

Vida supports OpenClaw-compatible agents. These agents do not just answer questions. They can operate browsers, run commands, use dynamic skills, and execute multi-step work across full computing environments. That expands what agents can do inside the enterprise. It also raises the bar for how they must be deployed, observed, and governed. We trust Vida will give enterprises the operating system they need to use that capability safely in production.

This market will not be built solely through direct sales.

Many businesses will want help making the transition to AI agents. They will want a trusted advisor to help them choose the right workflows, connect systems, define guardrails, deploy safely, and stay accountable for outcomes. That advisor may be an MSP, a telecom advisor, a software vendor, an agency, or a BPO. In our own survey, a majority of enterprises reported low confidence in implementing and integrating technologies such as AI agents without help from a trusted partner.

Vida is built for partners.

Partners use Vida to brand, package, deploy, manage, and sell AI agents to their own customers. They can manage multiple customers, control pricing and packaging, handle billing, apply their own branding, and monitor usage and performance through one platform. One partner relationship can become many customer deployments. That makes distribution a product advantage, not just a go-to-market function.

This is why Vida is different.

We are not a general software company adding an AI feature. We are not a model provider moving into applications. We are building the operating system that we maintain, and businesses and partners will need to put agents into production safely and run them economically. Public investors have few ways to participate directly in this layer of the market. Vida is built to be a pure-play public market vehicle for the AI agent operating system category.

iii

Letter from our founders

3 of 3

Our job is straightforward.

Make it possible for any business to create and manage AI agents at scale. Give partners the tools to bring those agents to their own customers. Deliver the security, compliance, observability, and infrastructure that production use demands. And do it in a way that gives customers flexibility as the underlying technology continues to evolve.

The shift to an AI-powered workforce is underway. Vida is the platform to help businesses and partners make this shift real.

Lyle Pratt
Founder & CEO

Brandon Robinson
Co-founder & COO

Noah Hayes
Co-founder & CPO

iv

GLOSSARY OF TERMS

Term	Definition	Context
AI	Artificial Intelligence	Core domain; agents that perform work.
AI Agent Operating System	Unified platform for deploying, orchestrating, securing, and managing AI agents.	Core Vida product layer.
API	Application Programming Interface	Interface for integrations.
ASR	Automatic Speech Recognition	Speech-to-text component.
Auto-QA	Automated Quality Assurance for agent performance.	Used for accuracy and drift detection.
BaaS	Billing as a Service	Usage-based billing infrastructure.
CCaaS	Contact Center as a Service	Contact center software category.
CRM	Customer Relationship Management	System of record for customer data.
CSR	Customer Service Representative	Labor proxy in comparisons.
DNC	Do Not Contact	Compliance enforcement list.
DR	Disaster Recovery	Continuity processes.
HIPAA	Health Insurance Portability and Accountability Act	Healthcare compliance.
I/O	Input/Output	How agents exchange data with systems and channels.
ISV	Independent Software Vendor	Software builders.
LLM	Large Language Model	Underlying models powering agent reasoning.
MFA	Multi-Factor Authentication	Security control.
MMS	Multimedia Messaging Service	Messaging channel.
MSP	Managed Service Provider	Key Vida partner type.
Multi-LLM Runtime	Runtime that routes tasks across multiple language models based on performance and policy.	Designed to support best-fit model selection
OS	Operating System	Vida’s AI Agent OS platform layer.
Omnichannel	Integrated communication across multiple channels.	Enables cross-channel coordination.
Omnichannel I/O	Unified handling of inputs and outputs across channels.	Supports voice, SMS, email, web.
PBX	Private Branch Exchange	Business phone system.
PCI DSS	Payment Card Industry Data Security Standard	Payments compliance.
QA	Quality Assurance	Evaluation of agent performance.
R&D	Research and Development	Product and engineering.
ROAI	Return on AI	Outcomes delivered divided by cost.
SDK	Software Development Kit	Developer toolkit.
SDLC	Software Development Life Cycle	Secure development practices.
SEO	Search Engine Optimization	Discoverability strategy.
SIP	Session Initiation Protocol	Telephony signaling.
SKU	Stock Keeping Unit	Partner packaging unit.
SLA	Service Level Agreement	Contractual service guarantee.
SLO	Service Level Objective	Reliability target.
SMB	Small and Medium-sized Business	Frequent buyer segment.
SME	Small and Medium-sized Enterprise	Business segment.
SMS	Short Message Service	Messaging channel.
SOC 2	Security Audit Standard	Security, Availability, Confidentiality audit.
STIR/SHAKEN	Caller ID Authentication Frameworks	Anti-spoofing for telephony.
SaaS	Software as a Service	Delivery model for software vendors.
Security, Availability, and Confidentiality (SOC 2)	Trust Services Criteria validated by SOC 2 auditors.	Defines Vida’s compliance posture.
TAM	Total Addressable Market	Market size measure.
TCR	The Campaign Registry	SMS compliance registry.
TTS	Text-to-Speech	Speech synthesis component.
UCaaS	Unified Communications as a Service	Communication platform category.
UI	User Interface	Embeddable interfaces.
UX	User Experience	Interface quality.

v

ABOUT THIS PROSPECTUS

Basis of Presentation

Certain monetary amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables or charts may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

Market, Industry and Other Data

This prospectus includes estimates regarding market and industry data and forecasts, which are based on publicly available information, industry publications and surveys, reports from government agencies and our own estimates based on our management’s knowledge of, and experience in, the industry and markets in which we compete.

In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources, and on our knowledge of, and our experience to date in, the markets for our products. Market data is subject to change and may be limited by the availability of raw data, the voluntary nature of the data gathering process and other limitations inherent in any statistical survey of market data. In addition, customer preferences are subject to change. Accordingly, you are cautioned not to place undue reliance on such market data.

Certain statistical data, estimates and forecasts contained in this prospectus are based on independent industry publications and other third-party sources. None of the independent industry publications or other third-party sources referred to in this prospectus were prepared on our behalf or at our expense, and we have not independently verified the data obtained from these sources. Moreover, we have not commissioned reports from any third parties.

Trademarks, Service Marks and Trade Names

This prospectus includes certain of our trademarks and trade names, which are protected under applicable intellectual property laws. This prospectus also may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this prospectus are listed without the TM, SM, © and ® symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors, if any, to these trademarks, service marks, trade names and copyrights.

1

SUMMARY

This summary highlights information included elsewhere in this prospectus. This summary may not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the “Risk Factors” section immediately following this summary, “Cautionary Statement Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements and related notes thereto included elsewhere in this prospectus, before making an investment decision to purchase our securities. Unless the context otherwise requires, all references to “Vida Global,” “we,” “us,” “our,” the “Company” and similar designations refer to VIDA Global Inc., a Delaware corporation.

VIDA GLOBAL INC.

Overview

VIDA Global Inc. is building the AI Agent Operating System for modern businesses (the “Vida Agent OS”). Our platform is designed to enable enterprises, service providers, software vendors, and entrepreneurs to deploy, govern, and manage production-grade AI agents across voice, messaging, email, and web. These agents connect to systems companies already rely on—such as phones, CRMs, ticketing tools, calendars, and billing systems—and are intended to perform work that often falls through the cracks, including recovering missed calls, qualifying leads, scheduling and confirming appointments, triaging support tickets, maintaining CRM accuracy, and initiating payments. For businesses, we believe these capabilities may help support faster response times, fewer dropped handoffs, and higher conversion and completion rates, although results vary by customer and use case.

Our mission is to make the AI-agent economy accessible to every business by equipping service and software providers with a platform for deploying and selling agents quickly and at scale. We focus on the “Business AI Agent” category—agents that are designed to operate within a company’s existing communication channels and systems of record to complete well-defined tasks such as answering inbound calls, responding to missed contacts, booking meetings, following up with prospects, and capturing payments.

We pursue a channel-first distribution strategy supplemented by targeted direct sales. We enable managed service providers (“MSPs”), IT solution providers, telecom advisors, technology agents, vertical software vendors, and UCaaS/CCaaS platforms to embed, resell, and operate Vida agents across their installed bases. These partners can manage many tenants from a single, secure, multi-tenant console and use branded options and pass-through billing to present agents as an integrated part of their existing offerings. At the same time, we maintain direct engagement with larger organizations that require hundreds of agents, deep integrations, and advanced governance and billing controls.

Our platform is designed to be omnichannel from the outset. Vida AI agents can handle inbound and outbound communication across voice, text messaging, email, and web chat, and are designed to work alongside a broad range of telephony systems, including SIP-based VoIP and PBX environments. Core workflows include inbound reception and routing, outbound lead follow-up with consent and retries, CRM summarization and tagging, appointment confirmations and reminders, and payment capture through customer-selected providers. Agents operate inside existing systems and are designed so that actions taken on behalf of the customer are recorded in the relevant systems of record with appropriate tags and attribution.

Under the surface, the Vida Agent OS brings together omnichannel I/O, AI model orchestration, policy and compliance controls, integrations with CRMs and other business systems, observability and auto-QA, usage-based billing, and embeddable interfaces and APIs. Turnkey connectors to schedulers, ticketing tools, and payments providers give agents the ability to read and write business data, while dashboards and tracing tools allow partners and customers to monitor throughput, conversion rates, and quality at the agent, tenant, and brand levels. Branded UIs, APIs, and billing integrations are intended to help partners commercialize agents as part of their existing product and service lines.

2

We operate in a nascent and rapidly evolving industry. We are building toward a long-term shift from software that people operate to software that operates on their behalf. We believe that this transition—from screen-based, seat-priced applications to agentic, outcome-aligned systems—will require safe orchestration, reliable integrations with systems of record, and distribution models that reach businesses through the vendors they already trust. Our limited operating history at the scale and scope contemplated by this offering, together with the early stage of the Business AI Agent category, means that our business, unit economics, and growth trajectory are subject to significant uncertainty.

Our Solution

The Vida Agent OS is a cloud-based platform designed to enable partners and customers to deploy, manage, and scale AI agents in production without having to build and maintain their own underlying agent infrastructure. Our platform is structured around several core layers:

●	Omnichannel communications. Vida agents can initiate and receive conversations via phone, SMS, email, and web chat, and are designed to integrate with existing telephony infrastructure using SIP, VoIP, and PBX interfaces. This is intended to allow customers to introduce agents into the channels where their teams already operate, rather than adding separate tools that sit alongside their existing systems.
●	Security and compliance features. Our agents and telephony features are designed to support compliance and verification in regulated communication environments. For example, we support registration and verification flows through industry frameworks such as The Campaign Registry for messaging and STIR/SHAKEN caller ID attestation for voice, which are intended to help reduce spam classification and caller ID spoofing. We also incorporate consent, quiet-hours, and do-not-contact lists at the tenant level to help customers implement their own compliance policies, though we cannot guarantee full compliance in every deployment.
●	Integrations and tools. Our platform includes connectors to commonly used CRMs, schedulers, ticketing tools, and payment providers, enabling agents (when configured by customers) to read and update records, schedule meetings, open and route tickets, and, in some cases, accept payments through providers such as Stripe and Chargebee. These integrations are designed to make agents operationally useful from the outset, rather than requiring extensive custom development.
●	Observability and auto-QA. Vida provides tracing, analytics, and dashboards that surface key performance indicators such as volume, conversions, and completion quality across agents, tenants, and brands. Auto-QA capabilities flag conversations or tasks that fall outside of expected parameters, enabling operators to review and tune agent behavior.
●	Embeddable UIs and APIs. Prebuilt web components, management consoles, and APIs allow partners and software vendors to embed agent configuration and monitoring directly into their own products or customer portals. White-label support, including custom domains and branded dashboards, is intended to help partners present Vida-powered agents as a native part of their offerings.
●	Usage and billing constructs. We align pricing with usage and outcomes rather than seats. Our platform includes primitives for per-minute, per-message, and per-task metering, along with pass-through billing, SKU controls, and integrations with common billing providers. For many SaaS vendors and service providers, our platform access fee model and usage-based metering are intended to make it easier to launch agent-based offerings without re-architecting financial systems.

Collectively, these layers are designed to allow partners and customers to focus on configuring agent policies, prompts, and workflows for their verticals and use cases, while we handle much of the underlying complexity around communications infrastructure, model orchestration, and compliance-oriented tooling. We believe this combination can reduce time-to-value, improve completion rates, and lower the barrier to adopting AI agents at scale, although performance and outcomes will vary by customer, configuration, and use case.

3

Key Benefits of Our Platform

We believe the Vida Agent OS offers several key benefits to partners and customers:

●	Agents that work inside existing systems of record. Our agents are designed to operate within a customer’s existing CRMs, calendars, ticketing tools, and billing systems rather than requiring new front-office applications. This can reduce the need for replatforming and help keep data, reporting, and user access models consistent.
●	Omnichannel responsiveness and continuity. Vida agents can answer calls, respond to missed texts and emails, and maintain continuity across channels, handing off to humans with full transcripts and context so customers do not need to repeat themselves. We believe this can support faster response times and fewer dropped handoffs, subject to configuration and system capacity.
●	Channel-first distribution for partners. MSPs, telecom advisors, SaaS vendors, and other partners can manage many tenants from a single console, use white-label controls and pass-through billing, and embed agents directly in their offerings. We believe this model can help partners create new recurring revenue streams and differentiate their services, while expanding Vida’s reach into existing customer bases.
●	Usage-aligned economics. Because we price on usage and outcomes rather than seats, customers can start with small deployments, test agent workflows, and scale usage as agents prove their value and expand into additional processes and channels. This structure is intended to align cost more closely with utilization and measurable output, although actual economics will depend on specific deployments and contract terms.
●	Compliance-oriented design. Our support for STIR/SHAKEN, The Campaign Registry, consent management, quiet-hours policies, and tenant-level do-not-contact controls is intended to help customers implement their compliance strategies in regulated communication environments, including those subject to telephony and marketing rules. While these capabilities cannot guarantee compliance, we believe they make it easier for customers and partners to design and monitor compliant programs.
●	Platform-level observability and control. Our tracing, analytics, and auto-QA capabilities provide visibility into agent performance and quality, helping customers and partners identify issues and refine workflows. We believe visibility is a prerequisite for trust in AI systems, especially where they interact directly with end customers.

Our Market Opportunity

We participate in the emerging Business AI Agent market, which we define as software and related services that enable AI agents to perform business-critical tasks across communication channels and systems of record. Businesses increasingly expect more than software that records activity; they expect agentic systems that can autonomously perform work and advance workflows toward defined outcomes. This shift is occurring alongside a broader move from seat-based licensing to workload-driven architectures, but the transition can be complex due to misaligned per-seat pricing, the technical burden of multi-tenant orchestration and guardrails, and the regulatory requirements surrounding telephony, consent, and caller ID attestation.

Using third-party market data and our internal modeling, we size our addressable spend pool using a top-down approach based on outsourced customer service operations. Grand View Research estimates the global call and contact center outsourcing market at approximately $102.9 billion in 2025, growing to approximately $163.9 billion by 2030 (approximately 9.8% CAGR). Grand View Research also estimates the U.S. call and contact center outsourcing market at approximately $19.4 billion in 2024, growing to approximately $29.1 billion by 2030 (approximately 7% CAGR), and notes that the U.S. represented ~20% of the global market in 2024. We view this outsourced contact center spend (across voice, chat, email and other support modalities) as a relevant benchmark spend pool for business AI agents that automate and augment customer service operations.

We then layer an AI penetration factor to estimate the portion of this spend pool where generative AI and agentic automation are being deployed. Deloitte Digital’s 2024 Global Contact Center Survey reports 15% of contact centers were currently using GenAI, with an additional 26% planning to use it in 2024 and 42% planning to use it in 2025 (and 1 in 6 contact centers having deployed GenAI capabilities). Gartner has similarly predicted that by 2025, 80% of customer service and support organizations will be applying generative AI technology in some form to improve productivity and customer experience. Our estimates are based on third-party information and our internal assumptions (including how adoption translates into AI-enabled spend), have not been independently verified, and involve significant uncertainty; they are not predictions or forecasts of our future revenue.

4

We believe that our channel-led approach—reaching customers through existing providers and integrating agents directly into current systems—positions us to benefit if this category develops as we expect. Our platform is designed to address key adoption barriers by providing omnichannel communications, prebuilt integrations, compliance-oriented controls, and packaging aligned to usage and outcomes. However, market adoption may be slower, smaller, or materially different than we expect; competitive technologies could redefine the category; customer preferences may evolve; and our business may not grow at similar rates even if the category expands.

If adoption grows slower than we anticipate, if customers do not view our solutions as compelling or necessary, or if alternative approaches—including bundled offerings from larger platforms or in-house builds by enterprises—become preferred, our growth, revenue, and unit economics could be materially and adversely affected.

Our Growth Strategies

We intend to pursue a number of strategies to grow our business, expand our platform, and deepen our relationships with partners and customers, including:

●	Expand our channel-led distribution network. We plan to continue recruiting and enabling MSPs, IT solution providers, telecom advisors, technology agents, vertical SaaS vendors, and UCaaS/CCaaS platforms to embed and resell Vida agents across their customer bases. Based on industry sources and our internal analysis, we believe our addressable channel base includes tens of thousands of MSPs and IT solution providers, thousands of technology advisors and telecom agents, and several thousand SMB-focused and vertical SaaS vendors, as well as hundreds of UCaaS/CCaaS platforms worldwide, though only a portion of these potential partners may adopt our platform.
●	Deepen penetration within existing partners and customers. For current partners and end customers, we intend to broaden the use of Vida agents across additional workflows, departments, and communication channels, introduce new agent templates tailored to specific verticals, and encourage adoption of advanced features such as analytics, compliance add-ons, and multi-tenant administration tools. We believe that, over time, this land-and-expand motion can increase usage and recurring revenue per relationship, though there is no guarantee we will achieve these outcomes.
●	Focus on three core target markets. Our sales, marketing, and partner outreach efforts are organized around software vendors, telecom and managed service providers, and enterprises and mid-market customers. Software vendors can embed agents as native features for their installed bases and meter end-customer usage through pass-through billing; telecom and managed service providers can roll out white-label agents across multiple tenants as part of their managed services; and larger enterprises and mid-market customers can adopt a platform tier sized to their footprint and expand usage over time.
●	Invest in product innovation, reliability, and compliance. We expect to continue investing in the underlying capabilities of the Vida Agent OS, including multi-model orchestration, integrations, security and privacy controls, observability and auto-QA, and management tools that support partner-centric, multi-tenant deployments. We also intend to adapt to evolving AI, communications, and privacy regulations by enhancing our compliance-oriented features and documentation, although we cannot predict how regulatory frameworks will evolve or whether our efforts will be sufficient in all cases.
●	Selective expansion into new segments and geographies. Over time, and subject to customer demand, regulatory considerations, and available resources, we may explore expansion into additional verticals, use cases, and international markets where our channel-led model and platform capabilities are well suited. Any such expansion would involve additional costs and risks, and there can be no assurance that we will successfully execute on these opportunities.

Executing these strategies will require continued investment in our platform, go-to-market capabilities, and personnel. We may also evaluate strategic partnerships, product collaborations, or other corporate transactions that we believe could accelerate adoption of the Vida Agent OS, though we have no present commitments to do so.

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Risks Associated with our Business

Investing in our securities involves a high degree of risk. Before you participate in this offering, you should carefully consider all of the information contained in this prospectus, including the information set forth under the heading “Risk Factors.” Some of the more significant risks include the following:

Risks Related to Our Business and Industry

●	We have a limited operating history with an evolving business focused on AI agents, which makes it difficult to evaluate our prospects, plan for future operations, and forecast our results.
●	Our use and provision of AI-powered solutions could lead to operational or reputational damage, competitive harm, legal and regulatory risk and additional costs.
●	Our business depends on our ability to attract new customers and on existing customers continuing and expanding their use of our AI agent platform; if we fail to do so, our growth prospects, operating results, and financial condition could be adversely affected.
●	We derive substantially all of our revenue from our AI Agent Operating System and platform, and our business, financial condition, and results of operations would be adversely affected if this platform fails to achieve or maintain market acceptance.
●	Our revenue model is primarily usage-based and tied to minutes, messages, and completed actions, which may cause significant variability in our results of operations and cash flows.
●	Our partner-led distribution strategy may not perform as expected; we may fail to attract, enable, and retain managed service providers, telecom advisors, UCaaS/CCaaS platforms, and vertical SaaS vendors at the pace and scale we anticipate.
●	Our operating results could be materially and adversely affected if we lose any of our largest customers.
●	We may experience long and variable sales and activation cycles, including embedded launches through vendor partners, which require upfront investments with uncertain payback.
●	Our software is complex and may not perform as intended for all customers and partners, particularly at scale across many tenants and real-time channels.
●	We rely on third-party technologies and service providers for models, speech, telephony, cloud infrastructure, and payments. Disruptions, terminations, price increases, or unfavorable terms could harm our platform functionality, costs, and customer experience.
●	If our performance metrics, illustrative case studies, or internal concepts such as “Return on AI” are inaccurate, inconsistent, or misunderstood, our ability to manage the business and investor expectations may be adversely affected.
●	We depend on a small number of rapidly evolving foundation model providers, whose technology, safety choices, and business terms we do not control.
●	Our use of LLMs exposes us to emerging attack vectors such as prompt injection, model “jailbreaking,” and adversarial inputs that may circumvent existing security and compliance controls.

Risks Related to Technology, Security, and Privacy

●	A security breach or unauthorized access to our systems or those of our third-party service providers could result in the loss, compromise, or unauthorized disclosure of customer data, harm our reputation, and subject us to significant liability and regulatory scrutiny.
●	If we fail to obtain, maintain, or timely remediate issues identified in security and compliance audits or certifications, including SOC 2, our reputation could be harmed and we could lose customers or be unable to win new business.

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●	We rely on our own AI Agent Operating System and AI agents to operate important aspects of our business, which may increase our exposure to operational, compliance, and reputational risks.

Risks Related to Intellectual Property

●	We may be sued by third parties for alleged infringement of their proprietary rights, which could adversely affect our business, results of operations and financial condition.
●	We could incur substantial costs in protecting or defending our intellectual property rights, and any failure to protect our intellectual property could adversely affect our business, results of operations and financial condition.

Risks Related to Legal and Regulatory Matters

●	We are subject to the U.S. Foreign Corruption Practices Act, or FCPA, and similar anti-corruption, anti-bribery, and similar laws, and non-compliance with such laws can subject us to criminal or civil liability and harm our business, financial condition and results of operations.

Risks Related to Tax Matters

●	Our ability to use our net operating loss carryforwards to offset future taxable income may be subject to certain limitations.

Risks Related to Our Initial Public Offering and Ownership of Our Class A Common Stock

●	No public market for our Class A common stock currently exists, an active trading market for our Class A common stock may never develop or be sustained, and the initial public offering price may not be indicative of the market price of our Class A common stock following the offering.
●	We will be a “controlled company” within the meaning of the NYSE American rules upon the initial public offering because our founders will beneficially own more than 50% of the voting power of our outstanding voting securities.
●	Our directors, officers and principal stockholders have significant voting power and may take actions that may not be in the best interests of our other stockholders.
●	The market price of our Class A common stock may be volatile and may decline regardless of our operating performance, which could result in the loss of all or part of your investment.
●	Future sales of substantial amounts of our Class A common stock in the public markets, or the perception that they might occur, could cause the market price of our Class A common stock to decline.
●	We are an “emerging growth company” and a “smaller reporting company” and the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies may make our Class A common stock less attractive to investors.
●	We will incur significant increased costs and demands on management resources as a result of operating as a public company.
●	If you purchase shares of our Class A common stock in this offering, you will incur immediate and substantial dilution, and additional issuances of equity securities may further dilute you.
●	Our charter documents and Delaware law could delay or prevent a change in control that stockholders may consider favorable and may limit your ability to influence corporate matters.
●	We may need additional capital in the future, and any such financing may result in dilution to stockholders or impose operational or financial restrictions on us.
●	We have identified a material weakness in our internal control over financial reporting, and we may not be able to successfully implement remedial measures.

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Corporate Information

We were incorporated under the laws of the State of Delaware on March 11, 2022, under the name VIDA Global Inc. Our principal executive offices are located at 12160 W Parmer Ln, Ste 130-716, Cedar Park, TX 78613. Our telephone number is (833) 588-8432, and our website address is https://vida.io/. The information contained on, or that can be accessed through, our website is not incorporated by reference in this prospectus and does not form a part of this prospectus. You should not consider information contained on our website to be part of this prospectus in deciding whether to purchase our securities.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take, and intend to take, advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the completion of this offering, (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common equity securities held by non-affiliates was $700.0 million or more as of the last business day of the second fiscal quarter of such year or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we may adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-public companies instead of the dates required for other public companies.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common equity securities held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common equity securities held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.

Stock Split

Our board of directors and the holders of outstanding shares of our capital stock entitled to vote thereon have approved a stock split of our issued and outstanding shares of common stock at a ratio of 3.57-for-1, to be effective immediately prior to the effective date of the registration statement of which this prospectus forms a part. No fractional shares of common stock will be issued in connection with the stock split, and all such fractional interests will be rounded up to the nearest whole number. Issued and outstanding stock options and warrants will be split on the same basis and exercise prices will be adjusted accordingly. Unless noted otherwise, all information presented in this prospectus assumes that the 3.57-for-1 stock split of our outstanding shares of common stock, stock options and warrants has occurred.

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THE OFFERING

Issuer	VIDA Global Inc.

Class A common stock offered by us	3,333,334 shares.

Option to purchase additional shares of Class A common stock offered by us	We have granted the underwriters a 30-day over-allotment option to purchase up to 500,000 additional shares of Class A common stock from us as described under the heading “Underwriting.”

Class A common stock to be outstanding immediately after this offering	8,427,364 shares (or 8,927,364 shares if the underwriters exercise their over-allotment option in full).

Class B common stock to be outstanding immediately after this offering	5,426,402 shares.

Total Class A common stock and Class B common stock to be outstanding immediately after this offering	13,853,766 shares (or 14,353,766 shares if the underwriters exercise their over-allotment option in full).

Use of proceeds

We estimate that our net proceeds from this offering will be approximately $13.3 million (or approximately $15.5 million if the underwriters exercise their over-allotment option in full) at an assumed initial public offering price of $4.75 per share of Class A common stock, which is the midpoint of the estimated offering price range set forth on the cover page of this prospectus, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds for general corporate purposes, including working capital and operating expenses. We may also use a portion of the net proceeds to acquire or invest in businesses, products, services or technologies. However, we do not have binding agreements or commitments for any material acquisitions or investments at this time. See “Use of Proceeds” for additional information.

Voting Rights

Upon completion of this offering, we will have two classes of common stock: Class A common stock and Class B common stock. Each share of Class A common stock is entitled to one vote per share. Each share of Class B common stock is entitled to 10 votes per share, is convertible at any time into one share of Class A common stock, and is subject to mandatory conversion upon the occurrence of certain events, as further described in “Description of Capital Stock.”

Holders of our Class A common stock and Class B common stock will generally vote together as a single class, unless otherwise required by law or our second amended and restated certificate of incorporation that will be in effect immediately prior to the closing of this offering. The holders of our outstanding Class B common stock will hold approximately 39.2% of our outstanding shares and control approximately 86.6% of the voting power of our outstanding shares following the completion of this offering, or approximately 37.8% of our outstanding shares and control approximately 85.9% of the voting power of our outstanding shares if the underwriters’ option to purchase additional shares of our Class A common stock is exercised in full, and will have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of our directors and the approval of any change in control transaction. See the sections titled “Principal Stockholders” and “Description of Capital Stock” for additional information.

Upon completion of this offering, our executive officers, directors, and stockholders holding more than 5% of our outstanding shares, together with their affiliates, will beneficially own, in the aggregate, approximately 67.36% of our outstanding shares and control approximately 92.8% of the voting power of our outstanding shares, or approximately 65.0% of our outstanding shares and control approximately 92.1% of the voting power of our outstanding shares if the underwriters’ option to purchase additional shares of our Class A common stock is exercised in full.

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Representative’s Warrants	Upon the closing of this offering, we will issue to The Benchmark Company, LLC (“Benchmark”), as representative of the underwriters, warrants entitling Benchmark or their designees to purchase up to five percent (5%) of the aggregate number of shares of our Class A common stock that we issue to investors in this offering, including any shares of Class A common stock that we will issue to investors in this offering to the extent that the underwriters exercise their over-allotment option. The warrants will be exercisable for a four-and-one-half-year period commencing six months following the closing of this offering. The warrants will have an exercise price per share equal to 120% of the public offering price of our shares of Class A common stock offered hereby. See “Underwriting — Representative’s Warrants.”

Listing	We intend to apply to list our Class A common stock on NYSE American the under the symbol “VIDA”. We will not proceed with this offering in the event the Class A common stock is not approved for listing on NYSE American.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” for a discussion of risks you should carefully consider before deciding to invest in our securities.

Lock-Up	In connection with this offering, we, all of our directors and executive officers, and holders of substantially all of our common stock have agreed not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities for a period of six (6) months following the closing of the offering of the shares. See “Underwriting” for additional information.

The number of shares of our Class A common stock and Class B common stock to be outstanding immediately after completion of this offering is based on 5,094,030 shares of our Class A common stock and 5,426,402 shares of our Class B common stock outstanding as of March 31, 2026 and excludes as of such date:

●	1,264,105 shares of Class A common stock reserved for future grant or issuance under our 2026 Plan (as defined below), which shares will automatically increase each year, as more fully described in “Executive and Director Compensation;”
●	711,751 shares of Class A common stock issuable upon exercise of options outstanding, having a weighted-average exercise price of $0.23 per share;
●	893,401 shares of Class A common stock issuable upon exercise of warrants outstanding, having a weighted-average exercise price of $0.0028 per share; and

Unless otherwise indicated or the context otherwise requires, all information in this prospectus assumes or gives effect to:

●	no exercise or termination of outstanding options or warrants after March 31, 2026;
●	the filing and effectiveness of our second amended and restated certificate of incorporation in Delaware and the adoption of our amended and restated bylaws immediately prior to the closing of this offering, the reclassification of certain of our outstanding common stock as Class B common stock, the conversion of shares of our Series Seed-1, Series Seed-2 and Series A preferred stock to Class A common stock, and a 3.57-for-1 stock split that will be effected immediately prior to the effectiveness of the registration statement of which this prospectus forms a part; and
●	no exercise of the underwriters’ over-allotment option to purchase additional shares of our Class A common stock.

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SUMMARY FINANCIAL DATA

The summary statements of operations data for the years ended December 31, 2025 and 2024 and the selected balance sheet data as of December 31, 2025 have been derived from our audited financial statements included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results to be expected for any other period in the future. You should read the financial data set forth below in conjunction with our financial statements and the accompanying notes, the information in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information contained elsewhere in this prospectus.

Statements of Operations

For the Years Ended December 31, 2025 and 2024

	2025	2024
Revenue	$551,383	$14,402
Operating Expenses:
Cost of revenue – exclusive of amortization	465,075	242,233
Amortization and depreciation	524,320	385,463
Sales and marketing	723,999	303,925
General and administrative	1,714,091	359,662
Total Operating Expenses	3,427,485	1,291,283
Operating Loss	(2,876,102)	(1,276,881)
Other Income (Expense)
Realized gain on bitcoin	174,828	1,077
Unrealized gain (loss) on bitcoin	(196,529)	533,326
Total Other Income (Expense)	(21,701)	534,403
Net Loss	$(2,897,803)	$(742,478)

Basic loss per common share:(1)
Net loss per share	$(2.76)	$(1.05)
Weighted average common shares outstanding	1,049,148	707,305

Diluted loss per common share:(1)
Net loss per share	$(2.76)	$(1.05)
Weighted average common shares outstanding	1,049,148	707,305

(1) See Note 7 to our financial statements included elsewhere in this prospectus for an explanation of the calculation of our basic and diluted net income (loss) attributable to common stockholders.

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	As of December 31, 2025
	Actual	Pro Forma(1)	Pro Forma As Adjusted(2)(3)
Balance Sheet Data:
Cash	$2,317,761	$2,317,761	$15,584,431
Bitcoin	1,023,306	1,023,306	1,023,306
Capitalized software costs, net	2,362,313	2,362,313	2,362,313
Total Assets	$6,146,339	$6,146,339	$19,613,009
Deferred revenue	29,440	29,440	29,440
Total Liabilities	321,596	321,596	321,596
Preferred stock	1,243	0	0
Additional paid-in capital	10,408,925	10,401,815	23,665,162
Accumulated deficit	(4,586,845)	(4,586,845)	(4,586,845)
Total Stockholders’ Equity	5,824,843	5,824,843	19,091,513

(1) The pro forma column above reflects (i) the filing and effectiveness of our second amended and restated certificate of incorporation in Delaware immediately prior to the closing of this offering, (ii) the reclassification of certain of our outstanding common stock as Class B common stock, (iii) the conversion of shares of our Series Seed-1, Series Seed-2 and Series A preferred stock to Class A common stock and (iv) the 3.57-for-1 stock split that will be effected immediately prior to the effectiveness of the registration statement of which this prospectus forms a part, as if such events had occurred on December 31, 2025.

(2) The pro forma as adjusted column above gives effect to (i) the pro forma adjustments set forth in footnote (1) above and (ii) the issuance and sale by us of shares of Class A common stock in this offering at an assumed initial public offering price of $4.75 per share of Class A common stock, which is the midpoint of the estimated offering price range set forth on the cover page of this prospectus, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

(3) Each $1.00 increase (decrease) in the assumed initial public offering price of $4.75 per share, which is the midpoint of the offering price range set forth on the cover page of this prospectus, would increase (decrease) our pro forma as adjusted cash and bitcoin, capitalized software costs, net, total assets, additional paid-in capital, and total stockholders’ equity by approximately $3.1 million, assuming that the number of shares of our Class A common stock offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, an increase (decrease) of 1.0 million shares in the number of shares offered by us would increase (decrease) the amount of our pro forma as adjusted cash, cash and bitcoin, capitalized software costs, net, total assets, additional paid-in capital, and total stockholders’ equity by approximately $4.4 million, assuming the assumed initial public offering price of $4.75 per share, which is the midpoint of the offering price range set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Pro forma adjustments in the footnotes above and the related information in the balance sheet data are illustrative only and may differ from actual amounts based on, among other things, the actual initial public offering price and other terms of this offering determined at pricing.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors, as well as all of the other information contained in this prospectus, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements and related notes thereto included elsewhere in this prospectus, before deciding to invest in our securities. The occurrence of any of the following risks could materially and adversely affect our business, strategies, prospects, financial condition, results of operations and cash flows. In such case, the market price of our securities could decline and you could lose all or part of your investment. The risks and uncertainties described below are not intended to be exhaustive and are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including those described below.

Risks Related to Our Business and Industry

We have a limited operating history with an evolving business focused on AI agents, which makes it difficult to evaluate our prospects, plan for future operations, and forecast our results.

We are building the AI Agent Operating System for modern business, and our platform, go-to-market, and unit economics are in early stages of development and commercialization. While initial deployments and partner launches demonstrate product-market fit and usage traction, our limited operating history at the scale, scope, and complexity contemplated by this offering limits the availability of historical data from which to evaluate our business, model future growth, or predict demand cycles for agent-based, usage-driven offerings. Our ability to forecast revenue, gross margins, operating expenses, and cash flows is subject to significant uncertainty, including the pace of partner adoption, the timing of embedded launches, variability in end-customer usage, and external macroeconomic conditions. In addition, we operate in a nascent industry, which subjects our business to greater risks and uncertainties than if we operated in a mature industry. If our assumptions regarding these uncertainties are incorrect or change, or if we do not address these risks successfully, our business, financial condition, results of operations, and prospects could be adversely affected.

Our use and provision of AI-powered solutions could lead to operational or reputational damage, competitive harm, legal and regulatory risk and additional costs.

Use and provision of AI, including generative AI, is a core part of our business, both in terms of the services we offer and how we operate. The use of generative AI, a relatively new and emerging technology in the early stages of commercial use, exposes us to additional potential risks, such as damage to our reputation, competitive position and business, legal and regulatory risks and additional costs. For example, generative AI has been known to produce false or “hallucinatory” inferences or output, and certain generative AI uses machine learning and predictive analytics, which can create inaccurate, incomplete or misleading output, unintended biases and other discriminatory or unexpected results, errors or inadequacies, any of which may not be easily detectable. Accordingly, while AI-powered applications may help provide more tailored or personalized user experiences, if the content, analyses or recommendations that AI-powered solutions assist in producing our products and services are, or are perceived to be, deficient, inaccurate, biased, unethical or otherwise flawed, our reputation, competitive position and business may be materially and adversely affected.

Additionally, if any of our employees, contractors, vendors or service providers use any third-party AI-powered software in connection with our services, it may lead to the inadvertent disclosure of our confidential information, including inadvertent disclosure of our confidential information into publicly available third-party training sets, which may impact our ability to realize the benefit of, or adequately maintain, protect and enforce our intellectual property or confidential information, harming our competitive position and business. Our ability to mitigate risks associated with disclosure of our confidential information, including in connection with AI-powered software, will depend on our implementation, maintenance, monitoring and enforcement of appropriate technical and administrative safeguards, policies and procedures governing the use of AI in our business.

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Additionally, any content created by us using generative AI tools may not be subject to copyright protection which may adversely affect our intellectual property rights in, or ability to commercialize or use, any such content. In the United States, a number of civil lawsuits have been initiated related to the foregoing and other concerns, the outcome of any one of which may, among other things, require us to limit the ways in which we use AI in our business and may affect our ability to develop our AI-powered platform innovations and features. For example, the output produced by generative AI tools may include information subject to certain rights of publicity or privacy laws or constitute an unauthorized derivative work of the copyrighted material used in training the underlying AI model, any of which could also create a risk of liability for us, or adversely affect our business or operations. In addition, the use of AI has resulted in, and may in the future result in, cybersecurity breaches or incidents that implicate the personal data of users of AI-powered applications. To the extent that we do not have sufficient rights to use the data or other material or content used in or produced by the generative AI tools used in our business, or if we experience cybersecurity breaches or incidents in connection with our use of AI, it could adversely affect our reputation and expose us to legal liability or regulatory risk, including with respect to third-party intellectual property, privacy, publicity, contractual or other rights.

Further, our competitors or other third parties may incorporate AI into their products more quickly or more successfully than us, which could impair our ability to compete effectively. As the utilization of AI becomes more prevalent, we anticipate that it will continue to present new or unanticipated ethical, reputational, technical, operational, legal, competitive and regulatory issues, among others. We expect that such utilization of AI will require additional resources, including the incurrence of additional costs, to develop and maintain our platform offerings, services and features to minimize potentially harmful or unintended consequences, to comply with applicable and emerging laws and regulations, to maintain or extend our competitive position and to address any ethical, reputational, technical, operational, legal, competitive or regulatory issues which may arise as a result of any of the foregoing. As a result, the challenges presented with our use of AI could adversely affect our business, financial condition and results of operations.

Regulatory and legislative developments related to the use of AI could adversely affect our use and provision of AI-powered solutions in our products, services and business.

As the regulatory framework for machine learning technology, generative AI and automated decision making evolves, our business, financial condition and results of operations may be adversely affected. The regulatory framework for AI and similar technologies, and automated decision making, is changing rapidly and subject to ongoing challenges at the federal and state levels. It is possible that new laws, executive orders, and regulations will be adopted in the United States and in non-U.S. jurisdictions, or that existing laws, orders, and regulations may be interpreted in ways that would affect our use and provision of AI-powered solutions in our products, services and business. We may not be able to adequately anticipate or respond to these evolving laws and regulations, and we may need to expend additional resources to adjust our offerings in certain jurisdictions if applicable legal frameworks are inconsistent across jurisdictions. In addition, because these technologies are themselves highly complex and rapidly developing, it is not possible to predict all of the legal or regulatory risks that may arise relating to our use of such technologies. Further, the cost to comply with such laws or regulations could be significant and would increase our operating expenses, which could adversely affect our business, financial condition and results of operations.

For example, in Europe, the European Parliament formally enacted the European Union’s Artificial Intelligence Act (the “AI Act”). The AI Act establishes, among other things, a risk-based governance framework for regulating AI systems operating in the European Union. This framework seeks to categorize AI systems, based on the risks associated with such AI systems’ intended purposes, as creating unacceptable or high risks, with all other AI systems being considered low risk. While the AI Act has only recently been enacted, there is a risk that our current or future AI-powered software or applications may obligate us to comply with the applicable requirements of the AI Act, which may impose additional costs on us, increase our risk of liability or adversely affect our business. For example, the AI Act would prohibit certain uses of AI systems and place numerous obligations on providers and deployers of permitted AI systems, with heightened requirements based on AI systems that are considered high risk. This regulatory framework is expected to have a material impact on the way AI is regulated in the European Union and beyond, and, together with developing regulatory guidance and judicial decisions in this area, may affect our use of AI and our ability to provide and to improve our services, require additional compliance measures and changes to our operations and processes, result in increased compliance costs and potential increases in civil claims against us and could adversely affect our business, financial condition and results of operations. Further, on December 11, 2025, the Trump Administration issued an Executive Order titled “Ensuring a National Policy Framework for Artificial Intelligence” (the “AI-EO”). The AI-EO seeks to streamline state-level regulations under a unified federal framework; however, state attorneys general are expected to challenge its preemptive effect.

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The market in which we operate is highly competitive and rapidly changing and we may be unable to compete successfully.

There are several companies that develop or may develop products that compete in the AI Agent market. The market for our products and technologies is characterized by intense competition, evolving industry and regulatory standards, emerging business and distribution models, disruptive software technology developments, short product and service life cycles, price sensitivity on the part of customers, and frequent new product introductions, including alternatives to certain of our products from other vendors which may be offered at significantly lower costs, as loss leaders to a larger technology platform, or free of charge. Current and potential competitors have established, or may establish, cooperative relationships among themselves or with third parties to increase the ability of their technologies to address the needs of our current and prospective customers. Furthermore, current or prospective customers may decide to develop competing products or to establish, strategic relationships with our competitors.

Competition in the AI Agent market could adversely affect our operating results by reducing the volume of the products and technologies we license or sell, the prices we can charge or our obligations to incur expenses or capital costs associated with the development, acquisition or promotion of new products or technologies. Some of our current or potential competitors are large technology companies that have significantly greater financial, technical and marketing resources than we do, and others may possess specialized expertise or proprietary technologies and may have greater price flexibility than we do in connection with their business models. These competitors may be able to respond more rapidly than we can to new or emerging technologies or changes in customer requirements, or may decide to offer products at low or unsustainable cost to win new business or to retain their existing clients. They may also devote greater resources to the development, promotion and sale of their products than we do, and in certain cases may be able to include or combine their competitive products or technologies with other of their products or technologies in a manner whereby the competitive functionality is available at lower cost or free of charge within the larger offering. To the extent they do so, the penetration of our products, and therefore our revenue, may be adversely affected. Our large competitors may also have greater access to customer data, which provides them with a competitive advantage in developing new products and technologies. Our success depends substantially upon our ability to enhance our products and technologies, to develop and introduce, on a timely and cost-effective basis, new products and technologies that meet changing customer requirements and incorporate technological enhancements, and to maintain our alignment with the technologies and market strategies of our customers, which change and advance over time. If we are unable to develop new products and enhance functionalities or technologies to adapt to these changes and maintain our alignment with our customers, our business will suffer.

Our business depends on our ability to attract new customers and on existing customers continuing and expanding their use of our AI agent platform; if we fail to do so, our growth prospects, operating results, and financial condition could be adversely affected.

Our future success depends in large part on our ability to attract new customers—including software vendors, managed service providers, and end businesses—and to retain and expand our relationships with existing customers. The market for AI agent operating systems is rapidly evolving, and our ability to grow revenue and achieve profitability is directly tied to the adoption and increased usage of our platform by both new and existing customers.

We face significant challenges in attracting new customers. Many businesses, particularly small and medium-sized enterprises (SMEs), have expressed low confidence in deploying new technologies such as AI agents without expert support. If we are unable to effectively communicate the value proposition of our platform, demonstrate measurable outcomes, or provide sufficient onboarding and support, potential customers may choose not to adopt our solutions or may select competing products.

In addition, our business model relies on existing customers expanding their use of our platform over time, including by increasing the number of agents deployed, adopting additional workflows, or utilizing new features and integrations. If our customers do not perceive sufficient value in our platform, encounter technical or operational challenges, or are dissatisfied with the performance, reliability, or compliance features of our solutions, they may reduce their usage, fail to expand adoption, or discontinue use altogether. This risk is heightened by the usage-based nature of our pricing, which ties our revenue to operational volumes such as minutes, messages, and completed actions, rather than to fixed seat licenses.

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Customer attrition or contraction in usage could result from a variety of factors, including changes in customer business needs, budget constraints, increased competition, integration or technical issues, regulatory changes, or dissatisfaction with our platform’s features or support. In addition, our reliance on channel partners such as software vendors and service providers to distribute and embed our platform means that our ability to attract and retain end customers is also dependent on the continued engagement and success of these partners.

If we are unable to attract new customers, or if our existing customers do not continue or expand their use of our platform, our revenue growth may slow or decline, our operating results could be adversely affected, and we may be unable to achieve or maintain profitability. These risks could materially and adversely impact our business, financial condition, and results of operations.

We derive substantially all of our revenue from our AI Agent Operating System and platform, and our business, financial condition, and results of operations would be adversely affected if this platform fails to achieve or maintain market acceptance.

Our business is highly dependent on the success and continued market acceptance of our AI Agent Operating System and related platform offerings. Substantially all of our revenue to date has been generated from customers’ use of this platform, including its core runtime, orchestration, integrations, and associated features. As a result, our future growth and financial performance are closely tied to the continued adoption, usage, and expansion of our AI Agent Operating System by new and existing customers.

If our platform fails to achieve widespread adoption or loses market acceptance for any reason—including technological advancements by competitors, changes in customer preferences, perceived lack of value, reliability or compliance concerns, or the emergence of alternative solutions—our ability to generate revenue would be materially and adversely affected. In addition, our reliance on a single platform offering exposes us to risks associated with product defects, security vulnerabilities, regulatory changes, or shifts in industry standards that could negatively impact customer satisfaction or limit our ability to deliver our services.

Our concentration of revenue from a single platform also limits our ability to offset declines in demand or usage with other products or services. If we are unable to successfully enhance our platform, introduce new features or complementary offerings, or adapt to evolving market requirements, our customers may reduce their usage, fail to renew or expand their subscriptions, or discontinue use of our platform altogether. Any such developments could result in reduced revenue, increased customer churn, and harm to our reputation and competitive position.

Accordingly, any factor that adversely affects demand for, or the market acceptance of, our AI Agent Operating System and platform could have a material adverse effect on our business, financial condition, and results of operations.

Adverse conditions in the AI Agent markets in which we operate or the global economy more generally could have adverse effects on our results of our operations.

Our business depends on, and is directly affected by, demand for AI-powered software, communications and customer-operations platforms, and related services. In particular, our results are influenced by the health of the markets for AI agents and automation, unified communications and contact center solutions, and the broader business software ecosystem into which our platform integrates. Any significant adverse change in any of these markets, or in the global economy more generally, including a downturn in IT and AI spending or in the sectors where our partners and end customers operate (such as home services, logistics, healthcare, and appointment-driven services), may reduce usage of our platform, slow customer or partner adoption, or lead to contract renegotiations or cancellations.

Adverse macroeconomic conditions—including inflation, rising interest rates, bank instability, geopolitical conflict, labor market disruptions, or recession—may cause our customers or partners to reduce budgets, delay or cancel projects, or prioritize other investments over AI agents. Customers may also become unwilling or unable to pay invoices when due, or may seek more favorable pricing and commercial terms, which could reduce our revenue and margins. If one or more significant customers or partners were to experience financial distress or bankruptcy, we could experience reduced usage or non-payment for services already delivered. Any of these developments could materially and adversely affect our business, results of operations, and financial condition.

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Our revenue model is primarily usage-based and tied to minutes, messages, and completed actions, which may cause significant variability in our results of operations and cash flows.

Unlike traditional seat-based software models, our packaging and pricing are primarily aligned to consumption and outcomes—such as tokens, voice minutes, messages, email volume, and completed actions like scheduled appointments or collected payments—across voice, messaging, email, and web channels. As a result, our revenue and gross margins can fluctuate with end-customer activity levels and increased service productivity, including seasonality and cyclicality in the verticals we serve (for example, home services, logistics, retail, and healthcare enrollment windows), campaign intensity and marketing spend by our customers and partners, partner release and commercialization cadence for embedded Vida agents, and carrier, consent, or other communications policy changes.

Many of our costs, including personnel, cloud infrastructure commitments, compliance programs, and core administrative expenses, are relatively fixed in the near term and require time to adjust, which may result in margins and cash flows that differ from expectations if usage falls below forecast in a particular period. Delays in partner launches, slower-than-expected usage ramp within installed bases, or changes in customer or partner procurement cycles could materially affect our quarterly and annual results of operations.

Our growth depends on market adoption of AI agents delivered within existing systems of record; if agent-based software does not achieve widespread adoption or develops more slowly than we expect, our business may not grow as anticipated.

The market for omnichannel, outcome-driven AI agents embedded in business software is relatively new and characterized by rapid technological change, evolving standards, and uncertain customer acceptance. While we believe there is a significant potential market for our products and services, our estimates and assumptions may prove inaccurate. Businesses may delay or reduce adoption due to perceived risks, unclear return on investment, regulatory uncertainty in communications and privacy, or satisfaction with legacy processes and seat-based software. Customers and partners may prefer incumbent seat-based solutions, in-house builds, or vendors that bundle AI features within broader UCaaS/CCaaS suites. Prospective customers may choose to build in-house, adopt alternative platforms, or defer investments given macroeconomic uncertainty.

In addition, market education may take longer than expected, particularly where customers have entrenched investments in contact-center suites, bespoke integrations, or manual workflows that they perceive as adequate. Market opportunity estimates and growth forecasts, including those we reference, are subject to significant uncertainty and may prove inaccurate. Even if the markets in which we compete achieve forecasted growth, we may fail to capture opportunities due to competition, perceived value, compliance concerns, pricing, or inability to execute partner motions at the speed and scale required. Adoption curves may vary by vertical and geography, and early pilots may not translate into broad production usage. Even when adoption occurs, customers may limit deployments to narrow use cases, cap usage, or require extensive proofs of value that extend sales cycles and increase pre-sales costs. Standards and best practices for responsible AI and automated interactions are still evolving; changes in carrier policies, privacy regimes, or emerging AI frameworks could add friction, increase compliance costs, or constrain certain automation patterns. If adoption grows slower than we expect, if customers do not view our solutions as compelling or necessary, or if competitive technologies redefine the market, our growth, revenue, and unit economics could be materially and adversely affected.

We face intense competition from UCaaS/CCaaS platforms, no-code agent builders, developer-first APIs, white-label voice agent platforms, and in-house solutions.

We compete in a rapidly evolving landscape that includes (1) unified communications as a service (UCaaS) and contact center as a service (CCaaS) platforms that increasingly bundle AI features such as virtual agents, summaries, and agent assist; (2) no-code or low-code voice and messaging agent builders; (3) developer-first APIs and components for models, speech, telephony, and orchestration; (4) partner and white-label AI voice agent platforms that target resellers and agencies; and (5) enterprises and software vendors that build agent stacks in-house. Many of these current or potential competitors have significantly greater financial, technical, and marketing resources, larger sales organizations, broader product portfolios, deeper relationships with customers and partners, and more extensive access to data than we do.

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They may devote greater resources to the development, promotion, and sale of competing products and services, respond more quickly to new technologies or customer requirements, or bundle AI features into existing offerings at a lower price or no additional charge. Some competitors may also control key channel relationships or own systems of record into which agents are embedded, which could enable them to restrict or discourage the use of competing platforms such as ours. In addition, customers and partners may choose to build their own solutions using APIs and open-source tools, or may prefer to purchase AI features from existing UCaaS, CCaaS, or CRM providers, which can limit our ability to win or retain business.

Consolidation among larger vendors or component suppliers (such as LLM, speech, or communications providers) could accelerate competing product roadmaps, compress pricing, or limit our access to critical technologies. If we are unable to differentiate our platform—particularly our embedded integrations with systems of record, partner-centric multi-tenant tooling, compliance-first design, and usage-aligned packaging—or if competitors introduce more attractive or lower-cost offerings, we may lose customers, partners, or market share, and our business, results of operations, and financial condition could be materially and adversely affected.

Our partner-led distribution strategy may not perform as expected; we may fail to attract, enable, and retain managed service providers, telecom advisors, UCaaS/CCaaS platforms, and vertical SaaS vendors at the pace and scale we anticipate.

Our growth relies heavily on enabling partners to embed, resell, and operate agents across large installed bases. We may be unable to recruit sufficient numbers of qualified partners, deliver enablement programs that drive attach and expansion, or provide product features and economics that meet partner expectations. Partners may prioritize competing solutions, experience their own operational or financial constraints, or require customizations that increase our costs. If channel motions do not produce the expected returns, or if portfolio rollouts stall due to compliance, integration, or product readiness issues, our ability to grow efficiently and predictably could be impaired.

Because we rely heavily on partners to market, configure, and operate our platform for end customers, we are exposed to reputational, operational, and regulatory risks arising from their activities, which we do not fully control.

A core element of our strategy is to distribute the Vida Agent OS on a white-label basis through channel partners, including software vendors, managed service providers, EHR platforms, telecom advisors and technology agents, and, in some cases, individuals and small agencies that build businesses on top of our platform. These partners market, sell, configure, and operate agents for end customers, often under their own brands, and in many cases handle day-to-day interactions with those customers, including but not limited to, onboarding of customers and handling consent workflows.

While this model can accelerate adoption and expand our reach, it also limits our visibility into, and control over, how our platform is marketed and used. Partners may misconfigure agents, fail to implement our recommended notices, configurations, consent, recording, or redaction settings, make statements about our products that are inaccurate or misleading, fail to provide adequate support, or otherwise use our platform in ways that create poor outcomes or legal risk for customers. Partners may also fail to comply with applicable laws, regulations, or industry standards—including those governing communications, privacy, security, AI, telemarketing, and payments—even where our platform includes features designed to support compliance. Although our agreements generally require partners to follow our policies and comply with law, and we provide training and enablement, we cannot guarantee that partners will do so.

We may be perceived as responsible for, or may be alleged to have direct or vicarious liability for, our partners’ actions or omissions. In addition, if partners perform poorly, reprioritize other products, experience financial distress, or terminate their relationships with us, affected end customers may attribute those problems to us or may decide to discontinue use of our platform. Any of these events could damage our reputation, increase support and compliance costs, limit adoption, and adversely affect our business, financial condition, and results of operations.

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Our operating results could be materially and adversely affected if we lose any of our largest customers.

The loss of business from any of our major customers, whether by lower overall demand for the products manufactured by our major customers, cancellation of existing contracts or the failure to award us new business, could have a material adverse effect on our operating results. Alternatively, there is a risk that one or more of our major customers could be unable to pay its invoices as they become due or that a customer will simply refuse to make such payments given its financial difficulties. If a major customer becomes subject to bankruptcy or similar proceedings whereby contractual commitments are subject to stay of execution and the possibility of legal or other modification, or if a major customer otherwise successfully procures protection against us legally enforcing our obligations, it is likely that we will be forced to record a substantial loss.

During the year ended December 31, 2025, two (2) customers accounted for the following approximate percentages of our total revenues during the applicable period: 29.7% and 13.4%, respectively. Both of such customers are commercial customers.

We generally enter into terms of engagement with our largest customers, including the customers identified above. Our largest current customers entered into terms of engagement with us pursuant to which they are provided proprietary Voice and Messaging Telephone AI agents and related services. The license fees that we receive under our terms of engagement are fixed minimum monthly hosting fees with overage charges based on usage. Our terms of engagement generally renew automatically for one year terms and are terminable by the customer upon prior written notice of thirty days.

Adverse economic conditions or reduced technology spending may adversely impact our business.

Our business depends on the overall demand for technology and on the economic performance of our current and prospective customers. In general, worldwide economic conditions may remain unstable, including inflation, in particular in connection with the implementation of tariffs in the U.S. and abroad, and these conditions would make it difficult for our customers, prospective customers and us to forecast and plan future business activities accurately, and they could cause our customers or prospective customers to reevaluate their decision to purchase our features. Weak global economic conditions, changes in consumer behavior or a reduction in technology spending even if economic conditions stabilize, could adversely impact our business and results of operations in a number of ways, including longer sales cycles, lower demand or prices for our platform, fewer subscriptions and lower or no growth.

We may not successfully manage our growth or plan for future growth, which could adversely affect our business, financial condition, and results of operations.

We have experienced, and may continue to experience, rapid growth in our business, including expansion of our customer and partner base, increased usage of our platform, and greater scale and complexity in our operations. Our model is designed to support a wide range of customers—including software vendors, managed service providers, telecom advisors, and end businesses—across multiple channels, workflows, and geographies, often through multi-tenant, white-label deployments.

Managing this growth will require us to continue to invest in and expand our infrastructure, information technology systems, security and compliance programs (including our SOC 2 program and, where applicable, HIPAA-oriented configurations or payment integrations), and internal controls and procedures. We must also recruit, integrate, and retain highly qualified personnel in engineering, product, security, compliance, partner success, and operations. As a lean and largely distributed organization that relies heavily on automation and our own agents in our internal operations, we may face particular challenges in scaling our team, maintaining our culture, and ensuring effective communication and coordination across functions and time zones.

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Certain members of our management team have limited experience managing a rapidly growing or public company, which could impair our ability to effectively oversee and direct our expansion and to satisfy our obligations as a public company. Rapid growth may also make it difficult for us to accurately forecast our future operating results and cash needs, manage seasonality and cyclicality in usage, or allocate resources efficiently. If we are unable to effectively manage our growth, maintain the necessary level of operational efficiency and control, or accurately plan for future expansion, our business, financial condition, and results of operations could be materially and adversely affected.

We may experience long and variable sales and activation cycles, including embedded launches through vendor partners, which require upfront investments with uncertain payback.

Our go-to-market model relies heavily on channel partners—such as software vendors, managed service providers, telecom advisors, and UCaaS or CCaaS platforms—to embed, resell, and operate agents across their installed bases. Implementing these partner motions often involves complex integrations, connector certification, schema mapping, multi-tenant administration and billing configuration, joint product design, and co-marketing programs. These activities can require significant upfront investment of time and resources from our product, engineering, compliance, sales, and customer success teams before meaningful usage or revenue materializes.

Sales and activation cycles can be long and unpredictable. Embedded launches and vendor SKUs may be delayed by partners’ product roadmaps, release calendars, or technical priorities; extended proofs of concept; customer onboarding schedules; compliance and security reviews; budget approvals; or changes in partner strategy or personnel. Even after a partner has launched a product powered by our platform, adoption within their installed base may ramp more slowly than we or the partner expect, or may stall at an early stage. In some cases we may invest in connectors or features for a specific partner or vertical that do not achieve anticipated usage or revenue.

If we are unable to shorten sales and activation cycles, increase conversion of pilots and embedded features into durable, scaled usage, or accurately forecast partner launches and ramp profiles, we may incur significant costs that are not recovered, our revenue may be more volatile and difficult to predict, and our margins and growth trajectory could be adversely affected.

We are subject to complex and evolving telemarketing, messaging, and anti-spam laws, and any failure by us, our customers, or our partners to comply with such laws could result in significant liability and harm our business.

We, our customers, and our partners use our platform to place and receive calls, send and receive text messages (including SMS and MMS), and deliver email and other electronic communications. As a result, we are, and our customers and partners are, subject to numerous federal, state, and foreign laws and regulations governing telemarketing, automated and prerecorded calls and messages, text messaging, and email marketing, including the U.S. Telephone Consumer Protection Act, or TCPA, the Telemarketing Sales Rule, the Controlling the Assault of Non-Solicited Pornography And Marketing Act, or CAN-SPAM Act, analogous state “mini-TCPA” laws, do-not-call and do-not-contact rules, registration and bond requirements, and similar foreign laws. These regimes impose requirements relating to, among other things, consent, identification, opt-out mechanisms, calling and messaging times, recordkeeping, and the use of automatic telephone dialing systems, prerecorded or artificial voice calls, and automated text messages.

Although our platform includes features such as consent capture, proof storage, do-not-contact enforcement, quiet-hour controls, and caller ID attestation, our customers and partners control how they use these features and are responsible in the first instance for compliance with applicable laws. For example, we gate certain higher-risk features—such as auto dialer capabilities, which are disabled by default and require additional written agreements and configuration reviews before activation. Our customers are responsible for customizing consent/monitoring disclosures (our defaults require all-party consent to recording but customers may change those settings). We contractually require customers and partners to obtain all necessary consents and required brand and campaign registrations with mobile carriers, and comply with applicable rules. However, if our customers or partners fail to implement required registrations, disclosures, or consent flows, or if our gating, defaults, or guidance prove insufficient, we could face carrier blocks, investigations, class actions, or required changes to product functionality. Claims under the TCPA and similar laws can result in substantial statutory damages per call or message, aggregated in putative class actions, as well as injunctions, regulatory investigations, and reputational harm. Any determination that we, our customers, or our partners have violated telemarketing, anti-spam, or related laws could result in significant liability, require changes to our platform or business practices, reduce usage of our services, and adversely affect our business, financial condition, and results of operations

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Our platform depends on reliable omnichannel operations—telephony, messaging, email, and web chat—which are subject to carrier policies, registration requirements, caller ID attestation, consent rules, labeling risks, and evolving regulations.

At scale, our customers and partners must manage consent, quiet hours, opt-in/opt-out records, call recording disclosures, do-not-contact lists, registration and bond requirements, and STIR/SHAKEN caller ID attestation. Carriers and regulators may change policies or enforcement approaches (e.g., TCR registration, spam labeling), which could impact deliverability, outreach volumes, number management, or costs. Misconfiguration by customers or partners, or gaps in product defaults, could result in outreach restrictions, reputational harm, or regulatory exposure. If we fail to adapt platform primitives and guidance to evolving rules across jurisdictions, our customers’ and partners’ ability to operate agents effectively may be impaired.

Our software is complex and may not perform as intended for all customers and partners, particularly at scale across many tenants and real-time channels.

Production agents require multi-LLM orchestration, tool permissioning, consent and disclosure logic, auditability, and failover. Errors in orchestration, degraded model or ASR/TTS performance, insufficient guardrails, connector failures, or misconfigurations can reduce task success rates, increase latency, compromise reliability, or lead to unintended actions. Customers or partners may not follow recommended policies or training, leading to suboptimal outcomes or compliance gaps. If our platform fails to perform as desired or if support and QA are insufficient, we may face negative publicity, contract terminations, reduced usage, or claims.

If we fail to enhance our platform and introduce new features, templates, connectors, and capabilities that keep pace with rapid technological change, our competitiveness could be impaired.

The AI agent landscape is characterized by rapid advances in LLMs, speech technologies, orchestration strategies, evaluation methods, and compliance frameworks. Our ability to grow depends on continuous improvements to multi-LLM routing, hierarchical tool plans, policy-aware orchestration, observability and auto-QA, embeddable components, and connector coverage. We may allocate resources to initiatives that do not achieve anticipated market acceptance; we may experience delays or defects; or we may be outpaced by competitors introducing better or lower-cost solutions. If we cannot adapt quickly and cost-effectively, we may lose market relevance and share.

We rely on third-party technologies and service providers for models, speech, telephony, cloud infrastructure, and payments. Disruptions, terminations, price increases, or unfavorable terms could harm our platform functionality, costs, and customer experience.

Our platform depends on a variety of third-party technologies and services, including commercial LLMs, automatic speech recognition (ASR), speech-to-speech (STS), speech-to-text (STT), and text-to-speech (TTS) services, telephony and messaging carriers and aggregators (including SIP and PBX connectivity and SMS/MMS routing), public cloud infrastructure providers, email infrastructure, and payment processors and billing systems such as Stripe and Chargebee. We also rely on numerous third-party integrations and connectors to systems of record such as CRMs, schedulers, ticketing systems, and vertical software platforms.

We configure the commercial LLMs and AI providers not to use our customer’s data for model training. We also require our third-party service providers to implement appropriate security and privacy safeguards through our vendor management program and, where applicable, BAAs. these measures may not eliminate all risk and changes by a key provider could necessitate re-engineering, migration, or reduced functionality.

Even where providers and vendors offer such controls and safeguards, these providers and vendors may experience outages, degraded performance, cyber incidents, capacity constraints, or other failures that may interrupt or impair the availability, quality, or security of our services or data handling and these measures may not eliminate all risk. In addition, changes by a key provider could necessitate re-engineering, migration or reduced functionality and these providers and vendors may also modify or discontinue features we rely on, impose new usage limits, increase prices, or change licensing or business terms in ways that are unfavorable to us. In some cases, key technologies may be acquired by competitors or may be integrated into competing offerings, which could result in restricted access, increased costs, or reduced differentiation for our platform.

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Replacing or re-architecting third-party components can be expensive, time-consuming, and risky, and suitable alternatives may not be available on favorable terms or at all. Transitioning away from an existing provider may require changes to our platform and our customers’ configurations and could result in service disruptions, reduced performance, or loss of features. If we are unable to maintain effective relationships with critical third-party providers, manage changes in their services or terms, or ensure adequate redundancy and resilience, our reliability, security, customer experience, and margins could be adversely affected, which in turn could harm our business, results of operations, and financial condition.

Our expansion into regulated workflows (including HIPAA redaction options and payment-related actions) increases compliance complexity and cost, and any failure to meet evolving standards could limit adoption or result in liability.

We increasingly support workflows in regulated areas such as healthcare communications, payment initiation, and other processes that may involve personal data, electronic protected health information (ePHI), or other sensitive information. As of the date of this prospectus, we do not currently have HIPAA customers and do not store protected health information on our systems. Our platform includes features such as configurable recording and transcription settings, redaction of specified data elements from call recordings and transcripts, consent and disclosure prompts, audit logs, and controls for data retention and access. If and when we onboard HIPAA customers, we expect to act as a business associate and enter into business associate agreements (BAAs) with such customers, rely on HIPAA-enabled product configurations (including configurable recording/transcription, redaction, consent/disclosure prompts, audit logs, and retention controls), and on sub-processors that have executed appropriate BAAs. In certain deployments, we may integrate with third-party payment providers that are subject to PCI DSS and other financial regulations.

Operating in these regulated environments requires significant investment in product features, security and privacy controls, compliance programs (including our SOC 2 program), vendor management, and customer support. Legal and regulatory requirements—including those relating to healthcare privacy, communications and telemarketing, payments, AI governance, and data protection—are complex, evolve frequently, and may be interpreted inconsistently across jurisdictions. Customers and partners are ultimately responsible for configuring and using our platform in a compliant manner, but regulators, customers, or end users may nonetheless assert that we share responsibility for any violations or incidents.

If our platform features, controls, or documentation are perceived as insufficient for regulated use cases; if we or our subprocessors experience a security or privacy incident involving ePHI or other sensitive data; if courts or regulators interpret existing requirements in unexpected ways; or if we or our customers fail to comply with applicable laws, rules, standards, contractual commitments, or BAAs, we could face investigations, enforcement actions, fines, penalties, contractual damages, or other liabilities. We could also be required to make significant changes to our platform, restrict certain workflows, or forgo opportunities in regulated verticals, any of which could increase our costs, reduce adoption, and adversely affect our business, results of operations, and financial condition. Also, advertising HIPAA-oriented capabilities before material HIPAA production usage could create expectations regulators, customers, or investors may later view as over-stated, and any failure to meet evolving HIPAA expectations could increase liability, remediation costs, or constrain our roadmap.

Our ability to grow and operate efficiently depends on hiring, retaining, and developing personnel with expertise across AI orchestration, regulated communications, partner enablement, and enterprise reliability.

We run a lean organization and use our platform to automate internal processes. As we scale, we must attract and retain talent in engineering, product, compliance, partner success, and operations. Competition for qualified personnel is intense, and failures in staffing could slow innovation, reduce partner activation quality, or impair customer outcomes. Rapid growth may also strain systems, controls, and culture, increasing the risk of mistakes, security issues, or suboptimal decisions that affect performance or trust.

Our brand and reputation are critical to adoption by partners and end customers. Any failure to deliver consistent, compliant outcomes could harm our relationships and growth.

The credibility of AI agents depends on measurable task success, reliable guardrails, and clear observability. Product defects, outages, compliance incidents, perceived misuse, or poor partner implementations can erode trust and limit expansion. Negative publicity regarding AI behaviors, data handling, or communications practices—whether or not attributable to our platform—could reduce demand, hinder partner motions, and adversely affect our business.

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Macroeconomic conditions, geopolitical events, or sector-specific cycles could reduce our partners’ and customers’ budgets and usage, impairing growth and results.

Our business depends on the overall demand for technology and on the economic performance of our current and prospective customers and partners. Because our revenue model is usage-based, reductions in activity levels—such as fewer calls, messages, or completed actions—can directly reduce our revenue even if the number of deployed agents or customers does not change. Inflation, interest rate changes, bank instability, labor market shifts, geopolitical conflicts, and recessionary conditions may reduce IT and AI budgets, delay partner launches, or cause end customers to scale back usage or defer new workflows. Vertical cycles (for example, home services and logistics seasonality, holiday-driven retail volumes, or healthcare enrollment windows) may amplify variability in minutes, messages, and completed actions. Prolonged macroeconomic uncertainty or sector-specific downturns could challenge customer acquisition, retention, or adoption of new workflows, which could adversely affect our business, financial condition, and results of operations.

If our performance metrics, illustrative case studies, or internal concepts such as “Return on AI” are inaccurate, inconsistent, or misunderstood, our ability to manage the business and investor expectations may be adversely affected.

We intend to manage and, in some cases, may disclose operational metrics such as active agents by channel and workflow, consumption units (minutes, messages, completed actions), partner-attached revenue, and time-to-value, as well as internal concepts such as “Return on AI” or “ROAI,” which we define as the ratio of measurable outcomes to total cost of ownership. These metrics and concepts are based on internal data, models, methodologies, and assumptions that continue to evolve and that may differ from how other companies define or calculate similar measures.

We also present illustrative case studies, deployment timelines, and customer results—for example, comparisons between human-led and agent-led scheduling rates or indicative deployment times relative to “DIY” builds—which are based on limited early deployments, specific customers, and internal analysis of selected data sets. These examples may not be representative of our broader customer base or future performance, and actual results for other customers may differ materially.

Our internal systems for collecting, processing, and reporting these metrics may contain errors, and we may discover inaccuracies or make changes to our methodologies that result in adjustments to previously reported metrics. If our metrics, case studies, or internal concepts are perceived as inaccurate, inconsistent, misleading, or not comparable to those of other companies, or if we change how we calculate or present them, our reputation and credibility may be harmed, investors may have difficulty evaluating our business and prospects, and our stock price could be adversely affected. In addition, if we rely on these metrics to make budgeting, hiring, or other operational decisions and they are inaccurate, our business and results of operations could be negatively impacted.

If we lose Lyle Pratt, our founder and Chief Executive Officer, or other key members of our management team or are unable to attract and retain executives and employees we need to support our operations and growth, our business may be harmed.

Our success and future growth depend upon the continued services of our management team and other key employees throughout our organization. The loss of key personnel, including key members of our management team or members of our board of directors, as well as certain of our key marketing, sales, finance, support, product development, human resources, or technology personnel, could disrupt our operations and have a negative impact on our ability to grow our business. In particular, Lyle Pratt, our founder and Chief Executive Officer, is critical to our overall management, as well as the continued development of our platform, offerings, culture, and strategic direction. From time to time, there may be changes in our management team resulting from the hiring or departure of executives and key employees, which could disrupt our business. In addition, we may face challenges retaining senior management of companies we acquire, if any. Our senior management and key employees are employed on an at-will basis. We currently do not have “key person” insurance for any of our employees. Certain of our key employees have been with us for a long period of time and have fully vested stock options or other long-term equity incentives that may cease to be as attractive once we are a public company and such awards are publicly tradable. The loss of our founders, or one or more of our senior management, key members of senior management of acquired companies, if any, or other key employees could harm our business, and we may not be able to find adequate replacements. To retain our senior management and key employees, we may also decide to provide them with certain compensation types and structures that may be perceived negatively by certain stakeholders or advisory groups or result in stockholder complaints or disputes, which could negatively impact our reputation, stock price, and business. We cannot ensure that we will be able to retain the services of any members of our senior management or other key employees or that we would be able to timely replace members of our senior management or other key employees should any of them depart.

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In addition, to execute our business strategy, we must attract and retain highly qualified personnel. Competition for highly skilled personnel is intense and we may not be successful in hiring or retaining qualified personnel to fulfill our current or future needs. We compete with many other companies for software developers with high levels of experience in designing, developing, and managing cloud-based software, as well as for skilled legal and compliance and risk operations professionals. We may also face increased competition for personnel from other companies which adopt approaches to remote work that differ from ours. In addition, the current regulatory environment related to immigration is uncertain, including with respect to the availability of certain visas. Many of the companies with which we compete for experienced personnel have greater resources than we do and can frequently offer such personnel substantially greater compensation than we can offer.

In addition, job candidates and existing employees often consider the value of the equity awards they receive in connection with their employment. If the perceived value of our equity or equity awards declines, experiences significant volatility, or increases such that prospective employees believe there is limited upside to the value of our equity awards, it may adversely affect our ability to recruit and retain highly skilled employees. If we fail to attract new personnel or fail to retain and motivate our current personnel, our business and future growth prospects would be severely harmed. Inflationary pressures or stress over economic or geopolitical-related events such as those the global market is currently experiencing, may also result in employee attrition. Further, our competitors may be successful in recruiting and hiring members of our management team or other key employees, and it may be difficult for us to find suitable replacements on a timely basis, on competitive terms, or at all. If we fail to identify, attract, develop, and integrate new personnel, or fail to retain and motivate our current personnel, our growth prospects would be adversely affected, which could adversely affect our business, financial condition, results of operations, and prospects.

We depend on a small number of rapidly evolving foundation model providers, whose technology, safety choices, and business terms we do not control.

Our AI agents rely on access to large language models and other AI components provided by a limited number of third-party vendors. These “foundation model” providers frequently change model architectures, safety policies, rate limits, pricing, and licensing terms, often with little notice. They may also prioritize specific industries, use cases, or direct customers, or decide to compete with us by offering their own agent platforms or vertically integrated solutions.

If a key model provider deprecates or significantly changes a model we depend on, imposes new usage restrictions (for example on agentic behavior or particular verticals), revises its safety or content policies in ways that reduce task completion rates, or materially increases prices, we may be forced to re-architect workflows, migrate usage to alternative models, pass on higher costs, or curtail certain use cases. Alternative models may not provide comparable quality or latency or may require substantial engineering work and customer re-validation. Concentration in the model and AI infrastructure market, as well as ongoing supply and power constraints for AI compute, may further limit our flexibility and increase our costs

Any disruptions, unfavorable changes, or competitive moves by these providers could impair our product performance, increase our costs, limit our roadmap, or reduce our differentiation, which could adversely affect our business, financial condition, and results of operations.

Our use of LLMs exposes us to emerging attack vectors such as prompt injection, model “jailbreaking,” and adversarial inputs that may circumvent existing security and compliance controls.

LLM-based systems are vulnerable to new classes of attacks that exploit the way models interpret natural language, including prompt injection and related techniques that induce a model or agent to ignore its system instructions, disclose sensitive information, or take unintended actions. These attacks can occur not only through user prompts but also via data retrieved from external tools, websites, or systems of record, including in multi-agent environments where one agent’s output becomes another’s input.

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Although we invest in guardrails, input and output filters, permissions, and monitoring, our defenses may not prevent all prompt-based or adversarial attacks, particularly as new techniques are discovered. A successful attack could cause an agent to exfiltrate data from connected systems, bypass consent or disclosure flows, override do-not-contact or quiet-hour policies, or make commitments that appear to be authorized by a customer. Even if our platform is not the target of an attack, we may be perceived as responsible if our customers or partners use our agents in environments that are vulnerable to prompt-based exploits. Any such incidents could result in data exposure, regulatory inquiries, contractual liability, remediation costs, and harm to our reputation.

Customers and partners may use our platform for fraudulent, deceptive, or otherwise harmful activities, which could expose us to liability and reputational damage.

Our AI agents can be used to place calls, send messages, and complete actions on behalf of our customers and partners. If a customer or partner uses our platform for purposes that are fraudulent, deceptive, harassing, or otherwise unlawful—such as scam outreach, abusive collections, misleading health-related communications, or impersonation of individuals or brands—we may be alleged to have facilitated or aided such conduct. Even though our contracts prohibit such uses and we provide controls intended to support responsible practices, we may not promptly detect misuse, may be unable to terminate offending accounts quickly, or may be perceived by regulators, carriers, or the public as responsible for the resulting harm. Any such misuse could result in carrier or platform blocks, regulatory investigations, civil or criminal liability, negative publicity, and loss of customer and partner trust, any of which could adversely affect our business, financial condition, and results of operations.

We may be subject to export controls, economic sanctions, and national security–related restrictions that could limit our ability to provide or support our services in certain jurisdictions or for certain customers.

Because our platform uses encryption, AI technologies, and telecommunications infrastructure and may be accessed from multiple jurisdictions, we are or may become subject to U.S. and foreign export control and economic sanctions regimes. These regimes may restrict or prohibit the provision of certain technologies or services to particular countries, regions, entities, or individuals, including parties appearing on government restricted-party lists. Changes in export controls related to AI models, cloud computing, or telecommunications, or in sanctions targeting specific countries or sectors, could require us or our third-party providers to restrict access to our platform, reconfigure routing, or refuse or terminate business relationships. Our measures to comply with applicable export control and sanctions laws may be complex and costly, and any failure or alleged failure to comply could result in fines, penalties, reputational harm, and limitations on our ability to conduct business in certain markets.

Errors or disputes in our usage metering, billing, or revenue recognition could adversely affect our operating results and relationships with customers and partners.

Our revenue model depends heavily on accurate tracking of usage metrics such as minutes, messages, and completed actions across multiple channels, tenants, and partners, often in white-label or embedded configurations. If our metering systems contain defects, are misconfigured, or interact unexpectedly with partner systems, we may over-bill or under-bill customers, misallocate usage between tiers or SKUs, or recognize revenue in incorrect periods. Correcting such issues may require issuing credits, refunds, or concessions, or may result in disputes, delayed collections, or write-offs. Complex arrangements—such as outcome-based pricing, multi-party contracts, and bundled features—may also increase the risk of revenue recognition errors and related internal-control issues. Any material weaknesses, restatements, or customer disputes relating to billing or revenue recognition could damage our reputation, strain partner relationships, and adversely affect our business, financial condition, and results of operations.

Government and private requests for access to data, including call recordings and transcripts, may be difficult to manage and could conflict with our contractual or legal obligations.

We host or process sensitive information, including call recordings, transcripts, and logs generated through our platform on behalf of customers and partners. We may receive subpoenas, discovery requests, law enforcement or national security demands, or other third-party requests seeking access to such data. Responding to these requests can be time-consuming and expensive, may require complex legal judgments, and may involve conflicting obligations under different jurisdictions’ laws, including privacy, data-protection, secrecy, or blocking statutes. If we disclose data in response to such requests, affected customers, partners, or individuals may assert that we have violated our contracts, privacy commitments, or applicable law. Conversely, if we resist or narrowly interpret requests, regulators or courts may disagree and impose penalties. Any missteps in handling such requests could result in legal liability, adverse publicity, and loss of customer trust.

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Restrictions on our ability to use customer data, interaction logs, and other information to improve our platform may limit our ability to innovate and compete.

We may use certain data and logs generated through customer deployments, subject to our agreements and applicable law, to improve routing, orchestration, evaluation, and other aspects of our AI Agent Operating System. Evolving privacy, data-protection, AI-governance, and intellectual-property frameworks, as well as changing customer and partner expectations, may restrict or preclude such uses. We do not train models on customer data and do not create de-identified or aggregated data from customer content for independent use. While these choices are responsive to customer expectations and vendor settings, they may constrain certain improvement pathways or limit model performance relative to competitors with broader data rights. For example, regulators or courts may impose limits on training or fine-tuning models with customer data, or customers may insist on contractual prohibitions against using their interaction logs for cross-tenant improvements. Third-party AI or infrastructure providers we rely on may similarly restrict how we can share or use data in connection with their services. These constraints could increase costs, slow our product roadmap, reduce the effectiveness of our agents, or put us at a competitive disadvantage compared to vendors with broader data rights.

Our insurance coverage may be insufficient to protect us against all of the risks we face, and insurance for certain AI-related exposures may become unavailable or prohibitively expensive.

We carry insurance policies covering certain risks, including cyber incidents and directors’ and officers’ liability, but our coverage may not address all of the types or extent of claims that could arise from our business. For example, novel AI-related risks—including regulatory changes, allegations relating to automated decision-making, bias or discrimination, misuse of agents, or large-scale communications incidents—may be excluded from existing policies, subject to low limits or high deductibles, or only available at significant cost. Insurers may also tighten underwriting standards or increase premiums following industry events or claims, particularly for technology and AI-focused companies. If we experience a claim or series of claims not fully covered by insurance, or if insurance becomes more expensive, unavailable, or subject to more limited coverage, we could incur significant uninsured losses, which could adversely affect our business, financial condition, and results of operations.

Rising and volatile input costs relating to AI usage and development may materially increase our cost of revenue and operating expenses, adversely affect margins, and impair our growth strategy.

Our business depends on access to reliable and competitively priced infrastructure inputs, including electricity and other utilities for compute and data center operations, advanced semiconductors and related components, cloud and colocation services, network bandwidth, and licenses to foundation models and other proprietary software. Global demand for high-performance computing and AI infrastructure has intensified, while supply has been constrained by limited fabrication capacity, long lead times for advanced GPUs and networking equipment, and export controls and other geopolitical developments. As a result, vendors and utilities we rely on may substantially increase prices, impose surcharges or indexation to commodity or inflation benchmarks, reduce or eliminate promotional credits, or otherwise modify commercial terms. Cloud providers may raise rates for compute, storage, and data egress, alter discount structures tied to minimum commitments, or introduce unfavorable metering for inference or training workloads. Similarly, providers of foundation models and other AI software may increase licensing fees, change usage-based pricing, restrict or charge for fine-tuning or derivative use, or modify terms governing safety, attribution, audit, indemnity, and service levels in ways that require us to incur additional costs.

Sustained or sudden increases in any of these input costs, or unfavorable changes in commercial terms, could materially increase our cost of revenue and operating expenses, compress gross margins, and adversely affect our operating results and cash flows. They could also require additional capital expenditures, reduce the attractiveness of certain product offerings or customer segments, and constrain our ability to invest in research, development and growth initiatives. If we are unable to effectively manage or offset these costs through pricing, efficiency gains, capacity planning, or diversification of suppliers, our business, financial condition, and results of operations could be materially and adversely affected.

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The proliferation of synthetic and human-like interactions, including synthetic voices, may create new disclosure, impersonation, and consumer-protection risks.

Our agents can participate in real-time voice and messaging interactions that may be perceived by end customers as human-initiated, especially as speech synthesis and conversational quality improve. Governments and regulators are increasingly focused on synthetic media, “deepfakes,” and AI-mediated interactions, including rules that require clear disclosure when users are interacting with an AI system or when synthetic audio or video is used. New or existing laws and carrier or platform policies could restrict the use of synthetic voices or require specific disclosures, logging, or consent flows, particularly in sensitive use cases such as collections, healthcare, or financial services.

We provide defaults to disclose AI involvement in inbound interactions and review outbound disclosure approaches before enabling those campaigns and allow customers to customize these disclosures. If the required disclosed are omitted, insufficient, or not applied to articular channels or jurisdictions, or if our agents, or agents operated by our customers and partners, are perceived as impersonating individuals, misrepresenting their nature as AI systems, or being used to create harmful synthetic content, we could face regulatory scrutiny, claims under consumer-protection or unfair-practices laws, and reputational damage. Implementing new disclosures or consent requirements may also increase friction in user flows, reduce conversion or completion rates, and require product changes that increase our costs or limit certain use cases.

Rapidly evolving legal standards around AI training data, model outputs, and synthetic media may increase our compliance burden and that of our suppliers, or limit our ability to use certain AI technologies.

Courts, regulators, and legislatures around the world are actively considering how copyright, data-protection, publicity, and related laws apply to AI training data, model outputs, and synthetic media. Recent policy discussions and proposals focus on whether and how copyrighted works may be used to train models, the ownership and protectability of AI-generated content, and the obligations of AI providers and deployers with respect to attribution, opt-outs, and licensing.

Although we generally rely on third-party model providers for training, adverse legal or regulatory developments could increase the costs or constraints those providers face—for example by requiring licenses for training data, imposing new transparency or recordkeeping rules, or restricting cross-border use of training sets—and they may pass those costs or restrictions through to us via higher prices, limited functionality, or more restrictive terms. We may also face obligations or liability relating to how our customers use or repurpose model outputs, particularly as more jurisdictions adopt AI-specific rules or expand existing privacy and consumer-protection regimes to cover AI.

If we, our suppliers, or our customers are found to have insufficient rights in training data or outputs, or to have violated emerging AI-related legal standards, we could face litigation, enforcement actions, contractual claims, and reputational harm, and may be required to change our products or cease using certain models or features.

The non-deterministic and evolving behavior of LLMs and AI agents makes it difficult to predict or certify outcomes, which may increase operational, legal, and reputational risk.

By design, many LLMs are non-deterministic: the same input can yield different outputs over time or across model versions. As we and our providers update models, prompts, and orchestration strategies, previously validated workflows may behave differently, including in ways that are harder to detect through traditional software QA methods. This challenge is magnified in multi-agent and tool-using scenarios, where agents combine model outputs with actions—such as updating records, rescheduling appointments, or initiating downstream workflows—in complex environments.

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These characteristics make it more difficult to provide firm assurances to customers, regulators, and other stakeholders about the exact behavior of an agent in all circumstances, to demonstrate consistent compliance with emerging AI-governance standards, or to prove that a particular response or action could not occur. If our agents, or the underlying models they use, behave unexpectedly, for example by making commitments on behalf of customers that they did not intend to authorize, escalating conversations unnecessarily, or producing inconsistent disclosures—our customers may experience operational disruption, regulatory scrutiny, or complaints from their own customers, and may hold us responsible. This could result in increased monitoring and evaluation costs, contractual disputes, reputational harm, and reduced adoption or usage of our platform.

We hold bitcoin as part of our treasury strategy, which is subject to increased volatility and substantial risks associated with cryptocurrency.

Although we believe cryptocurrency has the potential to serve as a hedge against inflation in the long term, the short-term price of cryptocurrency as an asset class declined in recent periods during which the inflation rate increased. Some investors and other market participants may disagree with our cryptocurrency acquisition strategy or actions we undertake to implement it. If cryptocurrency prices were to decrease or our cryptocurrency acquisition strategy otherwise proves unsuccessful, our financial condition, results of operations, and the market price of our Class A common stock would be materially adversely impacted. We hold bitcoin as part of our treasury strategy and account for bitcoin at fair value with changes recognized in other income (expense). As a result, our reported net loss may be significantly affected by changes in the market price of bitcoin, which is outside of our control and may introduce material volatility to our reported results.

Our bitcoin treasury strategy contains various risks, including those inherent to bitcoin and the broader digital asset ecosystem.

We have made investments in bitcoin as part of our bitcoin treasury strategy. In connection therewith, we maintain a bitcoin treasury reserve, which held 11.690 bitcoin with a fair value of $1,023,306 as of December 31, 2025 and based on observable market prices, representing approximately 16.6% of our total assets as of December 31, 2025. Our bitcoin treasury strategy contains various risks, which include, but are not limited to, the following:

●	Volatility. Bitcoin is a volatile digital asset that undergoes sharp fluctuations in trading price. The trading price of bitcoin has significantly declined in the past and such declines may occur again in the future. For example, a hypothetical 50% increase or decrease in bitcoin’s fair value would have impacted our net income for the year ended December 31, 2025 by approximately $511,653, reflecting the fair value accounting under ASU 2023-08.

●	Bitcoin does not pay interest or dividends. Bitcoin does not pay interest, dividends or other returns and we can only generate cash from our bitcoin holdings if we sell our bitcoin or implement strategies to create income streams or otherwise generate cash by using our bitcoin holdings. Even if we pursue any such strategies, we may be unable to create income streams or otherwise generate cash from our bitcoin holdings, and any such strategies may subject us to additional risks.

●	Our bitcoin holdings may significantly impact our financial results. Our bitcoin holdings have affected our financial results in the past and if we continue to increase our overall holdings of bitcoin in the future, bitcoin may have an even more pronounced impact on our financial results in the future.

Risks Related to Technology, Security, and Privacy

A security breach or unauthorized access to our systems or those of our third-party service providers could result in the loss, compromise, or unauthorized disclosure of customer data, harm our reputation, and subject us to significant liability and regulatory scrutiny.

Our business involves the collection, processing, and storage of sensitive data, including customer business records, communications, and, in some cases, payment-related information. We rely on a combination of our own systems and those of third-party service providers, including cloud infrastructure, telecommunications partners, and integration vendors—to deliver our AI Agent Operating System and related services. The security of our platform and the protection of customer data are critical to our operations and reputation.

We maintain an incident response plan and conduct tabletop exercises, and we are not aware of a material data breach to date. Despite our efforts to implement robust security measures—including encryption, access controls, multi-factor authentication, network segmentation, vulnerability management, and regular penetration testing—our systems and those of our third-party service providers may be vulnerable to cyberattacks, unauthorized access, security breaches, employee or contractor error or malfeasance, phishing, malware, ransomware, or other malicious activity. Techniques used to obtain unauthorized access to, or sabotage systems are constantly evolving and may be difficult to detect or defend against, even with the most advanced security tools and practices.

If we or our third-party service providers experience a security breach or unauthorized access, customer data could be lost, compromised, or disclosed without authorization. Such an incident could result in significant harm to our customers, including business disruption, reputational damage, regulatory investigations, and potential legal claims. We could also face direct financial losses, increased costs to remediate and enhance security, loss of current and prospective customers, and damage to our brand and competitive position.

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In addition, we are subject to a variety of laws, regulations, and contractual obligations relating to privacy, data protection, and information security, including the SOC 2 Trust Services Criteria and other industry standards. A security incident could result in regulatory investigations, enforcement actions, fines, penalties, or other liabilities, as well as requirements to notify affected customers and individuals, which could further harm our reputation and business.

While we maintain security and privacy programs designed to protect customer data and comply with applicable requirements, we cannot guarantee that our security measures or those of our third-party service providers will prevent all security incidents. Any actual or perceived failure to prevent a security breach or unauthorized access to customer data could have a material adverse effect on our business, financial condition, and results of operations.

If we fail to obtain, maintain, or timely remediate issues identified in security and compliance audits or certifications, including SOC 2, our reputation could be harmed, and we could lose customers or be unable to win new business.

Many of our current and prospective customers, particularly larger enterprises, service providers, and customers operating in regulated industries, expect us to maintain robust security and compliance programs and to demonstrate those programs through independent audits and certifications, such as SOC 2 Type II reports. We maintain a SOC 2 Type II program supported by third-party audits and assessments. We highlight our SOC 2 posture and related controls in our marketing and customer materials, and we expect that customers will increasingly condition purchases, renewals, or expansions on our ability to provide satisfactory audit results and responses to security questionnaires.

Our security and compliance programs are complex and continue to evolve. As we grow, expand our product capabilities, and onboard new vendors, we may identify control deficiencies or gaps that require remediation or design changes. Independent auditors may identify findings in SOC 2 or other assessments that customers view as material, or may determine that certain controls were not operating effectively during the relevant period. We may be unable to remediate findings on a timely basis, may decide that the cost or operational impact of certain controls is too high, or may be unable to maintain particular certifications or attestations in the future. In addition, new or more stringent standards, or changes in how auditors interpret existing frameworks, may require significant additional investment.

Any actual or perceived failure to maintain adequate security and compliance controls, to obtain or renew certifications or favorable audit reports, or to satisfy customer expectations in due-diligence processes could delay or prevent sales, lead to contract terminations or reduced usage, harm our reputation and brand, affect our ability to serve regulated customers, and adversely affect our business, financial condition, and results of operations.

We process personal data, including in some cases protected health information, and our failure or the failure of our customers, partners, or service providers to comply with privacy, data protection, and healthcare laws could result in significant liability and harm our business.

Our platform processes personal data on behalf of our customers and partners, including contact information, call recordings and transcripts, message content, account identifiers, usage data, and other business records. In some deployments, particularly in healthcare and related verticals, this data may include protected health information, or PHI, subject to the U.S. Health Insurance Portability and Accountability Act, or HIPAA, and similar laws, and we may act as a “business associate” pursuant to business associate agreements, or BAAs, with covered entity customers. We may also process limited payments-related metadata and tokens in connection with integrations to customers’ chosen payment providers.

As a result, we are, and our customers and partners are, subject to numerous federal, state, and foreign laws, regulations, and standards relating to privacy, data protection, and information security, including, for example, HIPAA and its implementing regulations, the California Consumer Privacy Act and other U.S. state privacy laws, the EU and UK General Data Protection Regulation, or GDPR, and sector-specific rules. These laws are complex, rapidly evolving, and sometimes inconsistent across jurisdictions. Interpretation and enforcement are changing, and new requirements—such as restrictions on cross-border data transfers, limits on automated decision-making, or heightened consent and transparency obligations—may apply to us, our customers, or our partners.

Although we maintain a security and privacy program aligned to the SOC 2 Trust Services Criteria for Security, Availability, and Confidentiality and provide controls such as redaction, configurable retention, access controls, and audit logs, these measures may not be sufficient to prevent or detect all violations or satisfy all regulatory expectations. Our customers and partners control many aspects of how our platform is configured and used, and their misconfigurations or non-compliance could result in regulatory or contractual exposure for them and, in some cases, for us. Actual or alleged violations of privacy, data protection, or healthcare laws, or breaches of BAAs, could result in investigations, fines, penalties, litigation (including class actions), orders to change our practices, restrictions on our ability to process certain data or serve particular verticals, and reputational harm. Any of these outcomes could adversely affect our business, financial condition, and results of operations.

We currently store customer data with an industry-leading cloud service provider in the United States. If we expand to additional jurisdictions, we may need to support data localization, in-country hosting, or local vendor arrangements, which could increase cost and complexity or delay launches.

Evolving privacy, AI governance, and communications regulations may require product changes, constrain capabilities, or increase costs.

Rules governing automated interactions, consent, transparency, recording, data handling, and cross-border transfers continue to evolve across jurisdictions. We design product primitives to help customers implement their policies, but changes in law or carrier requirements may necessitate feature modifications, restrict certain workflows, or slow launches pending partner configuration updates. Increased compliance burdens may require additional headcount, audits, or tooling investment, which could adversely affect margins and timelines.

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We rely on our own AI Agent Operating System and AI agents to operate important aspects of our business, which may increase our exposure to operational, compliance, and reputational risks.

We use our own platform and AI agents extensively to operate our business, including for inbound call and message handling, lead qualification and routing, appointment scheduling, follow-ups, internal QA and reporting workflows, and other operational tasks. For example, we use our proprietary AI agent to triage inbound inquiries across voice, text, email, and web chat, and we use our platform to automate portions of internal support and go-to-market operations.

While we believe this “AI-first” approach demonstrates the capabilities of our platform and allows us to operate as a lean organization, it also increases our dependence on the availability, performance, and security of our own systems. If our platform or internal agents experience defects, outages, misconfigurations, security incidents, or unexpected behavior, our ability to respond to customer inquiries, support partners, operate our sales and marketing processes, or meet our own compliance obligations could be impaired. Any such issues would not only disrupt our operations but could also undermine customer and partner confidence in our platform and claims about its reliability, guardrails, and return on investment. In addition, because we are an early adopter of our own technologies, weaknesses in our controls or workflows may not yet be fully understood or mitigated. Any of these factors could adversely affect our business, financial condition, and results of operations.

We could suffer disruptions, outages, defects, and other performance and quality problems with our AI Agent Operating System or with the public cloud and internet infrastructure on which it relies.

Our business depends on our AI Agent Operating System to be available without disruption. We have experienced, and may in the future experience, disruptions, outages, defects, and other performance and quality problems with our AI Agent Operating System. We have also experienced, and may in the future experience, disruptions, outages, defects, and other performance and quality problems with the public cloud and internet infrastructure on which our AI Agent Operating System relies. These problems can be caused by a variety of factors, including introductions of new functionality, vulnerabilities and defects in proprietary and open-source software, human error or misconduct, capacity constraints, design limitations, as well as from internal and external security breaches, malware and viruses, ransomware, cyber events, denial or degradation of service attacks or other security-related incidents.

Further, if our contractual and other business relationships with our public cloud providers are terminated, suspended, or suffer a material change to which we are unable to adapt, such as the elimination of services or features on which we depend, we could be unable to provide our AI Agent Operating System and could experience significant delays and incur additional expense in transitioning customers to a different public cloud provider.

Any disruptions, outages, defects, and other security performance and quality problems with our AI Agent Operating System or with the public cloud and internet infrastructure on which it relies, or any material change in our contractual and other business relationships with our public cloud providers, could result in reduced use of our AI Agent Operating System, increased expenses, including significant, unplanned capital investments and/or service credit obligations, and harm to our brand and reputation, any of which could have a material adverse effect on our business, financial condition, and results of operations.

We may fail to maintain and expand relationships with key vendor partners or to convert pilot deployments and embedded features into material recurring usage.

Partner success depends on rapid provisioning, native integration, usage pass-through, and white-label controls. Despite investments in enablement, partners may not drive attach or expansion at anticipated rates, may roll out features to limited customer segments, or may reprioritize roadmaps. Pilot deployments may not convert to durable usage due to end-customer preferences, performance perceptions, pricing sensitivities, or organizational changes. Failure to maintain and expand partner relationships could materially affect growth.

Customer concentration or reliance on a limited number of partners or large embedded launches could make our results more volatile.

As we scale, a small number of significant partners or large vendor launches could account for a meaningful share of usage in a period. Delays, contract changes, or underperformance in these deployments could create volatility in revenue, margins, and cash flows. We may also face heightened negotiation leverage from larger partners, resulting in pricing pressure or commercial terms that adversely affect gross margins.

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Our contracts may contain indemnity obligations and liability provisions that expose us to disputes and potential losses.

Customer and partner agreements may include indemnities for data protection, IP infringement, communications practices, and other obligations. Liability caps or exclusions may not be enforceable in all jurisdictions, and insurance coverage may be insufficient or unavailable on acceptable terms. Disputes could harm relationships, reduce demand, and impose costs.

Risks Related to Intellectual Property

We may be sued by third parties for alleged infringement of their proprietary rights, which could adversely affect our business, results of operations and financial condition.

There has been considerable patent and other intellectual property development activity in the AI industry, which has resulted in litigation based on allegations of infringement or other violations of intellectual property rights. Our future success depends, in part, on not infringing the intellectual property rights of others. In the future, we may receive claims from third parties, including our competitors, alleging that our platform and underlying technology infringe or violate such third party’s intellectual property rights, and we may be found to be infringing upon such rights. We may be unaware of the intellectual property rights of others that may cover some or all of our technology. In addition, in operating our platform, we rely significantly on software provided by third parties, including without limitation, generative AI models and applications, and we may become subject to similar infringement claims related to such third party software. We may not have adequate indemnities from, or we may not be successful in enforcing our rights to indemnification by, such third party software providers.

Any such claims or litigation could cause us to incur significant expenses and, if successfully asserted against us, could require that we pay substantial damages or ongoing royalty payments, prevent us from offering some portion of our platform, or require that we comply with other unfavorable terms. We may also be obligated to indemnify our customers or business partners in connection with any such litigation and to obtain licenses or modify our platform, which could further exhaust our resources. Patent infringement, trademark infringement, trade secret misappropriation and other intellectual property claims and proceedings brought against us, whether successful or not, could harm our brand, business, results of operations and financial condition. Litigation is inherently uncertain, and any judgment or injunctive relief entered against us or any adverse settlement could negatively affect our business, results of operations and financial condition. In addition, litigation can involve significant management time and attention and be expensive, regardless of the outcome.

We could incur substantial costs in protecting or defending our intellectual property rights, and any failure to protect our intellectual property could adversely affect our business, results of operations and financial condition.

Our success depends in part on our ability to protect our brand and the proprietary methods and technologies underlying our platform. As of the date of this prospectus, we rely primarily on unregistered copyrights, trade secrets, proprietary know-how, and contractual protections, along with a single pending U.S. utility patent application relating to our voice-agent integration with PBX systems. We do not currently have any issued patents or registered trademarks, and there can be no assurance that our pending patent application will result in an issued patent or that any patents we may obtain in the future will provide meaningful competitive protection.

The particular forms of intellectual property protection that we seek, or our business decisions about when to file patent applications and trademark applications, may not be adequate to protect our business. We could be required to spend significant resources to monitor and protect our intellectual property rights. Litigation may be necessary in the future to enforce our intellectual property rights, determine the validity and scope of our proprietary rights or those of others, or defend against claims of infringement or invalidity. Such litigation could be costly, time-consuming and distracting to management, result in a diversion of significant resources, lead to the narrowing or invalidation of portions of our intellectual property and have an adverse effect on our business, results of operations and financial condition.

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We also rely, in part, on confidentiality agreements with our business partners, employees, consultants, advisors, customers and others in our efforts to protect our proprietary technology, processes and methods. These agreements may not effectively prevent disclosure of our confidential information, and it may be possible for unauthorized parties to copy our software or other proprietary technology or information, or to develop similar software independently without our having an adequate remedy for unauthorized use or disclosure of our confidential information. In addition, others may independently discover our trade secrets and proprietary information, and in these cases, we would not be able to assert any trade secret rights against those parties. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and the failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

In addition, the laws of some countries do not protect intellectual property and other proprietary rights to the same extent as the laws of the United States. To the extent we expand our international activities, our exposure to unauthorized copying, transfer and use of our proprietary technology or information may increase.

Our means of protecting our intellectual property and proprietary rights may not be adequate or our competitors could independently develop similar technology. If we fail to meaningfully protect our intellectual property and proprietary rights, our business, results of operations and financial condition could be adversely affected.

Our use of open source software could negatively affect our ability to sell our products and subjects us to possible litigation.

Our software incorporates select open source software, and we expect to continue to incorporate open source software in our software in the future. Few of the licenses applicable to open source software have been interpreted by courts, and there is a risk that these licenses could be construed in a manner that could impose unanticipated conditions or restrictions on our ability to commercialize our platform and services. Moreover, although we have implemented policies designed to regulate the use and incorporation of open source software into our software, we cannot be certain that we have not incorporated open source software in our software in a manner that is inconsistent with such policies. There is a risk that our use of third-party open source software could impose certain requirements on our ability to commercialize our platform and services, including requirements that we offer our products that incorporate the open source software for no cost, that we make available source code for modifications or derivative works we create based upon, incorporating or using the open source software and that we license such modifications or derivative works under the terms of applicable open source licenses. If an author or other third party that distributes such open source software were to allege that we had not complied with the conditions of one or more of these licenses, we could be required to incur significant legal expenses defending against such allegations and could be subject to significant damages, enjoined from generating revenue from customers using products that contained the open source software and required to comply with onerous open source license conditions or restrictions. In any of these events, we and our customers could be required to seek licenses from third parties to continue offering our software and we could be required to make proprietary portions of our source code freely available or to re-engineer the implicated products or discontinue offering the implicated products to customers in the event re-engineering cannot be accomplished on a timely basis. In addition, the use of third-party open source software typically exposes us to greater risks than the use of third-party commercial software because open source licensors generally do not provide warranties or controls on the functionality or origin of the software. Use of open source software may also present additional security risks because the public availability of such software may make it easier for hackers and other third parties to determine how to compromise our platform. Any of the foregoing could harm our business and could help our competitors develop products and services that are similar to or better than ours. Any of the foregoing could require us to devote additional research and development resources to re-engineer our products, could result in customer dissatisfaction and may adversely affect our business, results of operations and financial condition.

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Risks Related to Legal and Regulatory Matters

We are subject to the U.S. Foreign Corruption Practices Act, or FCPA, and similar anti-corruption, anti-bribery, and similar laws, and non-compliance with such laws can subject us to criminal or civil liability and harm our business, financial condition and results of operations.

We are subject to the FCPA, U.S. domestic bribery laws, the UK Bribery Act, and other anti-corruption and similar laws in the countries in which we conduct activities. Anti-corruption and anti-bribery laws have been enforced aggressively in recent years and are interpreted broadly to generally prohibit companies, their employees, and their third-party business partners or intermediaries, representatives, and agents from authorizing, offering, or providing, directly or indirectly, improper payments or other benefits, directly or indirectly, to government officials or others in the private sector in order to influence official action, direct business to any person, gain any improper advantage, or obtain or retain business. As we increase our international sales and business, our risks under these laws may increase.

As we increase our international sales and business and sales to the public sector, we may engage with third-party business partners and intermediaries to market our products and services and to obtain necessary permits, licenses, and other regulatory approvals. In addition, we or our third-party business partners or intermediaries may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities. We can be held liable for the corrupt or other illegal activities of our third-party business partners or intermediaries, our employees, representatives, contractors, and agents, even if we do not explicitly authorize such activities.

These laws also require that we keep accurate books and records and maintain internal controls and compliance procedures designed to prevent any such actions. While we have policies and procedures to address compliance with such laws, we cannot assure you that our third-party business partners or intermediaries, employees, representatives, contractors, and agents will not take actions in violation of our policies and applicable law, for which we may be ultimately held responsible.

Detecting, investigating, and resolving actual or alleged violations of anti-corruption laws can require a significant diversion of time, resources, and attention from senior management, as well as significant defense costs and other professional fees. In addition, noncompliance with anti-corruption, or anti-bribery could subject us to whistleblower complaints, investigations, sanctions, settlements, prosecution, enforcement actions, fines, damages, other civil or criminal penalties or injunctions against us, our officers, or our employees, disgorgement of profits, suspension or debarment from contracting with the U.S. government or other persons, reputational harm, adverse media coverage, and other collateral consequences. If any subpoenas or investigations are launched, or governmental or other sanctions are imposed, or if we do not prevail in any possible civil or criminal proceeding, our reputation, business, stock price, financial condition, prospects and results of operations could be harmed.

Risks Related to Tax Matters

Our ability to use our net operating loss carryforwards to offset future taxable income may be subject to certain limitations.

As of December 31, 2025, we had federal net operating loss, or NOL, carryforwards of approximately $6.4 million and state NOL carryforwards of $1.2 million. Approximately $0.2 million of our state NOL carryforwards expires in 2045 and approximately $1.0 million may be carried forward indefinitely. Since our company was incorporated in 2022, we do not have any NOLs generated in tax years beginning before January 1, 2018. Under current U.S. federal income tax law, NOLs generated in tax years beginning after December 31, 2017 may be carried forward indefinitely, but utilization of such post-2017 NOLs that are carried forward to taxable years beginning after December 31, 2020 is limited to a maximum of 80% of the taxable income for such year determined without regard to such carryforwards. Such limitation could harm our business, results of operations, financial condition or prospects.

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In addition, under Sections 382 and 383 of the Code, a corporation that undergoes an “ownership change,” generally defined as a greater-than-50-percentage-point change (by value) in its equity ownership by certain stockholders over a three-year period, is subject to limitations on its ability to utilize its pre-change NOLs and other tax attributes such as research tax credits to offset future taxable income or income tax. We may experience ownership changes as a result of this offering or future offerings or other changes in the ownership of our stock. Future changes in our stock ownership, many of which are outside of our control, could result in an ownership change under Sections 382 or 383 of the Code. Furthermore, our ability to utilize NOLs of companies that we may acquire in the future may be subject to limitations. For these reasons, we may not be able to utilize a significant portion of the NOLs, even if we were to achieve profitability. In addition, any future changes in tax laws could impact our ability to utilize NOLs in future years and may result in greater tax liabilities than we would otherwise incur and adversely affect our cash flows and financial position.

We could be subject to additional tax liabilities as a result of changes in tax laws.

We are subject to U.S. federal, state, and local income, sales, and other taxes in the United States. In the future, we may also be subject to foreign income, withholding, and value-added taxes, and other indirect taxes in foreign jurisdictions. In addition, our future income tax obligations could be adversely affected by changes in, or interpretations of, tax laws in the United States or in other jurisdictions in which we operate.

In addition, the tax regimes we are subject to or operate under are unsettled and may be subject to significant change, which may become increasingly challenging as we expand our operations globally. Changes in tax laws, issuance of new tax rulings, or changes in interpretations of existing laws could cause us to be subject to additional income-based and non-income-based taxes, including payroll, sales, use, value-added, digital, net worth, property, and goods and services taxes, which could adversely affect our results of operations and financial condition. In particular, the U.S. government recently enacted legislation commonly referred to as the One Big Beautiful Bill Act (“OBBBA”) which, along with other recent U.S. federal tax reform legislation, has resulted in significant changes to the taxation of business entities including, among other changes, the imposition of minimum taxes or surtaxes on certain types of income, changes to the taxation of income derived from international operations, changes in the deduction and amortization of research and development expenditures, and limitations on the deductibility of business interest. In particular, the OBBBA enacted Section 174A of the Code, permitting the deduction of certain U.S. research and development expenditures incurred in tax years beginning on or after January 1, 2025, but expenditures attributable to research and development conducted outside the U.S. continue to be required to be capitalized and amortized over a 15-year period. The issuance of additional regulatory or accounting guidance related to these and any future changes in tax law could significantly affect our tax obligations and effective tax rate in the period issued.

Due to anticipated expansion of our international business activities, any changes in the U.S. taxation and foreign taxation of our cross-border activities may increase our worldwide effective tax rate and adversely affect our results of operations and financial condition. The enactment of legislation implementing changes in the U.S. taxation of international business activities or the adoption of other tax reform policies globally could adversely affect our business, financial condition, results of operations, and prospects.

Our operating results may be negatively affected if we are required to pay additional sales and use tax, value added tax, or other transaction taxes, and we could be subject to liability with respect to all or a portion of past or future sales.

The application of U.S. federal, state, local, and foreign tax laws to our business, or any potential changes in our business model, is unclear and continually evolving. New tax laws, statutes, rules, regulations, or ordinances could be enacted at any time (possibly with retroactive effect) and could be applied solely or disproportionately to our business model or could otherwise negatively impact our results of operations and financial condition.

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We strive to follow all applicable sales, use, value added and other transaction tax laws and rules in the jurisdictions we operate in. In some jurisdictions in which we do business, we do not believe that we owe such taxes, and therefore we currently do not collect and remit such taxes in those jurisdictions or record contingent tax liabilities in respect of those jurisdictions. A successful assertion that we are required to pay additional taxes in connection with sales of our products and solutions, or the imposition of new laws or regulations or the interpretation of existing laws and regulations requiring the payment of additional taxes, would result in increased costs and administrative burdens for us. Any increased tax burden may decrease our ability or willingness to compete in relatively burdensome tax jurisdictions, result in substantial tax liabilities related to past or future sales, or otherwise seriously harm our business, results of operations, financial condition or prospects.

Changes in our effective tax rate or tax liability may adversely affect our results of operations.

Our effective tax rate could increase due to several factors, including:

●	changes in the relative amounts of income before taxes in the various U.S. and international jurisdictions in which we operate due to differing statutory tax rates in various jurisdictions;

●	changes in tax laws, tax treaties, and regulations or the interpretation of them;

●	changes in our international operations, corporate structure, business model, or intercompany arrangements;

●	changes to our assessment about our ability to realize our deferred tax assets that are based on estimates of our future results, the prudence and feasibility of possible tax-planning strategies, and the economic and political environments in which we do business;

●	the outcome of current and future tax audits, examinations, or administrative appeals; and

●	limitations or adverse findings regarding our ability to do business in some jurisdictions.

Any of these developments could adversely affect our business, financial condition, results of operations, and prospects.

Risks Related to Our Initial Public Offering and Ownership of Our Class A Common Stock

No public market for our Class A common stock currently exists, an active trading market for our Class A common stock may never develop or be sustained, and the initial public offering price may not be indicative of the market price of our Class A common stock following the offering.

Prior to this offering, there has been no public market for our Class A common stock. The initial public offering price will be determined through negotiations between us and the underwriters and may not bear any relationship to the market price at which our Class A common stock will trade after this offering. We cannot assure you that an active trading market will develop or, if it develops, be sustained. The absence or limited nature of a public market may impair your ability to sell your shares at the time you wish or at a price you consider reasonable and may also reduce the fair value of your shares. An inactive market could also impair our ability to raise capital by selling equity securities and to use our equity as acquisition currency. In addition, the breadth and depth of any market that may develop will depend in part on the number of shares available for trading (public float), which may be limited following the offering. If we fail to satisfy the continued listing standards of the applicable stock exchange at any time, our Class A common stock could be delisted, which would further reduce liquidity, impede our ability to raise capital, and could negatively affect the price of our Class A common stock. Moreover, market making activities may be limited or sporadic for newly public companies, which can increase bid-ask spreads and price volatility, and early trading may be influenced by short-term trading strategies rather than fundamental analysis.

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We will be a “controlled company” within the meaning of the NYSE American rules upon the initial public offering because our founders will beneficially own more than 50% of the voting power of our outstanding voting securities.

Upon completion of this offering, our founder and Chief Executive Officer, Lyle Pratt, together with co-founder and Chief Operating Officer, Brandon Robinson and co-founder and Chief Product Officer, Timothy Noah Hayes, will collectively beneficially own approximately 86.6% of the voting power of our outstanding voting securities, or approximately 86.0% of the voting power of our outstanding voting securities if the underwriters’ option to purchase additional shares of our Class A common stock is exercised in full, and we will be a “controlled company” within the meaning of the listing rules of NYSE American. We may rely on certain exemptions from corporate governance rules, including an exemption from the rule that a majority of our board of directors must be independent directors. Although we currently do not intend to rely on the “controlled company” exemption under the listing rules, we could elect to rely on this exemption in the future. In the event that we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors, and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Our status as a controlled company could cause our shares of Class A common stock to be less attractive to certain investors or otherwise harm our trading price. As a result, you would not have the same protection afforded to stockholders of companies that are subject to these corporate governance requirements. Additionally, investors may be prevented from effecting matters involving our Company, including:

●	the composition of our board of directors and, through it, any determination with respect to our business direction and policies, including the appointment and removal of officers;

●	any determination with respect to mergers or other business combinations;

●	our acquisition or disposition of assets; and

●	our corporate financing activities.

Furthermore, this concentration of voting power could have the effect of delaying, deterring, or preventing a change of control or other business combination that might otherwise be beneficial to our stockholders. This significant concentration of share ownership may also adversely affect the trading price of our Class A common stock because investors may perceive disadvantages in owning stock in a Company that is controlled by a small number of stockholders. Although our Company does not intend to utilize the controlled company exemptions to the corporate governance listing standards, if we are eligible to utilize the controlled company exemptions in the future, we may choose to do so. In such instance we would be exempted from, among other things, the requirements to have a board with a majority of independent members and the requirement that we have a nominating and governance committee and compensation committee that are composed entirely of independent directors and have written charters addressing the respective committee’s purpose and responsibilities.

Our directors, officers and principal stockholders have significant voting power and may take actions that may not be in the best interests of our other stockholders.

After this offering, our officers, directors and principal stockholders each holding more than 5% of our Class A common stock, collectively, will control approximately 92.8% of our voting securities, or approximately 92.1% of our voting securities if the underwriters’ option to purchase additional shares of our Class A common stock is exercised in full. In addition, upon the closing of this offering, our officers, directors and principal stockholders will collectively hold options and warrants to purchase a total of 572,126 shares of our Class A common stock. As a result, these stockholders, if they act together, will be able to control the management and affairs of our Company and most matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change of control and might adversely affect the market price of our Class A common stock. This concentration of ownership may not be in the best interests of our other stockholders.

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The market price of our Class A common stock may be volatile and may decline regardless of our operating performance, which could result in the loss of all or part of your investment.

Prior to this offering, there has been no public market for shares of our Class A common stock. The initial public offering price of our Class A common stock will be determined through negotiation between us and the underwriters. This price does not necessarily reflect the price at which investors in the market will be willing to buy and sell shares of our Class A common stock following this offering. In addition, the trading price of our Class A common stock following this offering is likely to be volatile and could be subject to fluctuations in response to various factors, some of which are beyond our control. These fluctuations could cause you to lose all or part of your investment in our Class A common stock since you might be unable to sell your shares at or above the price you paid in this offering. Factors that could cause fluctuations in the trading price of our Class A common stock include the following:

●	price and volume fluctuations in the overall stock market from time to time;

●	volatility in the trading prices and trading volumes of technology stocks;

●	volatility in the trading volumes of our Class A common stock;

●	changes in operating performance and stock market valuations of other technology companies generally, or those in our industry in particular;

●	sales of shares of our Class A common stock by us or our stockholders;

●	failure of securities analysts to maintain coverage of us, changes in financial estimates by securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	the financial projections we may provide to the public, any changes in those projections or our failure to meet those projections;

●	announcements by us or our competitors of new products or services;

●	the public’s reaction to our press releases, other public announcements and filings with the SEC;

●	rumors and market speculation involving us or other companies in our industry;

●	actual or anticipated changes in our results of operations or fluctuations in our results of operations;

●	actual or anticipated developments in our business, our competitors’ businesses or the competitive landscape generally;

●	litigation involving us, our industry or both;

●	regulatory actions or developments affecting our operations, those of our competitors or our industry more broadly;

●	developments or disputes concerning our intellectual property or other proprietary rights;

●	announced or completed acquisitions of businesses, products, services or technologies by us or our competitors;

●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

●	changes in accounting standards, policies, guidelines, interpretations or principles;

●	any significant change in our management; and

●	general economic conditions and slow or negative growth of our markets.

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In recent years, the stock markets generally have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the listed companies. Broad market and industry factors may significantly affect the market price of our Class A common stock, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our Class A common stock shortly following this offering. If the market price of shares of our Class A common stock after this offering does not ever exceed the initial public offering price, you may not realize any return on your investment in us and may lose some or all of your investment.

In addition, in the past, the market for technology and AI-related companies has experienced extreme price and volume fluctuations and class action litigation has often been instituted against companies whose securities have experienced periods of volatility in market price. Securities litigation brought against us following volatility in our stock price, regardless of the merit or ultimate results of such litigation, could result in substantial costs, which would hurt our financial condition and operating results and divert management’s attention and resources from our business.

Future sales of substantial amounts of our Class A common stock in the public markets, or the perception that they might occur, could cause the market price of our Class A common stock to decline.

Sales of a substantial number of shares of our Class A common stock into the public market, particularly sales by our directors, executive officers, and principal stockholders, or the perception that these sales might occur, could cause the market price of our Class A common stock to decline. Based on the number of shares of our Class A common stock outstanding as of March 31, 2026, as adjusted based on the assumptions described in the section titled “The Offering,” we expect to have 8,927,364 shares (if the underwriters exercise their option to purchase additional shares in full) of our Class A common stock outstanding after this offering.

All of the shares of Class A common stock sold in this offering will be freely tradable without restrictions or further registration under the Securities Act, except for any shares held by our affiliates as defined in Rule 144 under the Securities Act (including any shares that may be purchased by any of our affiliates in this offering). The remaining shares of our Class A common stock are subject to the lock-up agreement or market stand-off agreements described below.

We, all of our directors and executive officers, and the other holders of substantially all of our common stock outstanding and securities exercisable for or convertible into our common stock, have entered into or will enter into agreements with the underwriters, under which we and such holders have agreed, or will agree, not to (i) offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, purchase any option or contract to sell, lend or otherwise transfer or dispose of any shares of our common stock or any options or warrants to purchase any shares of our common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of our common stock, which we collectively refer to as the Lock-Up Securities, (ii) engage in any hedging transactions or similar arrangement with respect to the Lock-Up Securities, (iii) make any demand for or exercise any right with respect to the registration of the Lock-Up Securities, or (iv) otherwise publicly announce any intention to engage in or cause any action, activity, transaction or arrangement described in clauses (i), (ii) or (iii), during the period ending on the date that is six (6) months after the date of this prospectus, or the Lock-Up Period, subject to certain customary exceptions and certain provisions that provide for the release of certain shares of our common stock. In addition, Benchmark Company LLC (“Benchmark”), may, in its sole discretion, release all or some portion of the Lock-Up Securities prior to the expiration of the Lock-Up Period. Upon expiration or earlier release of the Lock-Up Period, a substantial number of our shares may become available for sale. See the sections titled “Shares Eligible for Future Sale” and “Underwriting” for more information. When the Lock-Up Period expires, we and our security holders subject to a lock-up agreement will be able to sell our shares in the public market. See the sections titled “Shares Eligible for Future Sale” and “Underwriting” for more information. Sales of a substantial number of such shares upon expiration of the lock-up agreements, or the perception that such sales may occur, or early release of these agreements, could cause our market price to fall or make it more difficult for you to sell your Class A common stock at a time and price that you deem appropriate.

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In addition, as of March 31, 2026, we had options outstanding that, if fully exercised, would result in the issuance of 711,751 shares of Class A common stock, and warrants outstanding that, if exercised, would result in the issuance of 893,401 shares of Class A common stock. As of April 2, 2026, we have not granted any options to purchase shares of Class A common stock subsequent to March 31, 2026. All of the shares of Class A common stock issuable upon the exercise of stock options, and the shares reserved for future issuance under our equity incentive plans, will be registered for public resale under the Securities Act. Accordingly, these shares will be able to be freely sold in the public market upon issuance subject to existing lock-up agreements and applicable vesting requirements.

We also intend to file one or more registration statements on Form S-8 to register shares subject to outstanding equity awards and shares reserved for future issuance under our equity plans, which, upon issuance, may be freely sold in the public market (subject to applicable vesting schedules, Rule 144 and lock-up restrictions).

Following this offering, the holders of 2,182,345 shares of our capital stock have rights, subject to some conditions, to require us to file registration statements for the public resale of such capital stock or to include such shares in registration statements that we may file for us or other stockholders.

We may also issue our shares of Class A common stock or securities exercisable for or convertible into shares of our Class A common stock from time to time in connection with a financing, acquisition, investments, or otherwise. If we are unable to effectively manage the risks relating to the price of our Class A common stock, our business, financial condition, results of operations, and prospects could be adversely affected.

Any of these events could increase the supply of our Class A common stock in the market and may depress the trading price. The limited public float immediately following the offering could further amplify price movements when large blocks are sold.

We are an “emerging growth company” and a “smaller reporting company” and the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies may make our Class A common stock less attractive to investors.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including (i) not being required to comply with the independent auditor attestation requirements of the Sarbanes-Oxley Act, (ii) reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements and the required number of years of audited financial statements, and (iii) exemptions from the requirements of holding non-binding advisory stockholder votes on executive compensation and stockholder approval of any golden parachute payments not approved previously. In addition, as an emerging growth company, we are only required to provide two years of audited financial statements in this prospectus.

We could be an emerging growth company for up to five fiscal years following the completion of this offering. However, certain circumstances could cause us to lose that status earlier, including the date on which we are deemed to be a “large accelerated filer,” under applicable SEC rules, if we have total annual gross revenue of $1.235 billion or more, or if we issue more than $1.0 billion in non-convertible debt during any three-year period before that time.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Accordingly, our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company, even if we are no longer an emerging growth company, until the last day of the fiscal year in which (1) the market value of our common equity securities held by non-affiliates equals or exceeds $250 million as of the prior June 30, and (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year or the market value of our common equity securities held by non-affiliates equals or exceeds $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

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Investors may find our Class A common stock less attractive because we may rely on certain of these exemptions. If some investors find our Class A common stock less attractive as a result, there may be a less active trading market for our Class A common stock and our price may be more volatile and may decline.

We will incur significant increased costs and demands on management resources as a result of operating as a public company.

As a public company, we will incur significant legal, accounting, compliance, investor relations, and other expenses that we did not incur as a private company and these expenses will increase even more after we are no longer an “emerging growth company.” Our management and other personnel will need to devote a substantial amount of time and incur significant expense in connection with legal, compliance, and investor relations initiatives. For example, in anticipation of becoming a public company, we will need to adopt additional internal controls and disclosure controls and procedures, retain a transfer agent, and adopt insider trading policies and procedures. As a public company, we will bear all of the internal and external costs of preparing and distributing periodic public reports in compliance with our obligations under the securities laws.

In addition, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act, and the related rules and regulations implemented by the SEC have increased legal and financial compliance costs and will make some compliance activities more time-consuming. We intend to invest resources to comply with evolving laws, regulations, and standards, and this investment will result in increased general and administrative expenses and may divert management’s time and attention from our other business activities. If our efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us, and our business may be harmed. In connection with this offering, we intend to increase our directors’ and officers’ insurance coverage, which will increase our insurance cost. In the future, it may be more expensive or more difficult for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors would also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers. If we are unable to effectively manage these increased costs and demands upon management resources, our business, financial condition, results of operations, and prospects could be adversely affected.

Our management team has limited experience managing a public company.

Our management team has limited experience managing a publicly traded company, interacting with public company investors and securities analysts, and complying with the increasingly complex laws pertaining to public companies. These new obligations and constituents require significant attention from our management team and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition, results of operations, and prospects.

If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the listing requirements of NYSE American, and other applicable securities rules and regulations. We expect that compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming, or costly, and increase demand on our systems and resources, particularly after we are no longer an emerging growth company.

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The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls, internal control over financial reporting and other procedures that are designed to ensure information required to be disclosed by us in our financial statements and in the reports that we will file with the SEC is recorded, processed, summarized, and reported within the time periods specified in SEC rules and forms, and information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers. In order to maintain and improve the effectiveness of our internal controls and procedures, we have expended, and anticipate that we will continue to expend, significant resources, including accounting-related costs and significant management oversight.

Our current controls and any new controls we develop may become inadequate because of changes in conditions in our business. Further, weaknesses in our internal controls may be discovered in the future. Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could harm our results of operations, may result in a restatement of our financial statements for prior periods, cause us to fail to meet our reporting obligations, and could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we are required to include in the periodic reports we will file with the SEC. However, while we remain an “emerging growth company,” we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the market price of our Class A common stock. We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and we are therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until after we are no longer an “emerging growth company” as defined in the JOBS Act. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our internal control over financial reporting is documented, designed, or operating. Any failure to maintain effective disclosure controls and internal control over financial reporting could cause a decline in the price of our Class A common stock and could negatively impact our business, financial condition, results of operations, and prospects.

Upon becoming a public company, and particularly after we are no longer an “emerging growth company,” significant resources and management oversight will be required. As a result, management’s attention may be diverted from other business concerns, which could harm our business, financial condition, and results of operations.

If you purchase shares of our Class A common stock in this offering, you will incur immediate and substantial dilution, and additional issuances of equity securities may further dilute you.

The initial public offering price of our Class A common stock will be substantially higher than our pro forma net tangible book value per share immediately after the offering. As a result, investors purchasing shares in this offering will incur immediate and substantial dilution relative to the net tangible book value of their shares. In addition, you may experience further dilution if we issue additional equity securities in the future, including in connection with our equity incentive plans, acquisitions, strategic transactions, or capital-raising activities. The exercise of outstanding stock options, settlement of restricted stock units, vesting of stock appreciation rights, exercise of warrants, conversion of preferred or other equity-linked securities, or future grants under our equity plans will also dilute your ownership. Further, any equity financing undertaken during adverse market conditions may be at prices below the then-current market price, compounding dilution.

We will have broad discretion over the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the allocation of the net proceeds from this offering, and investors will not have the opportunity, as part of their investment decision, to assess whether the proceeds are being used appropriately. The proceeds could be used for working capital or other general corporate purposes, and their ultimate use may differ from our current intentions. We may also use a portion of the proceeds for potential acquisitions or strategic investments, for which we may have no current agreements or commitments. Pending use, we may invest the proceeds in short-term, investment-grade, interest-bearing instruments that may not yield favorable returns. If we do not use the net proceeds effectively, our business, financial condition, results of operations, and prospects could be harmed, and the market price of our Class A common stock could decline.

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We could be subject to securities class action litigation.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in the market price of a company’s securities. This type of litigation, if instituted, could result in substantial costs and a diversion of management’s attention and resources, which could adversely affect our business, financial condition, results of operations, and prospects. Additionally, the dramatic increase in the cost of directors’ and officers’ liability insurance may cause us to opt for lower overall policy limits or to forgo insurance that we may otherwise rely on to cover significant defense costs, settlements, and damages awarded to plaintiffs.

If securities, financial or industry analysts do not publish research or reports about our business, or if they publish inaccurate or unfavorable research regarding our Class A common stock, our stock price and trading volume could decline.

The trading market for our Class A common stock will depend in part on research and reports published by securities or industry analysts. If few analysts cover us, if analysts issue unfavorable commentary or downgrade our stock, or if we fail to meet guidance or analyst expectations (including usage or outcome metrics important to our model), our stock price and trading volume could decline. In addition, as a newly public company, analysts may have limited historical information on which to base estimates, which can increase the likelihood of forecast errors and negative reactions to quarterly results. If one or more analysts cease coverage of us or fail to publish reports on us regularly, our visibility in the financial markets could be reduced, which may adversely affect our stock price and trading volume.

We do not currently intend to pay dividends for the foreseeable future and consequently investors must rely on appreciation of our Class A common stock for any return on their investment, which may never occur.

We have never declared or paid cash dividends on our Class A common stock and do not anticipate paying dividends for the foreseeable future. We intend to retain any future earnings to fund operations and growth. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, contractual restrictions (including any debt arrangements), and other factors. As a result, the success of an investment in our Class A common stock will depend on future appreciation of its market price, which may not occur.

Our charter documents and Delaware law could delay or prevent a change in control that stockholders may consider favorable and may limit your ability to influence corporate matters.

Certain provisions of our second amended and restated certificate of incorporation and amended and restated bylaws that will become effective upon completion of this offering, as well as applicable provisions of Delaware law, may have the effect of delaying or preventing a merger, acquisition, or other change of control of the company that the stockholders may consider favorable. In addition, because our board of directors is responsible for appointing the members of our management team, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors. Among other things, our second amended and restated certificate of incorporation and amended and restated bylaws include provisions that:

●	provide that our board of directors is classified into three classes of directors with staggered three-year terms;

●	permit our board of directors to establish the number of directors and fill any vacancies and newly created directorships;

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●	require super-majority voting by our stockholders to amend some provisions in our second amended and restated certificate of incorporation and amended and restated bylaws;

●	authorize the issuance of “blank check” preferred stock that our board of directors could use to implement a stockholder rights plan;

●	only a majority of our board of directors or the chairman of the board of directors will be authorized to call a special meeting of stockholders;

●	eliminate the ability of our stockholders to call special meetings of stockholders;

●	do not provide for cumulative voting;

●	directors may only be removed “for cause” and only with the approval of at least 66 2/3% of the voting power of our then-outstanding capital stock;

●	following the Final Conversion Date (as defined in our second amended and restated certificate of incorporation), prohibit stockholder action by written consent, which will require all stockholder actions to be taken at a meeting of our stockholders;

●	our board of directors is expressly authorized to make, alter, or repeal our bylaws; and

●	establish advance-notice requirements for nominations for election to our board of directors or for proposing matters that can be acted upon by stockholders at annual stockholder meetings.

Our second amended and restated certificate of incorporation will contain exclusive forum provisions that could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.

Our second amended and restated certificate of incorporation will provide that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware (or, if it lacks subject matter jurisdiction, the federal district court for the District of Delaware) will be the exclusive forum for certain types of actions and proceedings, including (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a breach of fiduciary duty owed by any of our directors, officers, or employees to us or our stockholders, (iii) any action asserting a claim arising under the Delaware General Corporation Law, or our second amended and restated certificate of incorporation or amended and restated bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine.

Moreover, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Our second amended and restated certificate of incorporation provides that the federal district courts of the United States will, to the fullest extent permitted by law, be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, or the Federal Forum Provision. Our decision to adopt the Federal Forum Provision followed a decision by the Supreme Court of the State of Delaware holding that such provisions are facially valid under Delaware law. While there can be no assurance that federal or state courts will follow the holding of the Supreme Court of the State of Delaware or determine that the Federal Forum Provision should be enforced in a particular case, application of the Federal Forum Provision means that suits brought by our stockholders to enforce any duty or liability created by the Securities Act must be brought in federal court and cannot be brought in state court.

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Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. In addition, the Federal Forum Provision applies to suits brought to enforce any duty or liability created by the Exchange Act. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court.

Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder.

Any person or entity purchasing or otherwise acquiring or holding any interest in any of our securities shall be deemed to have notice of and consented to our exclusive forum provisions, including the Federal Forum Provision. These provisions may limit a stockholders’ ability to bring a claim in a judicial forum of their choosing for disputes with us or our directors, officers, or employees, which may discourage lawsuits against us and our directors, officers, and employees. Alternatively, if a court were to find the choice of forum provision contained in our second amended and restated certificate of incorporation or amended and restated bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, financial condition, and results of operations. These provisions do not apply to claims under the Exchange Act, for which exclusive federal jurisdiction applies by statute.

We may need additional capital in the future, and any such financing may result in dilution to stockholders or impose operational or financial restrictions on us.

We may require additional capital to fund operations, invest in platform development and integrations, pursue strategic opportunities, or respond to competitive pressures. If we raise funds through equity or equity-linked securities, our existing stockholders could suffer dilution, and any such securities may have rights superior to those of our Class A common stock. If we raise funds through debt financing, we may be subject to covenants or other restrictions that limit our operating flexibility. There can be no assurance that additional financing will be available on acceptable terms or at all, and if we cannot raise needed capital, we may need to reduce our operations, scale back growth initiatives, or delay strategic programs. Volatile market conditions could further limit access to capital or increase its cost.

We have identified a material weakness in our internal control over financial reporting, and we may not be able to successfully implement remedial measures.

We have identified control deficiencies in our financial reporting process that constitute a material weakness for the year ended December 31, 2025, related to not maintaining effective controls over the preparation and review of our financial statements, including controls over journal entries and account reconciliations. As a result, material audit adjustments, including those related to capitalized software costs, prepaid expenses, accrued liabilities, and stock-based compensation, were required to correct errors in our financial statements.

We intend to initiate certain measures to remediate this material weakness, and plan to implement additional appropriate measures in the future, if necessary. For example, we intend to implement a remediation plan that will include new controls and processes, hire additional accounting and finance personnel with appropriate level of expertise, and improve oversight over and review of significant and complex transactions. However, there can be no assurance that we will be able to fully remediate our existing material weakness or that our remedial actions will prevent this weakness from re-occurring in the future.

Further, there can be no assurance that we will not suffer from other material weaknesses or significant deficiencies in the future. If we fail to remediate these material weaknesses or fail to otherwise maintain effective internal controls over financial reporting in the future, such failure could result in a material misstatement of our annual or quarterly financial statements that would not be prevented or detected on a timely basis and which could cause investors and other users to lose confidence in our financial statements, limit our ability to raise capital and have a negative effect on the trading price of our Class A common stock. Additionally, failure to remediate the material weaknesses or otherwise maintain effective internal controls over financial reporting may also negatively impact our operating results and financial condition, impair our ability to timely file our periodic and other reports with the SEC, subject us to additional litigation and regulatory actions and cause us to incur substantial additional costs in future periods relating to the implementation of remedial measures.

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General Risk Factors

Estimates and projections of our market opportunity and growth may not be accurate, and, even if the market grows as expected, our business may not grow at similar rates.

Our estimates of the market opportunity for Business AI Agents and forecasts of market growth are subject to significant uncertainty and are based on various assumptions and third-party data that may not prove accurate. In the section titled “Our Business” of this prospectus, we describe internal modeling that uses a top-down approach anchored to third-party estimates of outsourced call and contact center outsourcing spend (as a proxy for customer service and contact center operations) and applies assumed growth rates and an AI penetration layer.

Our analysis is inherently uncertain and actual market outcomes could differ materially from our assumptions for numerous reasons, including slower-than-expected adoption of generative AI and AI agents in customer operations; slower conversion of pilots or experimentation into production workloads; changes in technology, regulation, or customer preferences; increased competition and pricing pressure; higher-than-expected implementation, integration, safety, or compliance costs; or macroeconomic conditions that reduce overall IT and AI budgets. In addition, adjacent markets we reference—such as broader BPO spend, customer experience operations budgets, and other labor- or services-based customer support spend pools—may prove to be less relevant to AI agent workloads, or may shift more slowly to AI-driven architectures, than we currently assume.

Even if the markets in which we compete grow as we expect, there can be no assurance that our business will grow at similar rates or that we will capture a meaningful share of that growth. Our ability to realize the potential of any market opportunity depends on many factors, including our success in executing our channel-led strategy; differentiating our platform; competing effectively; scaling our operations; and maintaining partner and customer satisfaction. If our market estimates or growth projections prove inaccurate, or if our business fails to grow in line with the market, the trading price of our Class A common stock could be adversely affected.

Our enablement of payment-related workflows exposes us to risks related to fraud, chargebacks, and compliance with payment network rules and financial regulations.

Our platform supports workflows in which AI agents facilitate or initiate payments or other financial transactions through integrations with third-party payment processors and billing platforms chosen by our customers. Although we generally do not act as a payment processor or hold full payment card data, we may be associated with transactions that later result in fraud, chargebacks, disputes, or alleged violations of card-network rules or financial regulations. Customers, consumers, payment processors, or card networks may assert that our platform contributed to unauthorized or non-compliant transactions (for example, due to disclosure practices, script content, or mis-handled consent), and may seek indemnification, refunds, or other remedies. In addition, processors may modify their rules or requirements in ways that require platform changes or limit certain workflows. Any of these events could increase our costs, result in losses or penalties, reduce adoption of payment-related use cases, or harm our reputation.

Our use of contractors, consultants, and a distributed workforce may expose us to misclassification, co-employment, and payroll-related risks.

To support rapid development and partner-led deployments, we may engage independent contractors, consultants, agencies, and other third parties, including in foreign jurisdictions. If a government agency, court, or other authority were to determine that these workers should be classified as our employees, we could be liable for additional wage-and-hour obligations, employee benefits, tax withholdings, social contributions, and penalties, as well as potential joint-employer liability for their acts or omissions. Misclassification risks may be heightened by evolving laws, remote-work arrangements, and differences in labor regimes across jurisdictions. Any such findings, or changes to relevant laws, could increase our costs, require us to change our operating model, and adversely affect our business and results of operations.

Catastrophic events and other disruptions could harm our business and the price of our Class A common stock.

Natural disasters, power outages, telecommunications failures, cyberattacks, pandemics, acts of terrorism or war, and other catastrophic events could disrupt our operations, our cloud infrastructure, our partners’ systems, or our telecommunications suppliers and carriers. Even with disaster recovery and business continuity arrangements, our services could be interrupted or performance degraded, which could harm our reputation, financial condition, and results of operations and adversely affect the trading price of our Class A common stock. Supply chain disruptions, carrier policy changes, data center incidents, or failures in third-party services we rely on could exacerbate impacts. Insurance coverage may be unavailable or insufficient to cover all losses, and recovery efforts could divert management attention from operations.

Any future litigation against us could be costly and time-consuming to defend.

We may become subject to legal proceedings and claims that arise in the ordinary course of business, such as claims brought by our customers in connection with commercial or intellectual property disputes or employment claims made by our current or former employees. Litigation might result in substantial costs and may divert management’s attention and resources, which might seriously harm our business, financial condition, and results of operations. Insurance might not cover such claims, might not provide sufficient payments to cover all the costs to resolve one or more such claims, and might not continue to be available on terms acceptable to us (including premium increases or the imposition of large deductible or co-insurance requirements). A claim brought against us that is uninsured or underinsured could result in unanticipated costs, potentially harming our business, financial position, and results of operations. In addition, we cannot be sure that our existing insurance coverage will continue to be available on acceptable terms or that our insurers will not deny coverage as to any future claim.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical or current facts contained in this prospectus may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding the offering, liquidity, growth and profitability strategies and factors and trends affecting our business are forward-looking statements. Forward-looking statements can be identified in some cases by the use of words such as “believe,” “can,” “could,” “potential,” “plan,” “predict,” “goals,” “seek,” “should,” “may,” “may have,” “would,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” the negative of these words, other similar expressions or by discussions of strategy, plans or intentions. These forward-looking statements include, but are not limited to, statements concerning the following:

●	our future financial performance, including our expectations regarding our revenue, cost of revenue, gross profit or gross margin, cash flow, operating expenses, including changes in operating expenses, and our ability to achieve and maintain future profitability;

●	our business plan and our ability to effectively manage our growth, including any international expansion;

●	our estimated addressable total market opportunity;

●	anticipated trends, growth rates, and challenges in our business and in the markets in which we operate;

●	our expectations regarding overall demand for our products and solutions;

●	our expectations regarding customers’ IT spending budgets;

●	market acceptance of our products and solutions and our ability to increase adoption of our products and solutions;

●	beliefs and objectives for future operations;

●	our ability to attract new customers and retain and grow sales within our existing customers;

●	our ability to drive adoption and expansion of any additional product and solution offerings;

●	our ability to continue developing, improving and implementing AI into our platform and offerings, including AI features and functionalities;

●	our ability to timely and effectively scale, enhance and adapt our platform;

●	our ability to develop and introduce new offerings and products and bring them to market in a timely manner;

●	the costs and success of our sales and marketing efforts, and our ability to promote our brand;

●	our ability to obtain additional capital, as necessary, including equity or debt financing, on terms that are acceptable to us, if at all;

●	our ability to operate and expand internationally;

●	our expectations concerning relationships with third parties, including our expectations concerning relationships with suppliers, vendors and payment partners;

●	future acquisitions or investments in complementary companies, products, services, or technologies and our ability to successfully integrate them into our business and operations;

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●	our ability to maintain, protect, and enhance our intellectual property;

●	the effects of increased competition in our markets and our ability to compete effectively;

●	our ability to stay in compliance with laws and regulations that currently apply or may become applicable to our business both in the United States and internationally;

●	changes in applicable laws or regulations and extensive and evolving government regulations that impact our operations and business;

●	our reliance on key personnel and our ability to identify, recruit and retain skilled personnel;

●	economic and industry trends, projected growth or trend analysis, including as it relates to AI;

●	general macroeconomic conditions in the United States and globally, including the effects of tariffs, immigration policy, inflation, rising or volatile interest rates, foreign currency fluctuations, instability in the global banking system, climate-related events and geopolitical conflicts or tensions such as those in the Ukraine and the Middle East;

●	the impact of remote and hybrid work models on our business, operations and the markets in which we operate;

●	our ability to operate and grow our business in light of macroeconomic uncertainty;

●	the level of product service failures that could lead our customers to use competitors’ services;

●	investigations, claims, disputes, enforcement actions, litigation and/or other regulatory or legal proceedings, including with respect to our AI technology;

●	increased expenses associated with being a public company; and

●	other statements regarding our future operations, financial condition, prospects and business strategies.

The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We believe that these factors include, but are not limited to, the factors set forth under the heading “Risk Factors.” Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus forms a part with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

These forward-looking statements speak only as of the date of this prospectus. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

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USE OF PROCEEDS

We estimate that our net proceeds from this offering will be approximately $13.3 million (or approximately $15.5 million if the underwriters exercise their over-allotment option in full) at an assumed initial public offering price of $4.75 per share of Class A common stock, which is the midpoint of the estimated offering price range set forth on the cover page of this prospectus, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Each $1.00 increase (decrease) in the assumed initial public offering price of $4.75 per share of Class A common stock, which is the midpoint of the estimated offering price range set forth on the cover page of this prospectus, would increase (decrease) the net proceeds to us from this offering by approximately $3.1 million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Each increase (decrease) of 1,000,000 shares in the number of shares offered by us would increase (decrease) the net proceeds to us from this offering by approximately $4.4 million, assuming the assumed initial public offering price remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We do not expect that a change in the assumed initial public offering price or the number of shares by these amounts would have a material effect on our use of proceeds from this offering, although it may accelerate the time when we need to seek additional capital.

We intend to use the net proceeds from this offering for general corporate purposes, including working capital and operating expenses. We may also use a portion of the net proceeds to acquire or invest in businesses, products, services or technologies. However, we do not have binding agreements or commitments for any material acquisitions or investments at this time.

Because we intend to use the net proceeds from this offering for general corporate purposes, our management will have broad discretion over the use of the net proceeds from this offering. As of the date of this prospectus, we intend to invest the net proceeds that are not used as described above in capital-preservation investments, including short-term interest-bearing investment-grade securities, certificates of deposit or U.S. government backed securities.

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CAPITALIZATION

The following table sets forth our cash, cash equivalents and capitalization as of December 31, 2025:

●	on an actual basis;

●	on a pro forma basis to give effect to (i) the filing and effectiveness of our second amended and restated certificate of incorporation in Delaware immediately prior to the closing of this offering, (ii) the reclassification of certain of our outstanding common stock as Class B common stock, (iii) the conversion of shares of our Series Seed-1, Series Seed-2 and Series A preferred stock to Class A common stock and (iv) the 3.57-for-1 stock split that will be effected immediately prior to the effectiveness of the registration statement of which this prospectus forms a part, as if such events had occurred on December 31, 2025; and

●	on a pro forma as adjusted basis to give effect to the adjustments described in the preceding clause and to reflect the issuance and sale by us of 3,333,334 shares of Class A common stock in this offering at an assumed initial public offering price of $4.75 per share of Class A common stock, which is the midpoint of the estimated offering price range set forth on the cover page of this prospectus, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Our capitalization following the closing of this offering will be adjusted based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this table, together with the information contained in this prospectus, including “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus. The authorized share numbers in the table below give effect to the pro forma adjustments noted above.

	As of December 31, 2025
	Actual	Pro Forma	Pro Forma As Adjusted
	(dollars in thousands)
Cash and cash equivalents	$2,318	$2,318	$15,585
Stockholders’ equity (deficit):
Preferred stock, par value $0.001 per share: 50,000,000 shares authorized, 1,242,635 shares issued and outstanding on an actual basis, no shares issued and outstanding on a pro forma basis, no shares issued and outstanding on a pro forma as adjusted basis	1	0	0
Common stock, par value $0.001 per share: 510,000,000 shares authorized, 1,520,000 shares issued and outstanding on an actual basis, no shares issued and outstanding on a pro forma basis, no shares issued and outstanding on a pro forma as adjusted basis	2	0	0
Class A common stock, par value $0.001 per share: 500,000,000 shares authorized, no shares issued and outstanding on an actual basis, 5,094,030 shares issued and outstanding on a pro forma basis, 8,427,364 shares issued and outstanding on a pro forma as adjusted basis	0	5	8
Class B common stock, par value $0.001 per share: 10,000,000 shares authorized, no shares issued and outstanding on an actual basis, 5,426,402 shares issued and outstanding on a pro forma basis, 5,426,402 shares issued and outstanding on a pro forma as adjusted basis	0	5	5
Additional paid-in capital	10,409	10,402	23,665
Accumulated deficit	(4,587)	(4,587)	(4,587)
Total stockholders’ equity (deficit)	5,825	5,825	19,292
Total capitalization	$5,825	$5,825	$19,092

Each $1.00 increase (decrease) in the assumed initial public offering price of $4.75 per share of Class A common stock, which is the midpoint of the estimated offering price range set forth on the cover page of this prospectus, would increase (decrease) each of cash and cash equivalents, additional paid-in capital, total stockholders’ equity (deficit) and total capitalization on a pro forma as adjusted basis by approximately $3.1 million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Each increase (decrease) of 1,000,000 shares in the number of shares offered by us would increase (decrease) each of cash and cash equivalents, additional paid-in capital, total stockholders’ equity (deficit) and total capitalization on a pro forma as adjusted basis by approximately $4.4 million, assuming the assumed initial public offering price remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

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DILUTION

Investors purchasing our Class A common stock in this offering will experience immediate and substantial dilution in the pro forma as adjusted net tangible book value of their shares of Class A common stock. Dilution in pro forma as adjusted net tangible book value represents the difference between the initial public offering price per share of our Class A common stock and the pro forma as adjusted net tangible book value per share of our Class A common stock after giving effect to this offering. Pro forma as adjusted net tangible book value represents our total tangible assets (total assets less intangible assets) less total liabilities, divided by the pro forma as adjusted number of outstanding shares of Class A common stock.

As of December 31, 2025, our net tangible book value was $3.5 million, or $1.25 per share.

After giving effect to (i) the filing and effectiveness of our second amended and restated certificate of incorporation in Delaware immediately prior to the closing of this offering, (ii) the reclassification of certain of our outstanding common stock as Class B common stock, (iii) the conversion of shares of our Series Seed-1, Series Seed-2 and Series A preferred stock to Class A common stock and (iv) the 3.57-for-1 stock split that will be effected immediately prior to the effectiveness of the registration statement of which this prospectus forms a part, our pro forma net tangible book value as of December 31, 2025 would have been approximately $3.5 million, or $0.33 per share.

After giving further effect to the issuance and sale of 3,333,334 shares of our Class A common stock in this offering at an assumed initial public offering price of $4.75 per share of Class A common stock, which is the midpoint of the estimated offering price range set forth on the cover page of this prospectus, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2025 would have been approximately $16.7 million, or $1.21 per share. This represents an immediate increase in pro forma as adjusted net tangible book value of $0.88 per share to our existing stockholders and an immediate dilution of $3.54 per share to new investors participating in this offering.

The following table illustrates this dilution on a per share basis to new investors:

Assumed initial public offering price per share		$4.75
Net tangible book value per share as of December 31, 2025	$1.25
Decrease in net tangible book value per share attributable to pro forma adjustments	$0.92
Pro forma net tangible book value per share as of December 31, 2025	$0.33
Increase in pro forma net tangible book value per share attributable to investors in this offering	$0.88
Pro forma as adjusted net tangible book value per share after giving effect to this offering		$1.21
Dilution in pro forma as adjusted net tangible book value per share to new investors in this offering		$3.54

Each $1.00 increase (decrease) in the assumed initial public offering price of $4.75 per share, the midpoint of the estimated offering price range set forth on the cover page of this prospectus, would increase (decrease) our pro forma as adjusted net tangible book value by approximately $3.1 million, or approximately $0.22 per share, and increase (decrease) the dilution to new investors participating in this offering by approximately $0.78 per share, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

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Each increase (decrease) of 1,000,000 shares in the number of shares of Class A common stock offered by us would increase (decrease) our pro forma as adjusted net tangible book value by approximately $4.4 million, or $0.32 per share, and increase (decrease) the dilution to new investors participating in this offering by approximately $0.32 per share, assuming that the assumed initial public offering price remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

If the underwriters exercise their over-allotment option in full, the pro forma as adjusted net tangible book value after the offering would be $1.32 per share, the increase in the pro forma as adjusted net tangible book value to existing stockholders would be $0.99 per share, and the pro forma as adjusted dilution to new investors participating in this offering would be $3.43 per share, in each case assuming an initial public offering price of $4.75 per share, the midpoint of the estimated offering price range set forth on the cover page of this prospectus, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The following table summarizes, on the pro forma as adjusted basis described above as of December 31, 2025, the difference between existing stockholders and new investors participating in this offering with respect to the number of shares purchased from us, the total consideration paid to us and the average price per share paid by our existing stockholders or to be paid by new investors participating in this offering at an assumed initial public offering price of $4.75 per share, which is the midpoint of the estimated offering price range set forth on the cover page of this prospectus, before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

	Shares Purchased		Total Consideration		Average Price Per
	Number	Percent	Amount	Percent	Share
Existing stockholders	10,520,432	75.9%	$7,833,861	33.1%	$0.74
New investors	3,333,334	24.1	15,833,337	66.9	4.75
Total	13,853,766	100%	$23,667,198	100%	$1.71

Each $1.00 increase (decrease) in the assumed initial public offering price of $4.75 per share, which is the midpoint of the estimated offering price range set forth on the cover page of this prospectus, would increase (decrease) total consideration paid by new investors by approximately $3.3 million and total consideration paid by all stockholders by approximately $3.3 million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We may also increase (decrease) the number of shares of Class A common stock we are offering. An increase (decrease) of 1,000,000 shares in the number of shares of Class A common stock offered by us would increase (decrease) total consideration paid by new investors by approximately $4.8 million and total consideration paid by all stockholders by approximately $4.8 million, assuming that the assumed initial public offering price remains the same, and before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

If the underwriters exercise their over-allotment option in full, the number of shares held by our existing stockholders will be 10,520,432 or 73.3% of the total shares outstanding after this offering and the number of shares held by our new investors will be further increased to 3,833,334, or 26.7% of the total shares outstanding after this offering.

In addition, to the extent we issue any additional securities under our equity incentive plans or any outstanding stock options or warrants are exercised, or we issue any other securities or convertible debt in the future, investors participating in this offering will experience further dilution.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

The audited financial statements for the years ended December 31, 2025 and 2024 are prepared pursuant to accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Overview

VIDA Global Inc. is building a cloud-based AI agent operating system that enables enterprises, service providers, and resellers to build, deploy, and manage omnichannel AI agents that handle voice calls, text messages, emails, and web chat while automating business workflows at scale. Our platform is designed to connect to systems companies already rely on, including phones, CRMs, ticketing tools, calendars, and billing systems, and to support use cases such as recovering missed calls, qualifying leads, scheduling and confirming appointments, triaging support tickets, maintaining CRM accuracy, and initiating payments.

We are in the early stages of commercialization and have a limited operating history. Our results to date reflect significant investment in product development and go-to-market capabilities, as well as early customer and partner deployments. We expect to continue investing in our platform, reliability, security, compliance, partner enablement, and go-to-market initiatives. As a result, we expect to continue to incur net losses in the near term as we pursue growth and scale.

We believe we are operating at the beginning of a significant technology transition as businesses adopt AI agents as a new category of software to automate customer engagement and operational workflows. Our strategy is designed to drive adoption through trusted distribution channels. We believe this channel-led approach can help reduce onboarding friction and shorten time-to-value for customers by delivering integrated solutions through providers that customers already use and trust. We also believe our platform architecture, including multi-model orchestration, omnichannel connectivity, policy and compliance primitives, integrations and APIs, built-in observability and quality assurance, and white-label capabilities, positions us to scale with partners and customers over time.

We will effect a 3.57-for-1 stock split of our common stock immediately prior to the effectiveness of the registration statement of which this prospectus forms a part.

Key Factors Affecting Our Results of Operations

Our operating results and period-to-period financial performance are influenced by a number of factors, including:

Early-stage commercialization and customer adoption. Our revenue remains limited as we continue to transition from development to broader commercialization. Revenue growth depends on our ability to attract new customers, expand deployments with existing customers, and scale through channel partners, as well as the pace at which customers move from pilot programs to production usage.

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Partner-led distribution and productization. We are designed to support multi-tenant management and white-label deployments. Our performance depends in part on partner onboarding, partner enablement, partner packaging decisions, and the timing of partner launches. Partner sales cycles and customer conversion can create variability in revenue and operating results.

Usage-based economics and cost structure. Our revenue is derived from subscription and related usage-based fees. Our cost of revenue includes third-party infrastructure and services costs that may scale with usage and that may also include a fixed-cost component as we build and maintain a production-grade platform. As adoption scales, we believe we will have opportunities to optimize and reduce unit costs through engineering improvements, vendor negotiations, and usage routing and orchestration decisions. However, these improvements may not occur on our expected timeline, and our costs may increase as usage expands.

Investment in platform development (including capitalized software costs). We have invested significantly in building our platform. A substantial portion of these costs have been capitalized as internal-use software and are amortized over time. Amortization expense is a non-cash expense, but it affects our operating loss and may be significant while we continue to invest in product development.

Go-to-market investment and brand awareness. We expect to invest in sales and marketing to build partner relationships, increase awareness, generate demand, and support customer success. These investments may precede related revenue growth, particularly in partner-driven distribution models.

Bitcoin holdings. We hold bitcoin as part of our treasury strategy and account for bitcoin at fair value with changes recognized in other income (expense). As a result, our reported net loss may be significantly affected by changes in the market price of bitcoin, which is outside of our control and may introduce material volatility to our reported results.

Regulatory, compliance, and security requirements. Our customers and partners operate in regulated environments, particularly in communications and customer engagement. We expect to continue investing in reliability, security, privacy, and compliance features and processes. Changes in laws, regulations, or customer expectations could increase our compliance costs and affect product requirements and sales cycles.

Components of Our Results of Operations

Revenue. We generate revenue primarily from subscription fees and usage-based fees for access to and use of our platform. Contracts are generally cancellable and typically billed in advance on a monthly basis. We recognize revenue as the subscription and related services are provided and the customer simultaneously receives and consumes the benefits.

Cost of revenue – exclusive of amortization. Cost of revenue – exclusive of amortization consists primarily of third-party expenses required to deliver our platform, including cloud hosting, telecommunications and carrier costs, and other infrastructure costs. Cost of revenue – exclusive of amortization may vary based on customer usage and may also include a baseline level of costs associated with maintaining and operating our platform, supporting deployments, and improving reliability and performance.

Amortization and depreciation. Represents amortization of capitalized internal-use software costs related to our platform and supporting systems and depreciation on our new computer equipment.

Sales and marketing. Includes costs related to partner enablement, marketing programs, advertising, and sales initiatives. Also includes personnel-related costs, including salaries, benefits, payroll taxes, and stock-based compensation expense related to stock options (excluding amounts capitalized as internal-use software).

General and administrative. Includes professional fees (legal, accounting, and consulting), insurance, facilities, and other general corporate expenses. Also includes personnel-related costs, including salaries, benefits, payroll taxes, and stock-based compensation expense related to stock options and restricted stock (excluding amounts capitalized as internal-use software).

Other income (expense). Other income (expense) consists primarily of realized and unrealized gains and losses related to changes in the fair value of our bitcoin holdings.

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Results of Operations

The following table sets forth our results of operations for the periods indicated:

(USD)	Year Ended Dec 31, 2025	Year Ended Dec 31, 2024	Change ($)	Change (%)
Revenue	551,383	14,402	536,981	3,729%
Operating expenses	3,427,485	1,291,283	2,136,202	165%
Operating loss	(2,876,102)	(1,276,881)	(1,599,221)	125%
Other income, net	(21,701)	534,403	(556,104)	104%
Net loss	(2,897,803)	(742,478)	(2,155,325)	290%

Revenue

Revenue increased by $536,981, or 3,729%, to $551,383 for the year ended December 31, 2025 from $14,402 for the year ended December 31, 2024. The increase was primarily driven by growth in subscription and usage-based fees as partner and enterprise customer adoption of our AI Agent OS increased during 2025.

We expect revenue to increase over time as we expand our partner ecosystem, convert pilot activity into scaled production usage, and broaden customer adoption across additional use cases and channels. The timing and pace of revenue growth may vary due to partner launch schedules, customer onboarding cycles, and usage patterns.

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Operating Expenses

Total operating expenses increased by $2,136,202, or 165%, to $3,427,485 for the year ended December 31, 2025 from $1,291,283 for the year ended December 31, 2024. The increase reflects higher general and administrative expense, sales and marketing expense, cost of revenue – exclusive of amortization, and amortization and depreciation.

Cost of revenue – exclusive of amortization. Cost of revenue – exclusive of amortization increased by $222,842, or 92%, to $465,075 for the year ended December 31, 2025 from $242,233 for the year ended December 31, 2024. This increase was primarily attributable to higher software, hosting, cloud infrastructure, data, network services and other technology costs required to support the growth in customer usage of our platform.

Amortization and Depreciation. Amortization and depreciation increased by $138,857, or 36%, to $524,320 for the year ended December 31, 2025 from $385,463 for the year ended December 31, 2024. The increase was primarily due to higher amortization of capitalized internal-use software as additional software was placed in service.

Sales and marketing. Sales and marketing increased by $420,074, or 138%, to $723,999 for the year ended December 31, 2025 from $303,925 for the year ended December 31, 2024. The increase primarily reflects higher advertising expense and broader sales and marketing activities to support partner enablement, marketing programs and customer acquisition.

General and administrative. General and administrative increased by $1,354,429, or 377%, to $1,714,091 for the year ended December 31, 2025 from $359,662 for the year ended December 31, 2024. The increase was primarily attributable to higher stock-based compensation, personnel-related costs and professional fees associated with scaling our operations and supporting our growth as a public-company-ready organization.

Other Income (Expense), Net

Other income (expense), net decreased by $556,104 to other expense of $21,701 for the year ended December 31, 2025 from other income of $534,403 for the year ended December 31, 2024, primarily due to an unrealized loss on bitcoin in 2025 compared with an unrealized gain on bitcoin in 2024. Because bitcoin is measured at fair value with changes recognized in earnings, future changes in the market price of bitcoin may have a significant impact on our reported results.

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Liquidity and Capital Resources

Overview

Since inception, we have funded our operations primarily through equity financings, and we have historically used cash to fund working capital and investments in our platform.

As of December 31, 2025, we had:

●	Cash of $2,317,761;

●	Bitcoin of $1,023,306, measured at fair value; and

●	Working capital of $2,431,259 (current assets less current liabilities).

Our current liabilities are limited and consist of accounts payable, credit card payable, and deferred revenue. We have no outstanding debt for borrowed money.

We expect to continue to incur operating losses and use cash in operations as we invest in growth. We believe our existing cash and bitcoin holdings, together with proceeds from financings completed in 2025 and the expected net proceeds from this offering, will provide us with additional resources to fund operations and planned investments. We believe it is probable that we will be able to meet our obligations as they become due for at least the next twelve months after the date the financial statements included in this prospectus are issued. However, our future capital requirements will depend on many factors, including the pace of revenue growth, the timing and extent of investment in product development and go-to-market initiatives, and our ability to manage third-party platform costs.

Bitcoin Treasury Reserve

Since 2022, we have held bitcoin as part of our treasury strategy. As of December 31, 2025, we held 11.690 bitcoin. We believe that incorporating bitcoin as part of our treasury strategy can act as a hedge against inflation and currency devaluation, and offers long-term appreciation potential. In addition, including bitcoin on our balance sheet provides diversification to our treasury holdings. We have funded our bitcoin treasury through invested capital, contribution in exchange for securities and periodic purchases. Unlike digital asset treasury (DAT) companies, we do not expect to conduct securities offerings for the purpose of accumulating and holding significant amounts of crypto assets to generate yield. Instead, we expect that we may selectively purchase additional bitcoin when we believe it offers a good value proposition or store of value. In addition, consistent with past practice, we may from time to time sell bitcoin to fund operations and growth. Our purchases and sales of bitcoin currently take place on cryptocurrency exchanges, including Kraken. We may in the future, but do not currently expect to include other crypto assets as part of our treasury strategy.

As of December 31, 2025, we do not self-custody and only utilize third-party qualified custodians to hold our bitcoin. We use a qualified custodian that utilizes risk management and operational best practices around items like hot vs. cold storage, access controls, custody technology, insurance, etc. As of the date hereof, our third-party custodian is Kraken (legally named Payward, Inc.). In connection therewith, on February 5, 2026, we entered into a written custody agreement with Kraken, pursuant to which Kraken has agreed to provide us with services relating to, among other things, trading, execution and custody of our bitcoin pursuant to our instructions in exchange for fees and expenses as set forth in the custody agreement. The custody agreement with Kraken has a term of one year, with automatic renewals for successive one-year terms annually, unless earlier terminated or not renewed pursuant to the terms thereof. All private keys are held in cold storage. Our bitcoin stored by Kraken is not commingled with assets of other customers. Kraken does not carry insurance for any losses of the bitcoin it custodies for us. If we further execute on our treasury strategy, we may include additional custodians. Currently, there is no entity that is responsible for verifying the existence of our crypto assets.

Cash Flows

The following table summarizes our cash flows for the periods indicated:

	Year Ended December 31, 2025	Year Ended December 31, 2024
Net cash used in operating activities	$(1,834,854)	$(807,027)
Net cash used in investing activities	(715,753)	(685,356)
Net cash provided by financing activities	4,144,072	0
Net increase (decrease) in cash	$1,593,465	$(1,492,383)

Operating activities. Net cash used in operating activities was $1,834,854 for the year ended December 31, 2025 compared to $807,027 for the year ended December 31, 2024. The increase in cash used was primarily driven by higher operating losses and working capital uses, partially offset by non-cash items including amortization, stock-based compensation and changes in the fair value of bitcoin.

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Investing activities. Net cash used in investing activities was $715,753 for the year ended December 31, 2025 compared to $685,356 for the year ended December 31, 2024. Investing activities primarily reflect capitalized internal-use software development costs and net purchases of bitcoin.

Financing activities. Net cash provided by financing activities was $4,144,072 for the year ended December 31, 2025 compared to $0 for the year ended December 31, 2024, primarily reflecting the Series A preferred stock financing, issuance of warrants, and proceeds from the sale of restricted common stock, partially offset by equity issuance costs.

Capital Resources and Contractual Obligations

As of December 31, 2025, our principal commitments consisted of non-cancelable purchase commitments under vendor agreements. The following table summarizes these obligations as of December 31, 2025:

	Payments Due Within 1 Year	Payments Due After 1 Year	Total
Noncancelable purchase commitments	52,156	0	52,156
Total	$52,156	$0	$52,156

We believe our existing liquidity and access to capital will support our plan to meet these obligations as they come due.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources.

Critical Accounting Policies and Estimates

Our financial statements have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Our most significant accounting policies are described in the notes to our financial statements. We believe the following critical accounting policies and estimates are the most important to understanding and evaluating our results of operations and financial condition:

Revenue recognition. We recognize revenue from subscription and usage-based fees as services are provided and customers simultaneously receive and consume the benefits. This requires judgment in identifying performance obligations and determining the timing of revenue recognition, particularly for usage-based components.

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Capitalized internal-use software. We capitalize qualifying costs incurred during the application development stage for internal-use software and amortize those costs over their estimated useful lives. Determining which costs qualify for capitalization, when capitalization begins and ends, and the appropriate useful life requires judgment. Changes in these judgments could materially impact our results of operations and financial condition.

Stock-based compensation. We recognize stock-based compensation expense based on the fair value of awards on the grant date and recognize expense over the vesting period. The valuation of stock options and restricted stock grants requires judgment and assumptions, including volatility, expected term, and risk-free interest rates. Additionally, certain stock-based compensation costs are capitalized as internal-use software, which affects the timing of expense recognition between amortization and operating expense.

Warrants. We account for our warrants under ASC 815-40 and have concluded that our warrants meet all conditions for equity classification. Because our warrants are equity-classified and were issued together with preferred stock in a bundled financing, we allocated a portion of the financing proceeds to the warrants using the relative fair value method. The fair value of the warrants was determined utilizing a backsolve option pricing model based on the financing transaction price along with a Monte Carlo simulation. The valuation of the warrants through this process required the use of significant assumptions, including expected volatility, risk-free interest rate, and the probability of achieving the market-based vesting condition. As equity-classified instruments, the warrants are not subsequently remeasured.

Income taxes. We account for income taxes using the asset and liability method. We have generated NOL carryforwards and have recorded a valuation allowance against deferred tax assets to the extent we do not believe it is more likely than not that such assets will be realized. Assessing the realizability of deferred tax assets requires judgment, including forecasts of future taxable income.

Recently Issued Accounting Pronouncements

We have evaluated recently issued accounting pronouncements and, other than those already adopted, do not expect them to have a material impact on our financial position, results of operations, or cash flows. We will continue to evaluate new accounting guidance as it becomes effective.

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OUR BUSINESS

Overview

VIDA Global Inc. is building the Vida Agent OS. Our platform is designed to enable enterprises, service providers, software vendors, and entrepreneurs to deploy, govern, and manage production-grade AI agents across voice, messaging, email, and web. These agents connect to systems companies already rely on—such as phones, CRMs, ticketing tools, calendars, and billing systems—and are intended to perform work that often falls through the cracks, including recovering missed calls, qualifying leads, scheduling and confirming appointments, triaging support tickets, maintaining CRM accuracy, and initiating payments. For businesses, we believe these capabilities may help support faster response times, fewer dropped handoffs and higher conversion and completion rates, although results vary by customer and use case.

Under the hood, Vida unifies the components required to run AI agents at scale with an emphasis on reliability, security, and compliance. A multi-LLM (large language model) runtime and orchestration layer helps ensure customers use the most well-suited model for each task. Omnichannel I/O connects agents to phones, inboxes, chats, and the web. Policy and compliance primitives let solutions providers define guardrails once and apply them everywhere. Integrations and Application Programming Interfaces (APIs) accelerate setup without limiting flexibility. Built-in observability and auto-quality assurance show what agents did, why, and how to improve. Embeddable interfaces bring agents into existing tools, and white-label options enable fully branded experiences. Usage-based pricing aligns costs with outcomes, helping customers and partners scale more confidently.

Our channel-led strategy is intended to drive faster, more durable growth by delivering agents through the providers that businesses already trust. In surveys we conducted in 2025, a majority of SME respondents reported low confidence in deploying new technologies, such as AI agents, without expert support—so we meet them where they buy software. By equipping managed service providers (MSPs), unified communications as a service (UCaaS) and contact center as a service (CCaaS) platforms, telecom advisors and technology agents, and software-as-a-service (SaaS) vendors with Vida, customers gain agents integrated into the tools they already use. At the same time, partners can accelerate activation, reduce friction, and shorten sales cycles. We believe this can lead to higher adoption and completion rates over time, lower onboarding risk, and stickier recurring revenue for partners—all without customers having to rebuild their workflows or replace their existing stack.

We operate this channel model end-to-end. MSPs, telecom advisors, SaaS vendors, and creator economy operators can embed Vida agents in their offerings, pass through usage, and manage multiple customers from a single, secure, multi-tenant console. The Vida Agent OS expands participation in the AI economy by giving partners the tools to set up, sell, and scale an agent practice–without building a platform from scratch. Partners become trusted advisors who can deliver results quickly, grow recurring revenue, and differentiate their brands, while customers gain reliable agents that work within their existing systems and workflows.

Looking ahead, we believe there is a generational opportunity to deploy measurable AI agents across a wide variety of customer communications and workflow use cases, and we have seen encouraging early adoption and customer results that support our ability to scale over time. Based on third-party forecasts and our internal top-down modeling described below under “Market Opportunity,” which is anchored to U.S. outsourced call and contact center outsourcing spend and applies assumed growth rates and an AI penetration layer, we estimate that this underlying spend pool could be approximately $29.1 billion by 2030, and that the “AI-enabled” portion of that spend could approach approximately $28.8 billion by 2030 in our base case (with scenario outcomes driven primarily by different adoption and penetration assumptions). We remain focused on activating demand through trusted channels and delivering integrated agents that create value from day one. This approach has the potential to compound growth by expanding usage within accounts, introducing new agent types and workflows, and broadening our partner ecosystem—driving durable expansion for Vida and operating leverage for our customers. These estimates reflect our internal model and assumptions, involve significant uncertainty, and are not predictions or forecasts of our future revenue. See “Risk Factors—Risks Related to Our Market Opportunity and Growth” and “Industry and Market Data.”

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Our Mission

Our mission is to make the AI-agent economy accessible to every business by equipping service and software providers with a platform for deploying and selling agents quickly and at scale.

Market Opportunity

Businesses now expect more than software that works—they expect agentic systems that do the work. Customer communications operations have historically been labor-intensive and, in many organizations, supported by in-house customer service teams and outsourced service providers. We believe AI agents introduce a software and automation layer that can perform a portion of this repeatable work, and that adoption may increasingly be funded by reallocating budgets that have historically been spent on labor and managed services (including third-party contact center outsourcing), rather than solely representing net-new category spend. Enterprises are shifting from seat-based software to workload-driven architectures, but the transition is complex and challenging. Per-seat billing misaligns with AI usage; multi-tenant orchestration, guardrails, and observability add technical burden; and telephony, consent, and caller ID attestation introduce regulatory friction. Teams that attempt to stitch together APIs and channels often spend months before reaching scale limits. Vida addresses these barriers with a platform purpose-built for secure, omnichannel, turn-key AI phone agents.

Based on third-party market research and our internal modeling, we size our U.S. market opportunity for Business AI Agents using a top-down approach anchored in outsourced customer communications operations. Because outsourced call and contact center services are largely priced as managed services and labor capacity, we view this spend pool as a useful proxy for budgets that have historically been allocated to customer communications labor and operations, and that may shift—over time—toward AI-enabled automation delivered as software and related services. Using published estimates for the U.S. call and contact center outsourcing market and the associated growth rates, we estimate that U.S. spend for outsourced call and contact center services could be approximately $22.2 billion in 2026, $25.4 billion in 2028, and $29.1 billion by 2030. We then estimate the portion of that spend that could be AI-enabled by applying an assumed penetration rate for generative AI capabilities in contact centers that is informed by independent third-party surveys and analyst benchmarks. In our view, increasing AI penetration in contact centers is also likely to be associated with a gradual mix shift in how customer communications work is funded—away from purely labor-priced capacity and toward AI-enabled software, automation, and hybrid service delivery—though the pace and extent of any such shift is uncertain and may vary by vertical, use case, and regulatory environment. Under our base case, this implies an AI-enabled spend pool of approximately $19.1 billion in 2026, $23.5 billion in 2028, and $28.8 billion by 2030, with a scenario range of approximately $18.4–$20.0 billion in 2026 and $22.6–$24.9 billion in 2028 under more conservative and more aggressive penetration assumptions, respectively. Under our base case, the implied compound annual growth rate of the AI-enabled spend pool is approximately 10.8% from 2026 to 2030, reflecting both underlying market growth and increasing AI penetration. These estimates reflect our own model and assumptions, have not been independently verified, and involve significant uncertainty. See the section “Risk Factors” for additional discussion of the risks and uncertainties associated with our estimates and expectations.

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Our model derives annual spend levels from published market endpoints and growth rates for business process outsourcing and call/contact center outsourcing, and assumes that call and contact center outsourcing represents a meaningful subset of overall BPO spend (approximately 31% based on the third-party endpoints used in our model). Our AI-penetration layer assumes generative AI adoption in contact centers increases over time and is capped in our base case at 99% by 2030, and is intended to reflect the growing prevalence of AI-enabled workflows in customer service operations rather than the mix, pricing, or revenue outcomes of any particular vendor. Our estimates are sensitive to, among other things, the scope definitions used by third-party market researchers, the pace and extent of adoption of AI capabilities in outsourced contact centers, competitive dynamics, regulatory developments, and customer budget priorities. In addition, our estimates focus on outsourced contact center and customer service operations and therefore do not capture potential additional spend associated with in-house customer service operations or broader enterprise automation and workflow use cases that may also be addressed by AI agents.

We believe these market dynamics may favor our model: a channel-led approach that reaches customers through existing providers and integrates agents directly into current systems, focused on reducing time-to-value and improving completion rates. As adoption scales, we expect that partners deepen customer penetration, usage broadens across agent types and channels, and Vida has the opportunity to capture an increasing share of overall market growth.

Illustrative base-case TAM for AI Agent spend. The chart reflects our internal estimate of the U.S. total addressable market for Business AI Agents in our base-case scenario, using AI penetration of outsourced contact center/customer service spend (all channels) as a proxy spend pool that has historically been dominated by labor and managed services costs, and that we believe may increasingly be funded through a reallocation of those budgets toward AI-enabled automation over time.. This estimate is derived from third-party market size estimates for the U.S. call and contact center outsourcing market and our base-case assumptions regarding GenAI enablement/penetration over time. In this base case, we estimate that U.S. Business AI Agent spend could be approximately $19.1 billion in 2026, $23.5 billion in 2028, and $28.8 billion in 2030. These TAM estimates are illustrative, are based on our own assumptions and analysis using third-party data, have not been independently verified, and are not forecasts or predictions of our future revenue.

Our Opportunity

We believe Vida can become a leading way businesses deliver AI agents at scale. Our channel-first model unlocks step-function reach by tapping existing customer bases and embedding agents into live workflows. Our platform compresses time to value, aligns economics to outcomes, and embeds policy and reliability from day one. The result is software that’s designed to do work on behalf of businesses and their teams.

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Point of View

Businesses adopt AI through trusted partners. Most businesses do not want another tool that sits beside their system of record. They want outcomes delivered inside the software they already use, implemented by the vendors and service providers they already trust. Partners understand local processes, compliance needs, and the data models that power day-to-day work. Our product and packaging are built for those partners. We provide multi-tenant administration, white-label controls, pass-through usage, and templates that let partners switch on agents across entire installed bases in days.

AI should expand people, not replace them. While many companies frame AI as a path to headcount reduction, our strategy is to widen participation. Vida is an AI Agent OS that gives partners and practitioners everything they need to set up, sell, and scale an AI agent business. Agencies, MSPs, and vertical software vendors can create new revenue lines, and frontline teams gain an always-on teammate that recovers missed calls, books appointments, cleans CRM records, and handles follow-ups so people can focus on higher value work.

We believe adoption of AI agents may be funded, in part, through a gradual reallocation of budgets historically spent on labor and managed services toward AI-enabled workflows, while enabling organizations to redeploy teams toward higher-value, customer-facing work.

We believe enterprise software is shifting from screens to agents. Even if progress in large language models slows, we expect this trend to continue, with workflows specified as goals and policies rather than clicks and forms. Outcomes will be measured and billed as actions rather than seats. Data, security, and compliance will be orchestrated across many tenants and brands. Vida is positioned at this layer, independent of any single model provider.

Durable Opportunity

We believe the long-term shift is from software that people operate to software that operates on their behalf. That shift does not depend on frontier model breakthroughs. It depends on safe orchestration, reliable integrations with systems of record, and a distribution model that reaches millions of businesses through the partners they already trust. These are the problems we seek to solve with our platform.

Over time, we believe our role in this shift will depend less on owning any single underlying model and more on operating the connective tissue that makes agents practical in production: multi-model orchestration, deep integrations with systems of record, observability and policy, and a distribution network of software vendors, service providers, and enterprises. As businesses add new channels, adopt new models, and respond to evolving regulatory requirements, we expect that demand for a neutral, infrastructure-like layer to manage these agents will increase. While we cannot predict the pace or extent of this transition, our strategy is to position Vida as that operating layer so that, if the market develops as we expect, our platform can participate in a broad range of AI agent deployments across industries and segments.

The Challenge of Delivering AI Agents

Customers come to Vida with a clear goal: deploy dependable, measurable AI agents within the channels and systems they already use. In practice, most face a consistent set of barriers that slow rollout, raise costs, and erode confidence. Below are the six obstacles we see most often—and the standards buyers now expect from a platform built for production agents.

1.	Billing and Usage Mismatch
Seat licensing fails when the “seat” is software. Value depends on minutes, messages, and completed actions—not headcount. Without native usage primitives (per-minute or per-message tiers, metered actions, partner pass-through, and tenant controls), finance can’t link spend to outcomes, partners can’t model margin, and rollouts stall. The underlying requirement is straightforward but essential: align pricing and billing with consumption and results.

2.	Complex Infrastructure
Production agents require real-time media, routing, tenant isolation, policy guardrails, audit logs, and failover. Assembling these from point tools creates ongoing integration costs and operational burden. What works in a demo fails at scale without multitenancy, one-click provisioning, versioned policies, and a runtime built for live traffic.

3.	LLM Evaluation
Model selection is dynamic—performance shifts with prompts, data, tools, and provider updates. Teams need continuous benchmarking, task-level routing, supervisory checks, and auto-QA with traces that explain what the agent did and why. Without that loop, completion rates drop, costs rise, and trust degrades quickly.

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4.	Omnichannel Requirements
Voice and messaging operate under strict regulations. At scale, teams must manage consent, recording disclosures, quiet hours, opt-ins and opt-outs, DNC enforcement, and STIR/SHAKEN attestation to protect deliverability and reputation. Number management, cadence control, retries, and per-tenant compliance defaults are baseline requirements—especially for partners managing many customers across jurisdictions.

5.	Time to Deliver
Teams often spend months wiring APIs, channels, onboarding, metering, and billing—only to hit limits when adding tenants or SKUs. Each bespoke integration multiplies testing and maintenance while the business waits for results. Delay can be one of the most expensive line items in any agent program.

6.	Observability
Agents are credible only when performance is visible. Operators need end-to-end insight into throughput, conversions, handoffs, exceptions, and QA—by agent, brand, and tenant—with the ability to adjust quickly. Without this, teams can’t certify reliability, support customers, or justify incremental budgets.

Why This Matters Now

These challenges are solvable—but only on unified platforms. We believe buyers are increasingly standardizing on systems that combine usage-aligned pricing, multi-tenant infrastructure, continuous model evaluation, compliant communications, rapid packaging, and full-stack observability within a single operating environment. This is the space Vida addresses: deploying production agents quickly, including features designed to help support compliance by default, providing outcomes, and scaling reliably across channels, workflows, and partner networks.

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Our Solution

The Vida Agent OS for Business

Vida provides the full stack to deploy and operate AI agents reliably, compliantly, and at scale. The platform is designed to unify runtime and orchestration, omnichannel I/O, integrations, observability and QA, embeddable interfaces, and usage-aligned packaging—enabling customers and partners to launch in days and grow with confidence.

●	Agent Runtime and Orchestration

At the core of the Vida Agent OS is a multi-LLM engine that routes tasks across specialized models and tools, utilizing dynamic evaluation, memory management, and failover capabilities. Graph-based workflows, supervisory checks, and configuration guardrails minimize hallucinations and unauthorized actions while optimizing for task success, latency, and cost. The design supports enterprise needs, including tenant isolation, versioned policies, and real-time resilience, to support production reliability at scale.

We are extending the runtime with hierarchical tool plans for multi-step business processes, policy-aware routing that factors data rules and geography alongside price and latency, and adaptive memory that adjusts tone and behavior by brand or location to improve completion rates and efficiency.

The runtime also supports OpenClaw-compatible agents. These agents can operate across browsers, terminals, and other computing environments and invoke dynamic tools or skills to complete more complex workflows. This expands the range of work agents can perform while increasing the importance of orchestration, policy controls, observability, and security in production environments.

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Omnichannel I/O

Vida AI agents provide inbound and outbound omnichannel communication across voice, texting, email, and web chat. Vida’s omnichannel I/O is designed to work with a broad range of telephony systems, including session initiation protocols (SIP) used in voice over Internet Protocol (VoIP) and private branch exchanges (PBX) used in private telephone networks. These features are designed to help support deliverability in the channels where customers already operate.

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Security & Compliance

Vida AI phone agents and their features are designed to help make regulated communications easier to implement for partners and customers by supporting compliance and verification through The Campaign Registry (TCR), and Vida supports verification of the authenticity of phone calls to combat caller ID spoofing and robocalls through frameworks collectively known as STIR/SHAKEN, a set of technical protocols used by carriers to authenticate caller ID information and combat spoofing.

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Integrations and Tools

Turnkey connectors for CRMs, schedulers, ticketing systems, and payments enable agents to access and modify system data from the outset. When configured by customers, agents can process payments through Stripe, Chargebee, and other payment providers.

●	Observability and Auto-QA
Operational trust requires visibility. Vida offers tracing, analytics, outcome logging, and dashboards showing throughput, conversions, and quality by agent, tenant, and brand. Auto-QA flags outliers for tuning, and upcoming tenant-level SLOs and alerts make reliability measurable and actionable.

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Embeddable UIs and APIs

Prebuilt web and mobile components, along with developer APIs, expose full platform capability. White-label options, including custom domains and branded dashboards, allow partners to embed agents directly into their products, enabling every customer to access AI-driven workflows without requiring infrastructure rebuilds.

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Packaging and Billing

Vida aligns pricing to outcomes through usage-based primitives for minutes, messages, and completed tasks, as well as pass-through billing and SKU controls for partners. Integrations with common billing providers simplify commercialization, enabling sellers to package, launch, and scale offers without re-architecting finance systems.

What Vida AI Agents Deliver

Vida agents handle front-of-house and follow-up work across voice, SMS, email, and web chat so teams stay responsive and pipelines stay clean. Core workflows include inbound reception and routing, outbound lead follow-up with consent and retries, CRM summarization and tagging, appointment confirmations and reminders, and payment capture through customer-selected providers. Agents operate inside existing systems, and are designed to help ensure that actions are recorded in the relevant systems of record with appropriate tags and attribution.

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Omnichannel Collaboration

Agents answer calls, respond to missed texts and emails, and maintain a single, continuous conversation across channels. They escalate or hand off to humans with full transcripts and context, so customers don’t need to repeat themselves.

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Real-World Agentic Workflows

Agents interact directly with customer relationship management software (CRMs), calendars, ticketing, and payment platforms. They update records, apply standardized tags, and attach artifacts—such as notes, recordings, and receipts—so that revenue, service, and finance teams can measure outcomes without manual cleanup.

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Concurrent Scaling

Agents run continuously, handle concurrent conversations in multiple languages, and follow per-tenant policies for quiet hours, consent, disclosures, and do-not-contact lists. Capacity is designed to scale elastically as volume grows—helping to reduce queues, overtime, and the risk of missed windows, subject to system capacity and configuration.

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Full Observability

End-to-end tracing, analytics, auto-QA, and evaluation make performance tunable. Operators can view throughput, completions, handoffs, exceptions, and QA flags by agent, team, brand, or tenant. Partners and customers share a unified operating view of usage and outcomes (e.g., scheduled appointments, confirmed jobs, collected payments).

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SOC 2 Compliance

Consent capture, caller-ID attestation (STIR/SHAKEN), recording controls, redaction, and audit trails are built in. Our service organization controls (SOC 2) program covers Security, Availability, and Confidentiality across access, change management, and incident response—helping customers treat regulated communications as a repeatable, configurable process rather than a bespoke integration. These controls govern Vida’s compliance posture.

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Measurable Outcomes

In production, many of our customers report higher answer and response rates, improved conversion from first contact to booked appointment, and lower cancellations and no-shows when confirmations and reminders are active. Results depend on deployment configuration, customer vertical, and baseline performance, and may not be representative of all customers. These observations are based on a subset of early customer deployments and are provided solely as examples; they should not be viewed as guarantees of future performance.

What We Provide

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Agent Workspace

Ready-to-use voice and texting (SMS) workflows for reception, qualification, booking, confirmations, and reminders—built for small to medium-sized businesses (SMBs) and mid-market teams seeking fast, measurable results.

●	Agent Integrations Adds email, advanced CRM workflows, deduping, tagging, and outcome logging for mid-market customers with fragmented channels.

●	Agent Administration Enterprise controls for managing hundreds of agents, including logs, inboxes, task views, usage and billing, observability, and security policies.

●	Agent API and Embeds For software vendors embedding agents directly into their products, with full white-label support so every customer can access AI-driven workflows without rebuilding.

Going Beyond Today’s Use Cases

Today’s workflows are only the beginning. As agent capabilities evolve, Vida’s embedded distribution provides direct access to where work already happens. Native integrations with vendors, service providers, and systems of record let us introduce new agents and higher-value actions with minimal friction. This creates a durable expansion path—adding templates, deepening integrations, unlocking new channels, and growing usage and platform revenue within accounts that already trust Vida.

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Illustrative Customer Deployment in Healthcare Vertical. In one deployment with a U.S. customer in the healthcare vertical over a 6-month period in 2025, our AI agent achieved a meeting scheduling rate of approximately 65–70% and a cancellation rate of approximately 9%, compared to a historical meeting scheduling rate of approximately 45% and a cancellation rate of approximately 14% for that customer’s human-led process. These results are based on our internal analysis of that customer’s data and may not be representative of other customers.

Go-to-Market Strategy

We sell through the channels where buyers already procure communications and customer operations solutions.

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Channel-Led Distribution

We enable MSPs, IT solution providers, telecom advisors, technology agents, vertical SaaS vendors, and UCaaS or CCaaS platforms to resell and operate agents at scale. Vida provides multi-tenant administration, instant provisioning, usage pass-through, simplified SKUs, and transparent commissions.

Based on industry sources, we believe our addressable channel base includes approximately 40,000 U.S. managed service providers and IT solution providers, 5,000–10,000 technology advisors and telecom agents reachable through major distributors, approximately 3,000–5,000 SMB-focused and vertical SaaS vendors in the United States, and an estimated 200–300 UCaaS and CCaaS platforms worldwide with a significant U.S.-serving concentration. These figures are estimates based on third-party data and our internal analysis, have not been independently verified, and only a portion of these potential partners may adopt our platform.

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Direct to Business

We maintain direct, targeted campaigns for large organizations requiring hundreds of agents, deep integrations, compliance governance, and advanced billing controls. Many small and mid-sized companies report relying on trusted partners for implementation and integration of new technologies, such as AI agents, and our channel-first orientation is intended to align with these preferences.

Target Markets

Our sales, marketing, and partner outreach efforts are designed to reach buyers across three core target markets:

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Software Vendors

Vertical and horizontal software vendors embed agents as native features for their installed bases. They license platform access, select connector packs, and meter end-customer usage through pass-through billing—creating the opportunity for a recurring revenue stream for the vendor and a predictable one for Vida.

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Telecom and Managed Service Providers

Managed service providers, telecom advisors, and integrators deploy white-label Vida agents across multiple tenants as part of their managed services. They license platform access based on managed account volume, attach compliance and analytics add-ons, and meter usage behind the scenes.

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Enterprises and Mid-Market

Larger businesses adopt a platform tier sized to their footprint, then scale usage as they add workflows and channels. Many customers also purchase prepaid bundles for seasonal or campaign-driven volumes.

Business Model

We price on usage and outcomes rather than seats, with a platform access fee for our multi-tenant runtime, admin controls, and partner tooling. Customers can start small and scale as agents expand across workflows and channels.

Packaging and Pricing Constructs

To accommodate a wide range of operational requirements and business sizes, our platform is offered through structured packaging and pricing constructs. These constructs are designed to provide flexibility, transparency, and scalability, allowing customers to align their investment with their specific usage and value realized.

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Platform Access Fee

SaaS vendors and larger service providers typically license the platform on a monthly recurring basis. As of November 2025, for a new vendor launching an embedded agent, platform access typically averaged $2,500 per month and includes multi-tenant administration, white-label controls, policy and compliance features, analytics, and support. End businesses that contract directly select a lighter platform tier sized to their footprint.

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Usage Meters

Voice minutes, messages, email sends, and completed actions (e.g., scheduled appointments or collected payments) are metered. Customers may pay as they go or purchase pre-paid usage bundles with tiered discounts; overage charges apply beyond bundle thresholds. Outcome-based pricing is available for workflows where success can be consistently measured and mutually agreed with the customer.

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Add-On Features

Customers can attach capabilities that expand value and margin, such as advanced analytics, auto-QA packs, extended retention, premium observability, enhanced SLAs, HIPAA-oriented redaction and retention controls for deployments that may involve electronic protected health information (ePHI), jurisdictional consent packs, and vertical workflow templates.

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Custom Integrations

We offer statement-of-work options to build or certify new connectors and schema mappings. These may be billed separately or bundled into the access fee for strategic launches. Once certified, integrations become managed connectors available across tenants.

Partner Economics and Billing

Our partner economics model is structured to foster mutual success and transparent financial operations. We provide comprehensive support for billing and revenue recognition, ensuring partners can effectively manage their client relationships. We offer:

●	Pass-through usage and revenue share with graduated volume discounts

●	White-label branding, custom domains, and multi-tenant dashboards included with platform access

●	Billing integrations with Stripe, Chargebee, and others for plan setup, invoicing, and reconciliation

●	Detailed exports by tenant, workflow, and SKU to support partner invoicing and revenue recognition

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Revenue Streams

The platform generates revenue through a diverse set of channels designed to capture value from both usage and strategic enhancements, including:

1.	Platform access fees that scale with footprint and administrative needs

2.	Consumption from minutes, messages, and completed actions

3.	Add-ons for analytics, QA, observability, compliance packs like HIPAA redaction, and extended retention

4.	Custom integration work where needed, with a product-led emphasis rather than services-led

5.	Optional outcome pricing for defined workflows

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Unit Economics and Margin Profile

Our cost structure scales with usage — the more it’s used the more it costs. This usage benefits from typical telephony efficiencies, as improvements in infrastructure and engineering drive our unit costs down over time. Vida economics also benefit from LLM improvements such as streaming and caching. Over the long term, we aim to achieve gross margins that are broadly consistent with those of modern cloud platforms that include communications components; however, our actual gross margins have fluctuated and may continue to fluctuate, and there can be no assurance that we will do so. We expect a mix shift toward higher tiers, pre-paid bundles, and add-ons to expand margins over time, but our actual gross margins may be lower than these long-term expectations.

Growth Levers Inside the Model

We believe our model provides significant opportunities for growth and have identified key growth levers that drive both user engagement and platform adoption. Over time, we intend to seek to maximize value through the following measures:

●	Increase customer spend over time by expanding the number of workflows and channels used by each customer, including moving from single-channel voice deployments toward full omnichannel deployments

●	Activate installed bases through vendor launches that roll out embedded agents at scale

●	Offer pre-paid bundles for seasonal programs and campaigns to lock in committed usage

●	Expand compliance and industry packs such as HIPAA redaction and jurisdictional consent modules

●	Accelerate integration velocity through a connector certification program co-funded with partners

Competitive Strengths

Our advantage lies in deploying agents quickly, integrating them into the systems customers already use, and measuring value by outcomes rather than total seats. We refer to this internal concept as “Return on AI,” or “ROAI”—the ratio of measurable outcomes to total cost of ownership. ROAI is not a financial or accounting measure and should not be considered in isolation or as a substitute for our financial information. Vida seeks to improve both sides of the ratio by increasing completed actions and reducing build, operate, and maintain costs.

Time to Value

Agents built on our platform can typically be deployed in days and scaled to support higher volumes, subject to customer configuration and requirements. Prebuilt templates for reception, follow-up, confirmations, rescheduling, collections, and CRM hygiene can reduce setup from months to hours. Multi-tenant provisioning, number management, consent prompts, and caller ID attestation are built in, allowing partners to activate hundreds of accounts without custom work.

ROAI Effect: Faster deployment accelerates time to first outcome and payback. In many deployments, customers are able to begin measuring scheduled appointments, recovered calls, and qualified leads within the first week, although timing can vary by use case and configuration.

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Breadth of Platform

Runtime, I/O, billing, compliance, and observability are integrated into one system. The platform unifies multi-LLM orchestration, omnichannel voice and messaging, usage and outcome metering, policy controls, audit logs, redaction, and analytics. Developers can still select speech or model components while retaining Vida’s orchestration and guardrails.

ROAI Effect: A unified platform removes integration and maintenance overhead, lowering total cost of ownership and improving outcome consistency across channels.

Channel Alignment

Our platform is built for vendors and service providers. Multi-tenant admin, white-label controls, usage pass-through, and SKU management enable partners to embed agents as native features and sell them through existing channels.

ROAI Effect: Distribution through trusted partners increases attach and expansion across installed bases. End customers avoid one-off integrations, driving higher adoption and outcome volume per dollar spent.

Embedded Integrations With Systems of Record

Agents ship inside the software businesses already use. Connectors, schema mapping, and embeddable components make them feel native to CRMs, booking platforms, logistics systems, and practice management tools.

ROAI Effect: When agents operate within existing data and permissions, completion rates increase and operational rework decreases.

Compliance-First Design

Consent capture, disclosure prompts, caller ID attestation, redaction, and audit trails are built into our platform. Our SOC 2 program encompasses security, availability, and confidentiality across access, change management, vendor management, and incident response.

ROAI Effect: Native controls reduce deployment friction and compliance risk, cutting hidden costs that erode AI returns.

Enterprise Reliability

Evaluation, fallback, auto-QA, and deep observability out of the box. Agents operate within guardrails and utilize human-in-the-loop triggers, with logs and traces capturing every tool call and outcome.

ROAI Effect: Higher task success and lower defect escape cut manual intervention costs while increasing completed actions per minute and per message.

Cost and Performance Discipline

Streaming, caching, and adaptive turn-taking reduce waste across ASR, TTS, and tool calls.

ROAI Effect: Lower unit cost per successful action and tighter latency bands that maintain conversion rates.

Measurable Outcomes and Pricing That Matches Value

Meters track minutes, messages, and completed actions such as scheduled appointments or collected payments. Outcome-based pricing is available on well-defined workflows.

ROAI Effect: Customers can tie revenue or savings to specific agent outcomes, with spend naturally concentrating on what delivers results.

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Partner Analytics and Operating Leverage

Partners view usage, outcome trends, and churn signals across tenants, and can roll out templates, policies, and updates portfolio-wide with a few clicks.

ROAI Effect: Portfolio-level controls raise outcomes across many accounts while holding operating expenses flat.

Growth Strategy

We have grown and expect to continue to grow through partnerships. That includes large software vendors, MSPs, and individuals or small teams building businesses on AI. The Vida Agent OS enables partners of any size to set up, sell, and scale an agent practice. While some companies use AI to reduce headcount, our approach expands participation by turning partners into distributors and operators of outcome-driven agents.

1.	Empower Individuals and Small Agencies to Build AI Agent Businesses

What This Means: Solo creators, consultants, and boutique agencies can package Vida templates, embed them into the tools their clients already use, and monetize through usage and outcome-aligned pricing.

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How We Enable It: White-label controls, simple SKUs, pass-through billing, and embeddable components reduce the surface area to launch. Go-to-market kits, training, and certification help non-technical partners sell outcomes, not features.

Why It Matters: Millions of local businesses buy from trusted local experts. By giving those experts a product they can stand behind, we expand reach without adding sales headcount.

ROAI: Partners earn by delivering measurable outcomes like scheduled appointments, recovered calls, and clean CRM data, which aligns compensation with value.

2.	Make Vendors Successful With Embedded Agents

What This Means: Vertical and horizontal software companies ship an Agent tab or native workflows inside their apps so customers get agents that work on day one.

How We Enable It: Multi-tenant administration, connector packs, schema mapping, and usage pass-through let vendors commercialize quickly and roll out to entire installed bases.

Why It Matters: The biggest source of value comes from agents integrated with systems of record. Embedded delivery removes integration friction and improves retention for both the vendor and Vida.

ROAI: Outcomes are created and measured inside the vendor’s analytics, which concentrates spend on what performs.

3.	Help MSPs and Advisors Productize and Scale

What This Means: Managed service providers, telecom advisors, and IT consultancies turn agents into a repeatable SKU across hundreds of tenants.

How We Enable It: Number management, caller ID attestation, consent and recording controls, portfolio analytics, and pass-through billing let partners operate many accounts efficiently.

Why It Matters: These partners already control procurement and integration for their clients. Giving them a clean product to sell accelerates attachment and expansion.

ROAI: Portfolio-level controls lift outcomes across many tenants without adding proportional operating cost.

4.	Package Outcomes, Not Features

What This Means: We lead with templates that map to business results: reception, lead qualification, confirmations and reminders, rescheduling, early-stage collections outreach, and CRM hygiene.

How We Enable It: Templates ship with consent language, quiet hours, jurisdictional options, and default QA rubrics so partners can go live quickly and tune for their niche.

Why It Matters: Partners sell outcomes their customers understand, which shortens cycles and increases expansion.

ROAI: Pricing and reporting focus on minutes, messages, and completed actions so value is obvious.

5.	Community, Education, and Certification at the Edge

What This Means: A public playbook so a motivated individual can build a durable agent business, plus partner certifications that signal quality.

How We Enable It: Training, sales collateral, demo environments, and example embed patterns help new partners win their first ten customers.

Why It Matters: The creator economy thrives on accessible, repeatable motions. Lowering the learning curve increases the number of active partners.

ROAI: Better trained partners deliver higher task success and lower rework for their customers.

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6.	Compliance and Policy Packs as Growth Enablers

What This Means: Partners can switch on consent prompts, recording disclosures, caller ID attestation support, and redaction, including options like HIPAA redaction.

How We Enable It: Policy bundles and defaults reduce uncertainty for small partners and speed approvals for larger ones.

Why It Matters: Compliance friction often stalls adoption. Removing that friction drives faster activation across portfolios.

ROAI: Less friction and fewer defects improve completed actions per dollar spent.

7.	Pricing and Incentives That Reward Distribution

What This Means: Platform access tiers for vendors, MSPs, and entrepreneurs, with usage meters and optional pre-paid bundles. Revenue share and discounts scale with attach and volume.

How We Enable It: Partners choose the model that fits their customers, from pay-as-you-go to committed bundles.

Why It Matters: Clear, usage-aligned incentives motivate partners to lead with Vida in every deal.

ROAI: Spend naturally concentrates on high-performing workflows, improving both partner earnings and customer outcomes.

8.	International Growth Through Policy-Aware Delivery

What This Means: Partners activate agents across regions with local numbers, language options, and regional consent and recording configurations.

How We Enable It: Policy packs and configuration guardrails adapt templates without custom builds.

Why It Matters: Many partners already serve multi-country portfolios. Policy-aware delivery opens new markets without re-architecture.

ROAI: Faster activations and fewer policy missteps raise outcome volume while reducing remediation cost.

9.	Continuous Improvement in Reliability and Cost

What This Means: We aim to continue improving task success and cost per successful action with evaluation and auto-QA.

How We Enable It: A background thinking model supervises a faster foreground agent so partners get better results at lower cost.

Why It Matters: Better unit economics compounds across every partner and tenant.

ROAI: More completed actions at lower cost improves ROAI for customers and margin for partners.

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What This Adds Up To

We aim to help make the AI shift an opportunity for people. Vida gives those partners an AI Agent OS that is designed to help software automate more of the work. Individuals and agencies can build real businesses. MSPs and advisors can add a high-margin, outcome-driven SKU to every account. Vendors can ship agents as native features across entire installed bases. The common thread is trust. Businesses buy from partners they know, and Vida gives those partners the Vida Agent OS to help them deliver reliable AI agents inside the software their customers already use.

Technology, Security, and Privacy

Our platform is the AI Agent OS for partners and end customers who need agents that do real work, safely, and at scale. The system is multi-tenant and cloud native, with layers for orchestration, channels, integrations, observability, and policy. We design for:

●	High Availability Vida is designed to be reliable and accessible and to minimize downtime through redundancy, health monitoring, and failover mechanisms.

●	Clear Auditability

Vida maintains traceable records of key actions and events, including agent activity, configuration changes, and access logs, to support monitoring, investigation, and compliance needs.

●	Sound Compliance

Vida’s controls are designed to map to regulatory and industry requirements in communications and privacy, including consent management, recording controls, caller ID attestation, data retention, and access governance.

Architecture and Orchestration

Our platform’s architecture is designed for robust performance and flexible orchestration:

●	Multi-Tenant by Design

Tenant and sub-tenant boundaries are enforced across data, configuration, metering, and analytics. Partners operate many end accounts through a single administrative surface with role-based access and branding controls.

●	Model and Tool Orchestration

A multi-LLM runtime selects models and tools based on task goals, latency, cost, and policy. We support fallbacks and safe handoffs when thresholds are breached. Components can be swapped without changing partner integrations.

●	Open Agent Compatibility

Our platform is designed to support compatibility with emerging open agent frameworks, including OpenClaw agents. These agents may operate browsers, terminals, and other computing environments and may use dynamic tools or skills to complete multi-step workflows. As these agent patterns become more common, we believe enterprises will require infrastructure that can govern them consistently across tenants, workflows, and channels. Vida is designed to provide that layer through orchestration, policy controls, observability, and security features that support production deployment.

●	Omnichannel I/O

Native support for voice over SIP or PBX, SMS and MMS, email, and web chat. Channel primitives include consent capture, quiet hours, retry logic, do-not-contact enforcement, and configurable disclosure prompts.

●	Integrations

Certified connectors for CRMs, schedulers, ticketing, and payments. Schema mapping and health checks help ensure agents operate against the correct objects and fields with clear error budgets per connector.

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Reliability and Observability

We seek to support system resilience and transparency through comprehensive reliability and observability measures:

●	Production Controls

Rate limiting, concurrency controls, number management, and caller ID attestation using STIR/SHAKEN where applicable. Recording can be enabled with configurable disclosures and redaction.

●	Evaluation and Auto-QA

Every episode is traced from prompt to tool call to outcome. Automated and human review score task success, drift, and policy adherence. Partners can set thresholds that trigger human-in-the-loop or safe handoff.

●	SLO Mindset

We organize operations around success rate, handoff rate, and latency bands. Outliers generate alerts and can trigger automatic retries with model or tool swaps.

●	Auditability

Immutable logs, action trails, and administrative change history support operational review and customer audits. Export options let partners meet their own record keeping obligations.

Security Program

We maintain a security program that is built on widely used industry practices and continuous assurance efforts:

●	SOC 2 Posture

We maintain a security and privacy program aligned to the SOC 2 Trust Services Criteria for Security, Availability, and Confidentiality—which cover protection against unauthorized access to our systems (Security), the reliability and uptime of our service (Availability), and the protection of sensitive customer information (Confidentiality). We undergo a recurring independent SOC 2 Type II audit that tests the design and operating effectiveness of our controls over a defined review period.

●	Core Controls

Role-based access, least privilege, multi-factor authentication (MFA) for privileged actions, network segmentation, encryption in transit and at rest through underlying cloud providers, key management, vulnerability management, secure software development life cycle (SDLC), change control, and documented incident response with tabletop exercises. No security or privacy program, including ours, can eliminate all risk, and we may experience security incidents despite these controls.

●	Testing and Assurance

Independent penetration tests and periodic vulnerability assessments with tracked remediation. Disaster recovery testing validates recovery point and recovery time objectives for critical services.

●	Vendor Risk Management

Subprocessors and critical suppliers undergo security reviews, contractual commitments, and ongoing monitoring. We maintain a current list of subprocessors and provide notice of material changes under our customer agreements.

Privacy and Data Protection Controls

We prioritize data minimization and offer comprehensive controls to safeguard privacy and ensure compliance:

●	Data Minimization and Controls

Admins can configure redaction for sensitive fields, choose retention windows, and export or delete data at the tenant level. We expose access logs and administrative audit trails. Customer data is segregated by tenants with clear boundaries for partners that manage many accounts.

●	In certain deployments, particularly in healthcare and related verticals, conversation data may include electronic protected health information, or ePHI. In those cases, we generally act as a business associate to covered-entity customers under the Health Insurance Portability and Accountability Act, or HIPAA, and enter into business associate agreements, or BAAs, where appropriate. We offer configuration options, such as HIPAA-oriented redaction and retention controls, that are designed to help customers manage ePHI in line with their own policies and obligations.

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●	Global Privacy Posture

We design controls to help customers meet common obligations such as honoring data subject requests, maintaining records of processing, and managing retention.

●	Shared Responsibility

Customers and partners define lawful purposes, notices, and consent practices, and they configure retention and redaction to match their policies. We provide the primitives and documentation to implement these choices.

Communications Compliance

Our platform includes features designed to help partners navigate complex communications regulations:

●	Consent and Outreach

Templates include consent capture, proof storage, quiet hours, content checks, and do-not-contact enforcement that partners can configure by jurisdiction.

●	Caller ID and Labeling

Support for caller ID attestation and number management intended to reduce spam labeling risk. We provide rate limits, cadence controls, and retry logic to align with carrier guidelines.

●	Recording and Disclosure

Pre-connect and in-call prompts can be configured to meet jurisdictional needs. Recording can be disabled by policy or redacted for sensitive fields.

Payments Scope

When customers enable payments, Vida integrates with regulated providers such as Stripe and Chargebee. Payment credentials are handled by the provider. Only non-sensitive metadata and tokens enter our environment for reconciliation and reporting.

Resilience and Continuity

Our commitment to system resilience and continuity is intended to support high service availability and data integrity; however, no system is immune from outages or interruptions.

●	High Availability

Services are deployed across multiple availability zones with automated failover. Critical components support horizontal scaling and backpressure to protect stability during spikes.

●	Backup and Recovery

Backups are encrypted and tested on a scheduled cadence. Recovery procedures are documented and reviewed as part of disaster recovery exercises.

Government Regulation

Our business touches multiple regulated domains, including, but not limited to, communications, privacy and data protection, artificial intelligence, and payments. We design our systems to help customers operate within applicable laws and industry standards, and we continue to embed compliance primitives directly into product workflows.

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In providing our services, we may process personal data on behalf of our customers, depending on how they configure and use our platform. This personal data can include basic contact information (such as names, phone numbers, email addresses and business contact details), communication content and related metadata (such as call recordings and transcripts, voicemail, text messages, and timestamps), account and usage information (such as user IDs, roles and authentication data), and limited payment-related metadata and tokens used for reconciliation and reporting. We do not store, process, or transmit cardholder payment credentials, which are handled by our customers’ chosen payment providers.

When customers use our platform in regulated healthcare contexts, we may process protected health information (PHI) on their behalf. To support customers’ HIPAA compliance obligations where applicable, our platform includes features such as configurable recording and transcription settings, redaction of specified data elements from call recordings and transcripts, granular access controls, and detailed audit logs. Customers determine how to configure and use these controls in accordance with their own policies and regulatory requirements.

For certain customers, we enter into business associate agreements (BAAs) that govern our handling of PHI.

See the section titled “Risk Factors” for additional information regarding risks we face related to regulatory matters.

Communications and Telemarketing

Many of our deployments involve voice and messaging. Customers and partners that use those capabilities are subject to communications and consumer-contact rules that vary by jurisdiction.

●	Caller ID Authentication and Attestation

In the United States, outbound voice traffic traverses STIR/SHAKEN, a set of technical protocols used by phone carriers to combat caller ID spoofing and reduce illegal robocalls. Our platform supports caller ID attestation patterns and routing that help customers maintain call reputation and reduce labeling risk. We provide controls for call cadence, retries, quiet hours, and number management.

●	Consent and Outreach

Outreach and follow-up campaigns must account for consent collection, opt-in and opt-out, quiet hours, and content restrictions that can apply to calls and texts. Our workflow components include consent capture, proof storage, and policy checks prior to initiation of outreach.

●	Recording Disclosure

When customers elect to record calls, disclosure requirements can vary by state or country. Our telephony layer provides configurable pre-connect and in-call disclosure prompts and supports disabling recording or redacting portions of recordings and transcripts based on customer policy. When enabled, call recordings and associated transcripts are stored in our cloud environment on behalf of customers, subject to configurable retention controls. Under our standard customer agreements, customers are responsible for determining whether and how to record calls, for providing any required disclosures or consents, and for complying with applicable call-recording and privacy laws, and we act as a service provider or processor with respect to those recordings. Recording storage, access controls, and retention settings fall within the same control framework evaluated under our SOC 2 audit.

●	Programmatic Safeguards

We provide rate limiting, frequency caps, do-not-contact enforcement, and configurable retry logic to help customers align operations with applicable rules and carrier guidelines.

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Privacy and Data Protection

We process conversation data and business records on behalf of customers and partners. Our controls are designed to help customers meet common privacy and security obligations.

●	Privacy Regimes

Customer deployments may be subject to United States federal and state privacy laws, as well as international regimes. We provide data redaction, retention controls, export tooling, and audit logs to support obligations such as honoring opt-outs, managing retention, and responding to data access requests.

●	Security Features

Our platform offers role-based access controls, environment segregation, encryption in transit and at rest through underlying cloud providers, configurable data retention, and redaction of sensitive fields. These controls are covered by our SOC 2 program and evaluated annually.

●	Subprocessors and Transfers

We perform vendor due diligence, security reviews, and data protection agreements for subprocessors that handle customer data. Vendors are monitored through risk ratings, contractual controls, and periodic reassessment.

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●	Customer Responsibilities

Customers and partners are responsible for defining lawful purposes, providing required notices, and configuring retention and redaction consistent with their policies and obligations. We provide the primitives and administrative controls to implement those decisions.

Artificial Intelligence and Automated Interactions

Standards and expectations for responsible AI are evolving. We design supervisory and guardrail features that help customers adopt AI safely.

●	Model Orchestration and Oversight

Our multi-LLM runtime uses workflow constraints, tool permissioning, guardrails, and fallback paths intended to reduce improper actions and hallucinations while optimizing for task success, latency, and cost. We log prompts, tool calls, and outcomes for auditability and quality review. Logging, access, and change management for these components are governed by our SOC 2 controls.

●	Consent and Transparency

Our embeddable components support disclosure that the user is interacting with an automated agent, as well as easy escalation to a human or handoff to customer systems when required by customer policy.

●	Evaluation and QA

Auto-QA and evaluations measure task performance and flag outliers for human review. Customers can set thresholds that trigger human-in-the-loop workflows.

●	Evolving Frameworks

We monitor guidance applicable to AI-enabled communications and automated decision-making and continue to update product controls and documentation to reflect emerging rules and standards.

Payments and Financial Services

Some customers enable agents to take payments or initiate billing-related workflows. Our design uses regulated providers and minimizes our handling of payment credentials.

●	Use of Regulated Payment Providers

When payments are enabled, we integrate with third-party providers, such as traditional processors, and can support certain alternative payment methods where configured by the customer and supported by their payments provider. We do not provide money transmission services. Vida does not receive, hold, or control customer funds.

●	Security and Scope

Payment credentials are never stored, processed, or transmitted by Vida systems. We use provider-hosted payment pages and tokenization through providers such as Stripe and Chargebee. Only non-sensitive metadata and provider tokens enter our environment for reconciliation and reporting. As a result, we do not expect our core platform to be in scope for PCI DSS in most configurations; instead, we expect that PCI DSS obligations generally apply to the customer’s chosen payment provider and merchant account. However, the ultimate determination of PCI DSS scope depends on how our customers and partners implement and use our platform. We protect received metadata under our SOC 2 controls for access, transmission, and storage.

●	Customer Configuration

Customers remain responsible for merchant account onboarding, chargeback handling, and compliance with network and processor rules. We provide workflow components that collect consent and store proof of authorization for recurring or card-on-file transactions when configured.

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International and Cross-Border Considerations

Our platform is used across regions with different consent, recording, and data transfer rules.

●	Regional Differences

Recording disclosure, consent standards for outreach, and data residency expectations vary by country. We provide configuration options for recording prompts, opt-in methods, quiet hours, and data retention to support regional requirements.

●	Subprocessors and Transfers

We rely on cloud providers and telecommunications partners to deliver service quality. We maintain contractual protections, conduct vendor diligence, and document data flows. Where cross-border transfers occur, we work with customers to implement appropriate transfer mechanisms consistent with our SOC 2 vendor management and monitoring program.

Our Compliance Approach

We build compliance into the product and pair it with internal processes.

●	Embedded Primitives

Consent capture, caller ID attestation, disclosure prompts, redaction, audit logs, and policy checks are first-class features in our agent workflows.

●	Policy and Program

We maintain security and privacy policies, conduct vendor diligence, and provide customers with administrative controls to implement their compliance choices. We have undergone an independent SOC 2 Type II examination. Our most recent audit covered the Security, Availability, and Confidentiality trust services criteria and included testing of controls for logical access, change management, systems operations, vendor management, incident response, data retention, and encryption. The audit tested design and operating effectiveness over a defined period for a Type II report.

●	Testing and Assurance

We conduct independent penetration tests and vulnerability assessments on at least an annual basis and track remediation through our risk management process. We perform disaster recovery tests and tabletop exercises for incident response at least annually.

●	Training and Accountability

We require security and privacy training for employees at onboarding and at least annually. We run periodic phishing simulations and role-specific training for personnel with elevated access.

●	Shared Responsibility

Many requirements apply to how a customer uses the platform. We provide the tooling and documentation, while customers and partners determine lawful bases, configure policies, and manage their own record-keeping and notices.

Competition

We operate in a fast-moving market with several categories of competitors. We primarily compete on time to production, embedded integrations with a customer’s system of record, channel readiness for partners, and a compliance-first platform that scales from a single location to thousands of tenant accounts.

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UCaaS and CCaaS Platforms With AI Add-Ons

●	What They Offer: Voice, messaging, and contact center suites that increasingly bundle conversational AI features such as agent assist, call summarization, and virtual agents. These products are bundled into seat-based plans and are sold directly to business IT and operations teams.

●	Limitations: In our experience, these suites are often not natively integrated into the vertical or horizontal business software that runs day-to-day work for most customers. Getting an agent to actually do work inside a CRM, scheduling system, or vertical SaaS still requires custom build effort, vendor-specific adapters, or professional services. Packaging for partners is limited, and most platforms are not designed for multi-tenant white-label distribution where a partner operates hundreds of end accounts.

●	Why Vida May Be Selected: Our platform is not intended to replace our customers’ existing phone systems. We embed agents inside the software customers already use through our partner program, so agents arrive pre-integrated with data models, permissions, and workflows. Our usage and outcome-based packaging fits agent economics better than per-seat bundles, and our multi-tenant admin, pass-through billing, and white-label controls are built for partners who need to light up hundreds of accounts quickly. Our telephony primitives, consent capture, caller ID attestation, and SOC 2 controls support production grade deployments across many customer instances.

No-code AI Voice Agent Builders Sold Direct to Business

●	What They Offer: Simple builders focused on letting a business stand up an agent quickly with a visual flow and hosted phone numbers. They market rapid time to first call and a lightweight admin experience.

●	Limitations: Limited depth of integrations, limited observability and auto-QA at scale, and few controls for compliance and multi-tenant operations. These products work best for single brands running a small number of workflows, not for partners packaging agents into existing software or for enterprises orchestrating hundreds of agents.

●	Why Vida May Be Selected: We deliver the depth needed for production: multi-LLM orchestration, omnichannel I-O, deeper CRM and scheduling connectors, auto-QA and evaluation, observability across many tenants, and policy controls. Partners can fully white-label Vida and ship agents as a native feature in their software, which removes the deployment friction that no-code tools leave to customers.

Developer-first APIs and Components

●	What They Offer: APIs and SDKs for teams that want to assemble their own agent stack. Strengths include flexibility, low latency media pipelines, and choice of models.

●	Limitations: These tools accelerate building blocks but leave orchestration, compliance, multi-tenant billing, carrier policies, consent capture, QA, dashboards, and channel packaging to the customer. That increases time to production and creates ongoing maintenance burden. They are not designed for channel distribution or white-label resale at scale.

●	Why Vida May Be Selected: Vida is the platform layer above raw components. We abstract the plumbing that slows rollouts and we add the partner tooling that developer-first products do not include. Customers can still use preferred speech and model providers under our orchestration, while gaining multi-tenant administration, pass-through usage, outcome logging, and policy guardrails out of the box.

Partner and White-label Voice Agent Platforms

●	What They Offer: Branded AI call solutions that let agencies stand up phone agents for many clients with minimal code. Emphasis is on speed and packaging for resellers.

●	Limitations: Focus is often primarily on voice, with more limited depth on enterprise controls, compliance primitives, or complex data integrations. Many lack true multi-LLM orchestration, omnichannel coverage, granular usage billing primitives, or the admin and observability surface required by larger software vendors and MSPs.

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●	Why Vida May Be Selected: Vida was built for partners from day one. We combine white-label controls with enterprise-grade observability, evaluation, consent, caller ID attestation, audit trails, and SOC 2 controls. Most importantly, our strategy is to embed directly into the partner’s product so the agent ships inside the customer’s existing software. For example, releasing an agent as a native tab or workflow inside a vertical SaaS application means the agent is pre-integrated with jobs, schedules, and permissions on day one. We believe this approach can produce better outcomes than a stand-alone voice tool connected through brittle webhooks.

DIY In-House Builds

●	What They Offer: Full control with the potential to tailor every component.

●	Limitations: Significant engineering lift, long time to market, and a permanent maintenance burden. Teams must handle compliance guardrails, consent and recording policies, model selection and evaluation, multi-tenant administration, carrier policy changes, and usage-based billing across channels.

●	Why Vida May Be Selected: Vida is designed to help compress months of engineering effort into a much shorter deployment timeline and provides an operating system that continues to evolve as models, carriers, and regulations change. Our channel model lets software vendors and service providers convert agents into a product line with immediate pass-through usage and revenue share, rather than building and maintaining a platform.

Competitive Advantages

The following factors distinguish us from our competitors and provide us with what we believe are competitive advantages:

1.	Integration Where Work Happens

The largest share of agent value is unlocked when agents are integrated directly into the software a business already uses. Our partner-embedded model makes that the default.

2.	Built for Partners

Multi-tenant admin, white-label, pass-through usage and outcomes, and SKU controls are first class. Partners can package and price agents like any other feature and roll out to entire installed bases.

3.	Production Reliability and Compliance

Multi-LLM orchestration, evaluation and auto-QA, consent capture, recording controls, caller ID attestation, audit trails, and SOC 2 controls are built in.

4.	Time to Value

Prebuilt templates for reception, lead follow-up, confirmations, CRM hygiene, and payments shorten deployment from months to days.

5.	Economics That Map to Agents

Usage and outcome-based pricing aligns cost with value and scales across many tenant accounts without seat inflation.

6.	Omnichannel Footprint

Voice, SMS, email, and web chat operate under a single runtime and policy framework so customers can deploy coordinated agents across touchpoints.

Customers and Ecosystem

We serve three primary customer types that work together to bring agents into real business workflows: Vendors, Service Providers, and End Businesses. Our platform, packaging, and partner programs are designed so each type can deliver agents quickly, sell through existing channels, and prove value with measurable outcomes such as recovered calls, booked appointments, completed follow-ups, and cleaner CRM data.

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Vendors

●	Who They Are: Horizontal and vertical software companies that run critical workflows for their customers. Examples include CRMs in home services, industry-specific booking platforms, dispatch and logistics systems, practice and patient management systems, and SMB suites with embedded communications.

●	Who They Sell To: Large installed bases of small and midsize businesses, as well as mid-market and enterprise divisions that live inside the vendor’s product daily.

●	How They Use Vida: Vendors embed Vida agents directly into their applications so the agent becomes a native feature that “just works” with the vendor’s data model, permissions, and UX.

●	Why This Works: Embedding inside the vendor’s product removes integration friction for the end customer, drives higher adoption across the vendor’s installed base, and creates a new recurring revenue line for the vendor with pass-through usage and revenue share.

●	What Vida Provides: Multi-tenant administration, white-label branding, embeddable components, usage and outcome SKUs, and partner analytics. Vendors can roll out agents to thousands of customer accounts with no custom builds.

Service Providers

●	Who They Are: Managed service providers, telecom advisors and technology agents, UCaaS and CCaaS resellers, and industry-focused IT consultancies that already sell communications, software, and integration services.

●	Who They Sell To: End businesses across local and regional markets, often in the same verticals where they already manage phones, connectivity, and software setup. Many have hundreds of paying clients and recurring monthly relationships.

●	How They Use Vida: Service Providers package white-labeled agents that slot into existing communications and business systems. They manage provisioning, consent and disclosure settings, call flows, and analytics across many tenants.

●	Why This Works: Service Providers already own the last-mile relationship. Vida gives them the tooling to productize agents quickly, monetize usage, and manage compliance and observability at scale.

●	What Vida Provides: Full white-label, number management, caller ID attestation support, consent and recording controls, multi-tenant dashboards, pass-through billing, and templates for reception, lead follow-up, reminders, and CRM hygiene.

End Businesses

●	Who They Are: The businesses that rely on calls, messages, and scheduling to drive revenue and customer experience. Examples include home services contractors, moving and logistics companies, healthcare and insurance enrollment teams, professional services firms, and appointment-driven retail.

●	Who They Sell To: Consumers and commercial customers in local markets. Volume is often variable by season, campaign, or staffing level, which increases the value of always-on agents.

●	How They Use Vida: End Businesses deploy agents to answer every call, route and qualify leads, schedule appointments, send confirmations and reminders, follow up on missed calls, update the CRM, and take payments through their chosen provider. Most implementations are delivered by a Vendor or Service Provider so the agent is already integrated with the systems of record.

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●	Why This Works: Agents are available 24x7, scale to peak demand, and work inside the customer’s existing software. The result is higher conversion, cleaner data, and a better experience without adding headcount.

●	What Vida Provides: Production-ready templates, omnichannel I/O, analytics and auto-QA, audit trails, SOC 2 controls, and usage-based packaging that maps cost to value. Customers can start with one workflow and expand to many agents over time.

How the Ecosystem Fits Together

●	Vendors create native agent products that reach entire installed bases with zero-integration deployments for end customers.

●	Service Providers package and operate agents across many accounts with white-label branding, compliance controls, and pass-through usage.

●	End Businesses realize value quickly because the agent arrives integrated with the systems they already use.

This ecosystem design compounds distribution and retention. Vendors gain new revenue lines and stickier products, Service Providers expand wallet share and recurring usage, and End Businesses get software that does the work from day one.

Sales and Marketing

Our marketing strategy is designed to generate efficient, scalable demand by combining AI-driven inbound engagement, channel enablement, and data-backed content marketing.

We utilize our proprietary AI agent, Alice, to triage inbound inquiries across voice, text, email, and web chat—qualifying leads, scheduling follow-ups, and routing prospects to the appropriate teams in real-time. We believe this helps improve conversion efficiency and demonstrates Vida’s platform capabilities at scale.

We extend our reach through a partner-enablement program that provides resellers and integration partners with white-label assets, co-marketing campaigns, and deployment templates. These initiatives accelerate go-to-market velocity and embed Vida within broader technology ecosystems.

Our content marketing emphasizes measurable business outcomes, sharing case studies and customer use cases that highlight gains in missed-call recovery, scheduling, and lead conversion.

We supplement traditional digital marketing with nontraditional campaigns and targeted media sponsorships aimed at audiences shaping the AI-infrastructure and automation markets.

Finally, we execute a comprehensive SEO and discoverability strategy that accounts for evolving search behaviors, including retrieval via large language models (LLMs) and Google’s updated results architecture. By structuring content semantically and optimizing for both human and AI-driven discovery, we aim to maintain visibility as search paradigms shift.

Together, these programs form a marketing engine that is product-led, partner-amplified, and increasingly automated—supporting sustainable growth and improving customer acquisition efficiency over time.

Research and Development

Our approach to research and development is simple: make agents that do real work, reliably, at scale. We invest in orchestration, reliability, observability, and the integrations that tie agents to a customer’s system of record. Over the near term, we intend to focus our efforts on three core pillars while opening selective new surface areas that we believe can compound partner value. There can be no assurance that we will complete these initiatives within this timeframe or at all.

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Pillar 1: Orchestration That Unlocks Harder Work

Today

Our multi-LLM runtime routes tasks across specialized models and tools, supervises calls and messages with guardrails, and records every step for auditability. Evaluation and auto-QA score outcomes and surface drift. Partners get controls to tune workflows without writing code.

Near Term

●	Continuous Background Alignment. We are developing a pattern where a background “thinking model” continuously evaluates the live agent’s state against task goals, policy, and context, then issues alignment directives in real time. The foreground agent can be lighter and faster while still handling complex tasks.

●	We believe potential benefits may include higher task completion rates, lower latency variance, and better cost profiles.

●	Hierarchical tool plans. The runtime will plan multi-step tool use with checkpoints and reversible actions, enabling agents to complete longer business processes such as quote creation, case resolution, and collections workflows.

●	Policy-aware routing. Routing will consider data handling rules, geography, and customer policies along with price and latency so the system can choose models and tools that satisfy both performance and compliance objectives.

Pillar 2: Reliability, Safety, and Governance at Scale

Today

Consent capture, recording disclosures, caller ID attestation, rate limiting, quiet hours, audit logs, and redaction are first-class features. Our SOC 2 program covers access, change management, incident response, and vendor management. Auto-QA flags outliers for review.

Near Term

●	Agent SLOs. We intend to publish target service levels for task success, latency bands, and handoff rates, with tenant-level dashboards and alerting.

●	Guardrail policy engine. Declarative rules that constrain tools, data fields, tone, and escalation behavior by jurisdiction and brand. Rules are versioned and testable before rollout.

●	Fail-safe patterns. Expanded human-in-the-loop triggers and structured handoffs to customer systems when thresholds are breached.

●	Security program depth. Broader coverage under our SOC 2 controls, at least annual independent penetration tests and vulnerability assessments, annual disaster recovery exercises, and vendor risk automation.

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Pillar 3: Integrations and Surfaces That Meet Customers Where They Work

Today

We ship connectors for leading CRMs, schedulers, ticketing, and payments providers, along with embeddable components and white-label controls so vendors can productize agents inside their apps.

Near Term

●	Integration factory. A standardized path to add and certify new connectors with schema mapping, data quality checks, and monitoring. Partners can request and co-fund connectors that unlock their verticals.

●	Workflow templates. Ready-to-run packages for reception, lead follow-up, confirmations, rescheduling, early-stage collections outreach, post-service outreach, and CRM hygiene. Templates ship with default policies, consent prompts, and QA tests.

●	Omnichannel parity. Feature parity across voice, SMS, email, and web chat so the same business logic applies across channels and can be measured in one place.

●	Partner analytics. Multi-tenant analytics for attach, usage, outcomes, and churn risk, designed for vendors and service providers that operate large installed bases.

Intellectual Property

Trade secrets and contracts

We rely on trade secrets and strong contracts to protect our agent runtime, orchestration methods, integrations, observability, and usage and outcome metering. Access is limited by role, repositories are segmented, and production secrets are managed under our SOC 2 program. All employees and contractors sign confidentiality and invention assignment agreements.

Patents

We have one U.S. utility patent application on file that covers a voice agent that registers with PBX systems via SIP to operate as a first class extension or trunk, manage inbound and outbound calls, and log outcomes with policy aware recording and routing.

Copyrights and trademarks

We have no registrations on file today. We claim common law rights in our brand and product names and will pursue registrations as we scale.

Licensing posture

We license commercial technology for models, speech, telephony, and payments on standard terms. Our customer and partner agreements preserve Vida ownership of platform IP and partner ownership of their data and marks.

This approach gives us practical protection for core technology while we grow distribution and embed agents across partner ecosystems.

Human Capital

We run a lean, accountable organization. We believe many companies wait until later stages to pursue public offerings. Our goal is to demonstrate that it can be possible at an earlier stage, with an emphasis on product performance, strong controls, and disciplined execution.

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We operate with an “AI-first” approach, using our own platform across the business to automate reception and follow up, QA and reporting, and parts of engineering and go to market operations. This lets a small team deliver outsized results and stay focused on reliability, partner outcomes, and speed.

We hire for judgment, pace, and the ability to work across functions. Training covers regulated communications and privacy practices, security and SOC 2 controls, and partner success playbooks.

Facilities

We operate a distributed and remote model. Our infrastructure is cloud-based and designed for high availability across geographies. We may add physical space as sales, partner operations, and R&D scale.

Legal Proceedings

From time to time we may be subject to claims, investigations, or proceedings related to intellectual property, communications practices, data privacy, or contract matters. We are not presently a party to any litigation that, if determined adversely, we believe would have a material adverse effect on our business, results of operations, cash flows, or financial condition.

Key Metrics

We intend to manage our business using a small set of key operational metrics, which we use primarily for internal planning and decision-making. From time to time, we may elect to disclose some or all of these metrics in our public filings or other public communications, but we are not obligated to do so, and investors should not expect that we will report these metrics for every period. These metrics are operational in nature, are not measurements prepared in accordance with GAAP, and we expect to refine their definitions, measurement and calculation methodologies over time as our business evolves. We may revise, add, or discontinue these metrics in the future as our business evolves.

●	Agents deployed and active agents by channel and workflow.

●	Consumption units such as minutes, messages, and completed actions.

●	Gross margin driven by model and telephony efficiency and non-usage add-ons.

●	Partner-attached revenue and direct enterprise revenue.

●	Time to value in days from contract to production.

Seasonality and Cyclicality

Our revenue is primarily usage driven, which ties results to end customer activity levels rather than to fixed seats. As a result, we may experience variability across quarters and within quarters.

●	Customer procurement and budgeting. Many vendors and service providers align purchasing with annual or semiannual budgets. We may see higher bookings in quarters when customers finalize budgets, complete annual renewals, or roll out new product bundles.

●	End market activity cycles. Agent usage often mirrors activity in the verticals we serve. Examples include home services volumes that rise in warm months, logistics and moving peaks around late spring and summer, retail and personal services that lift in the holiday period, and healthcare or insurance outreach that increases during open enrollment windows. Weather events and local campaigns can also create short bursts of volume.

●	Calendar and day mix. Missed-call recovery, scheduling, and follow-up volumes vary by day of week and time of day. Holidays, school calendars, and tax season can change contact rates, which affects minutes, messages, and completed actions.

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●	Partner release cadence. Vendors and service providers ship features and bundles on their own schedules. When a partner launches an embedded agent or expands a template across a large installed base, we may see step-ups in usage. Likewise, partner slowdowns or product freezes can delay expansions.

●	Carrier and policy dynamics. Changes in carrier policies, registration requirements, or call labeling rules can temporarily affect outreach levels or phone number management until customers update configurations.

●	International and regional patterns. Regional holidays, local business hours, and regulatory windows can shift usage across geographies, especially for partners with multi-country footprints.

●	Net effect. Because our packaging is tied to minutes, messages, and completed actions, revenue tends to correlate with operational volumes in our customers’ businesses. Seat reductions or hiring freezes at customers typically have less direct effect on our usage than they would on seat-based software, while campaign intensity, seasonality in bookings, and partner launches have a larger effect.

●	How we manage variability. We plan capacity for peak periods, sequence partner rollouts, and provide templates that can be activated quickly to capture seasonal demand. Our pricing and cost structure scale with usage, which helps protect gross margin through periods of higher or lower activity.

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MANAGEMENT

Our Executive Officers and Board of Directors

The following table sets forth the names, ages and positions of our directors and executive officers as of the date of this prospectus.

Name	Age	Position
Lyle Pratt	41	Chief Executive Officer and Director
Brandon Robinson	41	Chief Operating Officer
Timothy Noah Hayes	43	Chief Product Officer and Director
Jordan Gadapee	44	Chief Marketing Officer
Mark Lilien	39	Chief Technology Officer
Christopher Calicott	54	Director
Henry S. Romaine Jr.	61	Director
Alan Braverman	53	Director

Executive Officers

Lyle Pratt is the founder of our Company and has served as our Chief Executive Officer and a director since March 2022. Mr. Pratt is an investor, programmer, and entrepreneur and has more than 15 years of leadership experience and product strategy expertise in the telecommunications sector. In 2010, he founded BetterVoice.com, a cloud communications platform, which was acquired by Inteliquent, Inc., a communications enabler offering network-based voice and messaging services (formerly NASDAQ: IQNT) (“Inteliquent”) in 2016. From February 2019 to March 2022, Mr. Pratt was Vice President of Strategy at Inteliquent, which was subsequently acquired by Sinch AB, a global leader in messaging and voice products. Prior to that, from November 2017 to February 2019, he was Vice President of Product at Inteliquent. Since November 2020, Mr. Pratt has served as a Limited Partner and Advisor at Trammell Venture Partners, a venture capital firm focused on investing in Bitcoin-native and applied AI companies. Mr. Pratt received a B.S. in Business Economics, a M.S. in Engineering & Technology Management and a M.B.A. in Finance from Louisiana Tech University. We believe that Mr. Pratt is qualified to serve on our Board based on his knowledge of day-to-day management and operations, leadership experience, prior successful company exit, and deep product strategy expertise.

Brandon Robinson is a co-founder of our Company and has served as our Chief Operating Officer since July 2022. Mr. Robinson is an accomplished technology executive with more than 19 years of engineering and product leadership experience, primarily in the telecommunications sector. From February 2022 to July 2022, he served as Vice President of Cloud Voice Development at Sinch AB, a global leader in messaging and voice products. Prior to that, from April 2020 to February 2022, he served as Vice President of Product Development at Inteliquent. Throughout his career, Mr. Robinson has developed large-scale platforms and successfully launched products across the carrier, enterprise, and SMB sectors. He was an early employee at Broadvox, a nationwide service provider, which was acquired by Inteliquent, now known as Sinch AB, in 2015. Mr. Robinson received an Associates Applied Science degree in Computer Networking from the ITT Technical Institute.

Noah Hayes is a co-founder of our Company and has served as our Chief Product Officer and a director since August 2022. Mr. Hayes is an experienced product leader and technology executive with extensive experience in enterprise SaaS, big data, and AI. From July 2020 to July 2022, Mr. Hayes was Head of Product at XXV Inc., a Y Combinator-backed company developing software for desktop-automation. Prior to that, he co-founded Radius Intelligence, Inc., a B2B data intelligence and customer data platform (“Radius Intelligence”), and helped grow the company from a three-person startup to more than 300 employees and tens of millions of dollars in revenue in just seven years, culminating in its acquisition by Kabbage. Mr. Hayes also co-founded Pluto Health, a venture-funded digital health platform that aggregates patient health records for the pharmaceutical and healthcare industries. He previously served as Entrepreneur in Residence at Gradient Ventures, Google’s AI-focused venture capital fund. Mr. Hayes received a B.A. in Marketing from Louisiana Tech University. We believe that Mr. Hayes is qualified to serve on our Board given his track record scaling enterprise SaaS and AI businesses, product leadership experience, and prior founder and investor roles.

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Jordan Gadapee has served as Chief Marketing Officer of our Company since October 2025. Mr. Gadapee is a seasoned software executive with more than 15 years of experience spanning SaaS growth, product strategy, and brand development. From January 2023 to July 2025, Mr. Gadapee served as Chief Product Officer at Inunity, LLC, a software acquisition company (“Inunity”). During this period, he oversaw brand and product development initiatives for a portfolio of communication platforms, including the flagship products Textline and Textedly. In this capacity, Mr. Gadapee also played a critical role in assessing, integrating, and operationalizing Inunity’s software acquisitions. Before that, from February 2018 to December 2022, Mr. Gadapee served as Chief Product Officer and Chief Brand Officer at Textline, Inc., a text-based communication platform for enterprise businesses (“Textline”). During his tenure, Mr. Gadapee led the development of one of the industry’s first HIPAA-compliant SMS solutions to meet unprecedented communication demands during a global pandemic. He further guided the company’s brand-led, customer-first scaling efforts from early-stage growth through its eventual acquisition by Inunity. Before joining Textline, Mr. Gadapee was an early-stage employee at Radius Intelligence, where he contributed to foundational branding, marketing, and product initiatives. Prior to his work in industry, Mr. Gadapee held academic appointments, including serving as a tenure-track Assistant Professor of Design at Illinois State University, where, in addition to teaching and research responsibilities, he co-authored a significant curriculum modernization effort focused on software and mobile technologies. Mr. Gadapee also served as an Assistant Professor at the University of Iowa, where he co-wrote curriculum updates centered on web technologies and co-founded Donate Design, a nonprofit, student-run design studio. Mr. Gadapee received a B.F.A. in Graphic Design from Louisiana Tech University and both an M.A. and an M.F.A. in Graphic Design from the University of Iowa.

Mark Lilien has served as Chief Technology Officer of our Company since October 2025. Mr. Lilien is a seasoned software engineer with over fifteen years of experience leading the design, development, and scaling of SaaS platforms. Before joining our Company, he served as Chief Technology Officer at Inunity, overseeing engineering teams across multiple products and driving platform-wide architectural improvements. Previously, Mr. Lilien co-founded Textline, a communications platform that spearheaded the industry for a number of features including the first patented HIPAA-compliant SMS, one-of-a-kind compliant free-trial systems, and the industry’s first group-based business texting feature. Mr. Lilien helped grow Textline from inception to acquisition. Prior to co-founding Textline, Mr. Lilien was an early-stage engineer at Radius Intelligence. Radius Intelligence was acquired by Kabbage (later acquired by American Express). With deep expertise in full-stack development, systems architecture, and technical leadership, Mr. Lilien specializes in building reliable, scalable software that supports business growth and operational excellence. He is committed to fostering collaborative engineering cultures and implementing processes that enhance product quality and team performance. Mr. Lilien received a Bachelors in Computer Science from Washington University, St. Louis.

Directors

Christopher Calicott has served as Chairman of the Board of the Company since October 2025 and as a director since August 2025. He previously served as a board observer from April 2023 to August 2025. Mr. Calicott co-founded and has been the Managing Director of Trammell Venture Partners, a venture capital firm focused on investing in Bitcoin-native and applied AI companies, since August 2016. Mr. Calicott serves on the board of directors and the compensation and the nominating and corporate governance committees of Payward, Inc., the parent company of Kraken, on the board of directors of Voltage, Inc., and as a board observer of Unchained Capital, Inc. From 2016 to 2022, he served on the board of directors of StyleSage, Inc., until its acquisition in October 2022. Mr. Calicott was a founding board member of the Texas Blockchain Council and served on the State of Texas Work Group on Blockchain Matters, where he led the financial services committee. Mr. Calicott received a B.A. in French with an emphasis in Business and Economics from the University of Nevada, Las Vegas and an International M.B.A. from IE Business School. We believe that Mr. Calicott is qualified to serve on our Board due to his venture capital expertise and significant board experience in the technology sector.

Henry S. Romaine Jr. has served as a director of the Company since January 2026. Mr. Romaine is the founder of HSR Advisory, LLC, a CFO services company, where he has provided fractional and full-time CFO services to search fund operating businesses, bitcoin businesses and growth-stage investor-backed ventures since July 2015. He has nearly four decades of experience as a finance professional, including twenty years serving as CFO of private investor-backed growth companies across a range of industries, and twelve years of investment banking experience, including dozens of public securities offerings and public company mergers and acquisitions transactions. Earlier in his career, Mr. Romaine co-founded and served as Financial and Operations Principal of BOVARO Partners, a FINRA-registered broker-dealer. Mr. Romaine has served as full-time CFO for eight private businesses and has led businesses through capital raises and audits. Mr. Romaine holds a B.A. in Economics from Middlebury College and an M.B.A. in Finance and Accounting from the University of Chicago Booth School of Business. We believe that Mr. Romaine is qualified to serve on our Board due to his extensive financial leadership experience, deep expertise in accounting and capital markets, and long track record advising growth-stage companies and their boards.

Alan Braverman has served as a director of the Company since January 2026. Mr. Braverman is the founder and Chief Technology Officer of Braverware, a software development company, where he has served since January 2023. From March 2016 to December 2022, Mr. Braverman co-founded and served as a Chief Executive Officer of Textline. Since 2016, Mr. Braverman has served on the board of directors of Textline. He has also served on the board of directors of Pantheon Sports since 2023 and the board of directors and compensation committee of Nightingale Security since 2022. Mr. Braverman holds a B.S. in Computer Science from the University of Illinois at Urbana-Champaign. We believe that Mr. Braverman is qualified to serve on our Board due to his extensive software development leadership experience and board experience.

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Election of Officers

Each executive officer serves at the discretion of our board of directors and holds office until his or her successor is duly appointed or until his or her earlier resignation or removal. Mr. Pratt, our Chief Executive Officer, and Mr. Gadapee, our Chief Marketing Officer, are brothers-in-law. There are no other family relationships among any of our directors or executive officers.

Composition of our Board of Directors

Our board of directors currently consists of 5 directors.

Immediately prior to the effectiveness of the registration statement of which this prospectus forms a part, our second amended and restated certificate of incorporation and amended and restated bylaws will provide that our board of directors will be divided into three classes, as nearly equal in number as possible, with the directors in each class serving for a three-year term, and one class being elected each year by our stockholders. Our current directors will be divided among the three classes as follows:

●	the Class I directors will be Henry S. Romaine Jr. and Alan Braverman, and their initial terms will expire at the annual meeting of stockholders to be held in 2027;
●	the Class II director will be Timothy Noah Hayes, and his initial term will expire at the annual meeting of stockholders to be held in 2028; and
●	the Class III directors will be Christopher Calicott and Lyle Pratt, and their initial terms will expire at the annual meeting of stockholders to be held in 2029.

Each director’s term will continue until the election and qualification of his or her successor, or his or her earlier death, disqualification, resignation or removal. Any increase or decrease in the number of directors will be distributed evenly among the three classes so that each class will consist of as near an equal number of directors as possible. This classification of our board of directors may have the effect of delaying or preventing a change in control of our Company. See the section titled “Description of Capital Stock-Anti-Takeover Provisions-Classified Board of Directors.”

Director Independence

Prior to the completion of this offering, our board of directors undertook a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise that director’s ability to exercise independent judgment in carrying out that director’s responsibilities. Our board of directors has affirmatively determined that Henry S. Romaine Jr., Christopher Calicott and Alan Braverman are each an “independent director,” as defined under the Exchange Act and the rules of NYSE American. In making these determinations, our board of directors considered the current and prior relationships that each director has with our Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director, and the transactions involving them, if any, described in the section titled “Certain Relationships and Related Party Transactions.”

Background and Experience of Directors

Upon completion of this offering, our nominating and corporate governance committee will be responsible for reviewing with our board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

●	personal and professional integrity;

●	ethics and values;

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●	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

●	experience in the industries in which we compete;

●	experience as a board member or executive officer of another publicly held company;

●	diversity of background and expertise and experience in substantive matters pertaining to our business relative to other board members;

●	conflicts of interest; and

●	practical and mature business judgment.

Board Committees

Our board of directors will establish an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Our board of directors may also establish from time to time any other committees that it deems necessary or desirable. Members serve on these committees until their resignation or until otherwise determined by our board of directors.

Audit Committee

Upon completion of this offering, our audit committee will consist of Henry S. Romaine Jr., Christopher Calicott and Alan Braverman, with Henry S. Romaine Jr. serving as chair. Our audit committee will be responsible for, among other things:

●	selecting and hiring our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;

●	assisting the board of directors in evaluating the qualifications, performance and independence of our independent auditors;

●	assisting the board of directors in monitoring the quality and integrity of our financial statements and our accounting and financial reporting;

●	assisting the board of directors in monitoring our compliance with legal and regulatory requirements;

●	reviewing with management and our independent auditors the adequacy and effectiveness of our internal controls over financial reporting processes;

●	assisting the board of directors in monitoring the performance of our internal audit function;

●	reviewing with management and our independent auditors our annual and quarterly financial statements;

●	reviewing and overseeing all transactions between us and a related person for which review or oversight is required by applicable law or that are required to be disclosed in our financial statements or SEC filings, and developing policies and procedures for the committee’s review, approval and/or ratification of such transactions;

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

●	preparing the audit committee report that the rules and regulations of the SEC require to be included in our annual proxy statement.

The SEC rules and NYSE American rules require us to have one independent audit committee member upon the listing of our Class A common stock on NYSE American, a majority of independent directors within 90 days of the effective date of the registration statement and all independent audit committee members within one year of the effective date of the registration statement. Henry S. Romaine Jr., Christopher Calicott and Alan Braverman qualify as independent directors for purposes of serving on the audit committee under the corporate governance standards of NYSE American and the independence requirements of Rule 10A-3 under the Exchange Act. Each member of our audit committee also meets the financial literacy requirements of NYSE American listing standards. In addition, our board of directors has determined that Henry S. Romaine Jr. will qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Our board of directors will adopt a written charter for the audit committee, which will be available on our corporate website at https://vida.io/, substantially concurrently with the completion of this offering. The information on our website is deemed not to be incorporated in this prospectus or to be part of this prospectus.

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Compensation Committee

Upon completion of this offering, our compensation committee will consist of Christopher Calicott and Alan Braverman, with Christopher Calicott serving as chair. The compensation committee will be responsible for, among other things:

●	reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors (as directed by the board of directors), determining and approving our Chief Executive Officer’s compensation level based on such evaluation;

●	reviewing and approving, or making recommendations to the board of directors with respect to, the compensation of our other executive officers, including annual base salary, bonus and equity-based incentives and other benefits;

●	reviewing and recommending to the board of directors the compensation of our directors;

●	appointing and overseeing any compensation consultants;

●	if required, reviewing and discussing with management our “Compensation Discussion and Analysis” disclosure required by SEC rules;

●	preparing the compensation committee report required by the SEC to be included in our annual proxy statement; and

●	reviewing and making recommendations with respect to our equity and equity-based compensation plans.

Our board of directors has determined that Henry S. Romaine Jr., Christopher Calicott and Alan Braverman meet the definition of “independent director” for purposes of serving on the compensation committee under NYSE American rules, including the heightened independence standards for members of a compensation committee, and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. Our board of directors will adopt a written charter for the compensation committee, which will be available on our corporate website at https://vida.io/, substantially concurrently with the completion of this offering. The information on our website is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Nominating and Corporate Governance Committee

Upon completion of this offering, our nominating and corporate governance committee will consist of Henry S. Romaine Jr., Christopher Calicott and Alan Braverman, with Alan Braverman serving as chair. The nominating and corporate governance committee will be responsible for, among other things:

●	assisting our board of directors in identifying prospective director nominees and recommending nominees to the board of directors;

●	overseeing the evaluation of the board of directors and management;

●	reviewing developments in corporate governance practices and developing and recommending a set of corporate governance guidelines; and

●	recommending members for each committee of our board of directors.

Our board of directors has determined that Henry S. Romaine Jr., Christopher Calicott and Alan Braverman meet the definition of “independent director” for purposes of serving on the nominating and corporate governance committee under NYSE American rules. Our board of directors will adopt a written charter for the nominating and corporate governance committee, which will be available on our corporate website at https://vida.io/, substantially concurrently with the completion of this offering. The information on our website is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee will have at any time been one of our executive officers or employees. None of our executive officers currently serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors or compensation committee.

Code of Ethics

Prior to the completion of this offering, we will adopt a written code of business conduct and ethics that applies to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, which will be posted on our website, https://vida.io/. Our code of business conduct and ethics is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of the code on our website. The information on our website is deemed not to be incorporated in this prospectus or to be part of this prospectus.

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EXECUTIVE AND DIRECTOR COMPENSATION

We are currently considered an “emerging growth company” within the meaning of the Securities Act for purposes of the SEC’s executive compensation disclosure rules. Accordingly, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year. Further, our reporting obligations extend only to the following “Named Executive Officers,” which are the individuals who served as principal executive officer and the next two most highly compensated executive officers at the end of the fiscal year ended December 31, 2025 (the “2025 Fiscal Year”).

Our named executive officers for the 2025 Fiscal Year, which consist of our Chief Executive Officer and our two other most highly compensated executive officers who were serving as executive officers as of December 31, 2025, are as follows:

●	Lyle Pratt, Chief Executive Officer;

●	Brandon Robinson, Chief Operating Officer; and

●	Timothy Noah Hayes, Chief Product Officer.

Summary Compensation Table

The following table summarizes the compensation awarded to, earned by or paid to our Named Executive Officers for the 2025 Fiscal Year and does not reflect the stock split which will occur prior to the closing of this offering.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Lyle Pratt	2025	180,000	(1)	–		–		–	–	–	180,000
Chief Executive Officer
Brandon Robinson	2025	205,000	(2)	84,980	(3)	347,455.43	(4)	–	–	–	637,435.43
Chief Operating Officer
Timothy Noah Hayes	2025	205,000	(5)	118,583	(6)	347,455.43	(7)	–	–	–	671,038.43
Chief Product Officer

(1)	Effective January 1, 2026, Mr. Pratt’s annual base salary increased to $300,000.
(2)	Mr. Robinson’s annual base salary was $180,000 through September 30, 2025. Effective October 1, 2025, Mr. Robinson’s annual base salary was increased to $280,000.
(3)	Such amount was paid to Mr. Robinson to cover his tax liability associated with the issuance of new shares as compensation described under the header “— Founder Stock Reallocation.”
(4)	Such amount reflects the issuance of 160,792 new shares to Mr. Robinson as compensation described under the header “— Founder Stock Reallocation,” 23,450 of which are still subject to time-based service vesting conditions. The aggregate grant-date fair value of the stock awards was computed in accordance with ASC Topic 718. See Note 2 to our financial statements included elsewhere in this prospectus for the assumptions used in calculating the fair value of these awards.
(5)	Mr. Hayes’ annual base salary was $180,000 through September 30, 2025. Effective October 1, 2025, Mr. Hayes’ annual base salary was increased to $280,000.
(6)	Such amount was paid to Mr. Hayes to cover his tax liability associated with the issuance of new shares as compensation described under the header “— Founder Stock Reallocation.”
(7)	Such amount reflects the issuance of 160,792 new shares to Mr. Hayes as compensation described under the header “— Founder Stock Reallocation,” 23,450 of which are still subject to time-based service vesting conditions. The aggregate grant-date fair value of the stock awards was computed in accordance with ASC Topic 718. See Note 2 to our financial statements included elsewhere in this prospectus for the assumptions used in calculating the fair value of these awards.

Employment Agreements

Lyle Pratt — Offer of Employment Letter

On December 18, 2025, we entered into an offer letter with Lyle Pratt, our Chief Executive Officer, or the Pratt Offer Letter. Under the Pratt Offer Letter, Mr. Pratt will receive an annual base salary of $300,000, effective as of January 1, 2026. The Pratt Offer Letter has an indefinite term, and Mr. Pratt’s employment is at will.

Brandon Robinson — Offer of Employment Letter

On June 6, 2022, we entered into an offer letter with Brandon Robinson, our Chief Operating Officer, or the Robinson Offer Letter. Under the Robinson Offer Letter, Mr. Robinson will receive an annual base salary of $180,000. The Robinson Offer Letter has an indefinite term, and Mr. Robinson’s employment is at will.

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Timothy Noah Hayes — Offer of Employment Letter

On August 1, 2022, we entered into an offer letter with Timothy Noah Hayes, our Chief Product Officer, or the Hayes Offer Letter. Under the Hayes Offer Letter, Mr. Hayes will receive an annual base salary of $180,000. The Hayes Offer Letter has an indefinite term, and Mr. Hayes’s employment is at will.

Founder Stock Reallocation

On August 29, 2025, we entered into a Founder Stock Reallocation letter with founders Lyle Pratt, Brandon Robinson, and Timothy Noah Hayes. The agreement contemplates a reallocation of founder common stock to better reflect relative roles. Mr. Pratt forfeited an aggregate of 321,584 shares of common stock for no consideration and each of Mr. Robinson and Mr. Hayes were issued 160,792 shares of restricted common stock at a purchase price of $0.92 per share. Of each of Mr. Robinson’s and Mr. Hayes’ shares of restricted common stock, 130,643 are considered fully vested at the time of grant, while the remaining shares vest evenly on a monthly basis following the date of grant with all shares becoming fully vested on July 15, 2026. After the reallocation, Mr. Pratt holds 878,416 shares of common stock, Mr. Robinson holds 320,792 shares of common stock, and Mr. Hayes holds 320,792 shares of common stock.

Outstanding Equity Awards as of 2025 Fiscal Year End

The following table provides information regarding unexercised stock option awards and unvested or unearned stock awards held by our Named Executive Officers as of December 31, 2025.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity incentive plan awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Lyle Pratt	March 31, 2022	–	–	–	–	–	219,604		399,679.28	–	–
Brandon Robinson	March 31, 2022	–	–	–	–	–	23,334		13,300.38	–	–
	November 12, 2025	–	–	–	–	–	23,450	(2)	50,652.00	–	–
Timothy Noah Hayes	August 1, 2022	–	–	–	–	–	23,334		17,033.82	–	–
	November 12, 2025	–	–	–	–	–	23,450	(3)	50,652.00	–	–

(1)	The aggregate grant-date fair value of the stock awards was computed in accordance with ASC Topic 718. See Note 2 to our financial statements included elsewhere in this prospectus for the assumptions used in calculating the fair value of these awards.
(2)	Such amount reflects the issuance of new shares to Mr. Robinson as compensation described under the header “— Founder Stock Reallocation,” which are subject to time-based service vesting conditions.
(3)	Such amount reflects the issuance of new shares to Mr. Hayes as compensation described under the header “— Founder Stock Reallocation,” which are subject to time-based service vesting conditions.

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Equity Compensation Plans

2022 Equity Incentive Plan

The Company’s Board adopted, and the Company’s stockholders approved, the Company’s 2022 Equity Incentive Plan, effective as of March 11, 2022, as amended on August 29, 2025, November 11, 2025 and February 12, 2026 (the “2022 Plan”).

Authorized shares. 1,731,211 shares of the Company’s common stock were available for issuance under the 2022 Plan as of March 31, 2026. No shares will be available for issuance under the 2022 Plan after this offering. As of March 31, 2026, options and RSUs covering 711,751 shares of the Company’s common stock remained outstanding under the 2022 Plan. Subject to adjustment for capitalization events, the aggregate maximum number of shares that may be issued pursuant to the exercise of incentive stock options under the 2022 Plan is 3,462,422 shares. The 2022 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock awards. Following this offering, the 2022 Plan will continue to govern outstanding awards granted thereunder.

Plan administration. The Company’s Board administers the 2022 Plan. Subject to the provisions of the 2022 Plan, the administrator has the power to, in general: (i) prescribe, amend and rescind rules and regulations relating to the 2022 Plan; (ii) select recipients; (iii) determine the timing, type, and size of awards and the fair market value applicable to awards; (iv) determine the terms and form of awards (which need not be uniform), including when a participant may exercise or receive cash or stock; (v) construe and interpret the 2022 Plan, any award agreements and any other related documents executed pursuant thereto; (vi) settle all controversies regarding the 2022 Plan and awards; (vii) accelerate vesting or exercisability (in whole or in part); (viii) suspend or terminate the 2022 Plan and, to the extent permitted by the 2022 Plan, amend the 2022 Plan (including submitting amendments for stockholder approval where required by law or the 2022 Plan); (ix) approve forms of award agreements and amend outstanding awards; (x) adopt procedures and sub-plans for participation by non-U.S. service providers; (xi) with the consent of any adversely affected participant, effect repricings, including reducing an exercise price, canceling and regranting or exchanging awards (including for cash or other consideration), or take any other action treated as a repricing under generally accepted accounting principles; and (xii) make all other determinations deemed necessary or advisable for administration of the 2022 Plan.

Stock options. Options may be granted as incentive stock options or nonstatutory stock options. The exercise price per share of all options must be at least 100% of the fair market value per share of the Company’s common stock on the date of grant (110% for incentive stock options granted to ten percent (10%) stockholders), except in the case of certain corporate transactions where options may be assumed or substituted in a manner consistent with applicable law. The term of an option cannot exceed ten years (five years for incentive stock options granted to ten percent (10%) stockholders). After a termination of service, the participant may generally exercise his or her option, to the extent vested, for ninety (90) days following a termination (or such other time period as set forth in the respective award agreement), for twelve (12) months if termination is on account of disability, or for eighteen (18) months if termination is on account of death.

Non-transferability. The 2022 Plan generally prohibits the transfer of options other than by will or the laws of descent and distribution, and during a participant’s lifetime, options are exercisable only by the participant.

Certain adjustments. In the event of capitalization adjustments without receipt of consideration, such as stock splits, stock dividends or other similar events, the number of shares reserved under the 2022 Plan, the number of shares subject to outstanding awards, and the exercise price or other terms of outstanding awards will be adjusted proportionately as provided in the 2022 Plan and subject to applicable law.

Reorganization. Notwithstanding any other provision of the 2022 Plan to the contrary, the 2022 Plan provides that in the event of a reorganization, subject to any required action by the Company’s stockholders, the Board may, in its discretion and without participant consent, take one or more actions with respect to outstanding awards, contingent on closing of the transaction: (i) assumption, continuation or substitution of awards by the acquirer (or its parent); (ii) assignment of the Company’s reacquisition or repurchase rights; (iii) acceleration of vesting and, if applicable, exercisability to a date prior to effectiveness (with termination of unexercised portions at closing); (iv) lapse of reacquisition or repurchase rights; (v) cancellation of awards (to the extent unvested or unexercised) for cash or no consideration as appropriate; or (vi) a cash or other payment equal to the excess, if any, of the value deliverable over the applicable exercise price, which may be zero if the value of the property is equal to or less than the exercise price. The Board need not take the same action or actions with respect to all awards or portions thereof or with respect to all participants. The Board may take different actions with respect to the vested and unvested portions of an award.

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Modification, extension and renewal of options. Subject to the 2022 Plan, the administrator may modify, extend or renew outstanding awards or accept cancellation of outstanding awards in exchange for new awards, cash and/or other consideration, in each case to the extent permitted by the 2022 Plan. No modification may impair a participant’s rights under a previously granted award without the participant’s consent, except as otherwise permitted by the 2022 Plan.

Amendment; termination. The Board may amend, suspend or terminate the 2022 Plan at any time. Unless terminated sooner by the Board, the 2022 Plan will automatically terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the 2022 Plan is adopted by the Board, or (ii) the date the 2022 Plan is approved by the stockholders of the Company. No amendment, suspension or termination may impair rights under outstanding awards without the participant’s consent, except as otherwise permitted by the 2022 Plan. If required by applicable law, and except for adjustments for capitalization events, stockholder approval is required for amendments that, among other things, materially increase the share reserve, materially expand eligibility, materially increase benefits under the 2022 Plan, materially reduce the price at which shares may be issued or purchased, materially extend the term of the 2022 Plan, or materially expand the types of awards available.

2026 Omnibus Equity Incentive Plan

In April 2026, our board of directors and stockholders adopted the 2026 Omnibus Equity Incentive Plan (the “2026 Plan”). The general purpose of the 2026 Plan is to provide a means for eligible employees, officers, non-employee directors and other service providers to develop a sense of proprietorship and personal involvement in our development and financial success, and to encourage them to devote their best efforts to our business, thereby advancing our interests and the interests of our stockholders. By means of the 2026 Plan, we seek to retain the services of such eligible persons and to provide incentives for such persons to exert maximum efforts for our success.

The 2026 Plan will come into existence and become effective upon the effectiveness of the registration statement of which this prospectus forms a part. Once the 2026 Plan becomes effective, no further grants will be made under our 2022 Plan.

Description of the 2026 Omnibus Equity Incentive Plan

The following description of the principal terms of the 2026 Plan is a summary and is qualified in its entirety by the full text of the 2026 Plan.

Administration. In general, the 2026 Plan will be administered by the Compensation Committee of the Board. The Compensation Committee will determine the persons to whom options to purchase shares of Class A common stock, stock appreciation rights (or “SARs”), restricted stock units, restricted or unrestricted shares of Class A common stock, performance shares, performance stock units, incentive bonus awards, other stock-based awards and other cash-based awards may be granted. The Compensation Committee may also establish rules and regulations for the administration of the 2026 Plan and amendments or modifications of outstanding awards. The Compensation Committee may delegate authority to other executive officers to grant options and other awards to eligible employees, officers, directors, consultants, advisors or other service providers (other than themselves), subject to applicable law and the 2026 Plan. No options, stock purchase rights or awards may be made under the 2026 Plan on or after the 10-year anniversary of the business day immediately prior to the Company’s listing date on NYSE American (or, the expiration date), but the 2026 Plan will continue thereafter while previously granted options, SARs or other awards remain outstanding. If the fair market value of a share of Class A common stock declines since an award is granted, the Compensation Committee may reduce the exercise price or base price of any stock option or SAR to the then-current fair market value. All determinations, interpretations, exercises of authority or other actions made by the Compensation Committee or the Company under the 2026 Plan shall be taken or made by the Compensation Committee or the Company, as applicable, in its sole and absolute discretion, and shall be final and binding on all persons, including, without limitation, the Company and all 2026 Plan participants.

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Eligibility. Persons eligible to receive options, SARs or other awards under the 2026 Plan are those employees, officers, directors, consultants, advisors and other service providers of the Company who, in the opinion of the Compensation Committee, are in a position to contribute to our success, or any person who is determined by the Compensation Committee to be a prospective employee, officer, director, consultant, advisor or other service provider of the Company.

Shares Subject to the 2026 Plan. The aggregate number of shares of Class A common stock available for issuance in connection with options and other awards granted under the 2026 Plan is 1,264,105.

“Incentive stock options”, or ISOs, that are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (or, the Code) may be granted under the 2026 Plan with respect to 1,264,105 shares of Class A common stock.

If any option or SAR granted under the 2026 Plan terminates without having been exercised in full or if any award is forfeited, or if shares of Class A common stock are withheld to cover withholding taxes on options or other awards or applied to the payment of the exercise price of an option or purchase price of an award, the number of shares of Class A common stock as to which such option or award was forfeited, withheld or paid, will be available for future grants under the 2026 Plan. Awards settled in cash will not count against the number of shares available for issuance under the 2026 Plan.

No non-employee director may receive awards in any calendar year having an accounting value in excess of $750,000 (inclusive of any cash awards to the non-employee director for such year that are not made pursuant to the 2026 Plan); provided that in the case of a new non-employee director, such amount is increased to $1,000,000 for the initial year of the non-employee director’s term.

The number of shares authorized for issuance under the 2026 Plan and the foregoing share limitations are subject to customary adjustments for stock splits, stock dividends, similar transactions or any other change affecting our Class A common stock, or any other corporate transaction directly or indirectly affecting the awards or any performance goals or the Company’s financial performance, conditions or result of operations.

Terms and Conditions of Options. Options granted under the 2026 Plan may be either ISOs or “nonqualified stock options” that do not meet the requirements of Section 422 of the Code. The Compensation Committee will determine the exercise price of options granted under the 2026 Plan. The exercise price of stock options may not be less than the fair market value per share of our Class A common stock on the date of grant (or 110% of fair market value in the case of ISOs granted to a ten-percent stockholder).

If on the date of grant the Class A common stock is listed on a stock exchange or is quoted on the automated quotation system, the fair market value will generally be the closing sale price on the date of grant (or the last trading day before the date of grant if no trades occurred on the date of grant). If no such prices are available, the fair market value will be determined in good faith by the Compensation Committee based on the reasonable application of a reasonable valuation method.

No option may be exercisable for more than ten years (five years in the case of an ISO granted to a ten-percent stockholder) from the date of grant. Options granted under the 2026 Plan will be exercisable at such time or times as the Compensation Committee prescribes at the time of grant. No employee may receive ISOs that first become exercisable in any calendar year in an amount exceeding $100,000.

The Compensation Committee may, in its discretion, permit a holder of an option to exercise the option before it has otherwise become exercisable, in which case the shares of our Class A common stock issued to the recipient will continue to be subject to the vesting requirements that applied to the option before exercise.

Generally, the option price may be paid in cash or by certified or bank check. The Compensation Committee may permit other methods of payment, including (a) through delivery of shares of our Class A common stock having a fair market value equal to the exercise price, (b) by a full recourse, interest bearing promissory note having such terms as the Compensation Committee may permit, (c) by surrendering to the Company shares of Class A common stock otherwise receivable on exercise of the option or (d) a combination of these methods, as set forth in an award agreement or as otherwise determined by the Compensation Committee. The Compensation Committee is authorized to establish a cashless exercise program and to permit the exercise price (or tax withholding obligations) to be satisfied by reducing from the shares otherwise issuable upon exercise a number of shares having a fair market value equal to the exercise price.

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No option may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an option may be exercised only by the recipient. However, the Compensation Committee may permit the holder of an option, SAR or other award to transfer the option, right or other award to immediate family members, a family trust for estate planning purposes or by gift to charitable institutions. The Compensation Committee will determine the extent to which a holder of a stock option may exercise the option following termination of service with us.

Stock Appreciation Rights. The Compensation Committee may grant SARs under the 2026 Plan. The Compensation Committee will determine the other terms applicable to SARs. The exercise price per share of a SAR will not be less than 100% of the fair market value of a share of our Class A common stock on the date of grant, as determined by the Compensation Committee. The maximum term of any SAR granted under the 2026 Plan is ten years from the date of grant. Generally, each SAR will entitle a participant upon exercise to an amount equal to:

●	the excess of the fair market value on the exercise date of one share of our Class A common stock over the exercise price, multiplied by

●	the number of shares of Class A common stock covered by the SAR.

Payment may be made in shares of our Class A common stock, in cash, or partly in Class A common stock and partly in cash, all as determined by the Compensation Committee.

Restricted Stock and Restricted Stock Units. The Compensation Committee may award restricted Class A common stock and/or restricted stock units under the 2026 Plan. Restricted stock awards consist of shares of stock that are transferred to a participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Restricted stock units confer the right to receive shares of our Class A common stock, cash, or a combination of shares and cash, at a future date upon or following the attainment of certain conditions specified by the Compensation Committee. The restrictions and conditions applicable to each award of restricted stock or restricted stock units may include performance-based conditions. Dividends or distributions with respect to restricted stock may be paid to the holder of the shares as and when dividends are paid to stockholders or at the time that the restricted stock vests, as determined by the Compensation Committee. If any dividends or distributions are paid in stock before the restricted stock vests they will be subject to the same restrictions. Dividend equivalent amounts may be paid with respect to restricted stock units either when cash dividends are paid to stockholders or when the units vest. Unless the Compensation Committee determines otherwise, holders of restricted stock (but not restricted stock units) will have the right to vote the shares.

Performance Shares and Performance Stock Units. The Compensation Committee may award performance shares and/or performance stock units under the 2026 Plan. Performance shares and performance stock units are awards, denominated in either shares or U.S. dollars, which are earned during a specified performance period subject to the attainment of performance criteria, as established by the Compensation Committee.

Incentive Bonuses. The Compensation Committee may grant incentive bonus awards under the 2026 Plan from time to time. The terms of incentive bonus awards will be set forth in award agreements. Each award agreement will have such terms and conditions as the Compensation Committee determines, including performance goals and amount of payment based on achievement of such goals. Incentive bonus awards are payable in cash and/or shares of our Class A common stock.

Other Stock-Based and Cash-Based Awards. The Compensation Committee may award other types of equity-based or cash-based awards under the 2026 Plan, including the grant or offer for sale of shares of our Class A common stock that do not have vesting requirements and the right to receive one or more cash payments subject to satisfaction of such conditions as the Compensation Committee may impose.

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Effect of Certain Corporate Transactions. The Compensation Committee may, at the time of the grant of an award provide for the effect of a change in control (as defined in the 2026 Plan) on any award, including (i) accelerating or extending the time periods for exercising, vesting in, or realizing gain from any award, (ii) eliminating, suspending, adjusting or modifying the performance or other conditions of an award, or (iii) providing for the cash settlement of an award for an equivalent cash value, as determined by the Compensation Committee. The Compensation Committee may without the need for the consent of any recipient of an award, also take one or more of the following actions contingent upon the occurrence of a change in control: (a) cause any or all outstanding options and SARs to become immediately exercisable, in whole or in part; (b) cause any other awards to become non-forfeitable, in whole or in part; (c) cancel any option or SAR in exchange for a substitute option; (d) cancel any award of restricted stock, restricted stock units, performance shares or performance stock units in exchange for a similar award of the capital stock of any successor corporation; (e) redeem any restricted stock for cash and/or other substitute consideration; (f) cancel or terminate any award for cash and/or other substitute consideration in exchange for an amount of cash and/or property equal to the amount, if any, that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the change in control, but if the change in control consideration with respect to any option or SAR does not exceed its exercise price, the option or SAR may be canceled without payment of any consideration; (g) cancel any unvested award without payment of consideration therefor; or (h) take any other action necessary or appropriate to carry out the terms of any definitive agreement controlling the terms and conditions of the change in control or make such other modifications, adjustments or amendments to outstanding awards as the Compensation Committee deems necessary or appropriate.

Clawback/Recoupment. Awards granted under the 2026 Plan will be subject to the requirement that the awards be forfeited or amounts repaid to the Company after they have been distributed to the participant (i) to the extent set forth in an award agreement or (ii) to the extent covered by any clawback policy adopted by the Company from time to time, or any applicable laws that impose mandatory forfeiture or recoupment, under circumstances set forth in such applicable laws.

The Compensation Committee has adopted the VIDA Global Inc. Clawback Policy (the “Clawback Policy”), in accordance with the requirements of the NYSE American and the rules of the SEC implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Clawback Policy requires the Compensation Committee to recoup certain cash and equity incentive compensation paid to or deferred by executive officers in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws.

Amendment, Termination. Our Board may at any time amend the 2026 Plan for the purpose of satisfying the requirements of the Code, or other applicable law or regulation or for any other purpose, provided that, without the consent of our stockholders, the Board may not (a) increase the number of shares of Class A common stock available under the 2026 Plan, or (b) change the group of individuals eligible to receive options, SARs and/or other awards.

U.S. Federal Income Tax Consequences

Following is a summary of the U.S. federal income tax consequences of option and other grants under the 2026 Plan. Optionees and recipients of other rights and awards granted under the 2026 Plan are advised to consult their personal tax advisors before exercising an option or SAR or disposing of any stock received pursuant to the exercise of an option or SAR or following the vesting and payment of any award. In addition, the following summary is based upon an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change and does not address state, local, foreign or other tax laws.

Treatment of Options

The Code treats incentive stock options and nonqualified stock options differently. However, as to both types of options, no income will be recognized to the optionee at the time of the grant of the options under the 2026 Plan, nor will we be entitled to a tax deduction at that time.

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Generally, upon exercise of a nonqualified stock option (including an option intended to be an incentive stock option but which has not continued to so qualify at the time of exercise), an optionee will recognize ordinary income tax on the excess of the fair market value of the stock on the exercise date over the option price. We will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee in the fiscal year which includes the end of the optionee’s taxable year. We will be required to satisfy applicable withholding requirements in order to be entitled to a tax deduction. In general, if an optionee, in exercising a nonqualified stock option, tenders shares of our Class A common stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of an incentive stock option and the tender is within two years from the date of grant or one year after the date of exercise of the incentive stock option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the incentive stock option.

For incentive stock options, there is no taxable income to an optionee at the time of exercise. However, the excess of the fair market value of the stock on the date of exercise over the exercise price will be taken into account in determining whether the “alternative minimum tax” will apply for the year of exercise. If the shares acquired upon exercise are held until at least two years from the date of grant and more than one year from the date of exercise, any gain or loss upon the sale of such shares, if held as capital assets, will be long-term capital gain or loss (measured by the difference between the sales price of the stock and the exercise price). Under current federal income tax law, a long-term capital gain will be taxed at a rate which is less than the maximum rate of tax on ordinary income. If the two-year and one year holding period requirements are not met (a “disqualifying disposition”), an optionee will recognize ordinary income in the year of disposition in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price and (ii) the amount realized on disposition minus the exercise price. The remainder of the gain will be treated as long-term capital gain, depending upon whether the stock has been held for more than a year. If an optionee makes a disqualifying disposition, we will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee.

In general, if an optionee, in exercising an incentive stock option, tenders shares of Class A common stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of another incentive stock option and the tender is within two years from the date of grant or one year after the date of exercise of the other option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the other option.

As noted above, the exercise of an incentive stock option could subject an optionee to the alternative minimum tax. The application of the alternative minimum tax to any particular optionee depends upon the particular facts and circumstances which exist with respect to the optionee in the year of exercise. However, as a general rule, the amount by which the fair market value of the Class A common stock on the date of exercise of an option exceeds the exercise price of the option will constitute an item of “adjustment” for purposes of determining the alternative minimum taxable income on which the alternative tax may be imposed. As such, this item will enter into the tax base on which the alternative minimum tax is computed and may therefore cause the alternative minimum tax to become applicable in any given year.

Treatment of Stock Appreciation Rights

Generally, the recipient of a SAR will not recognize any income upon grant of the SAR, nor will we be entitled to a deduction at that time. Upon exercise of a SAR, the holder will recognize ordinary income, and we will generally be entitled to a corresponding deduction, equal to the excess of fair market value of our Class A common stock at that time over the exercise price.

Treatment of Stock Awards

Generally, absent an election to be taxed currently under Section 83(b) of the Code (or, a Section 83(b) Election), there will be no federal income tax consequences to either the recipient or us upon the grant of a restricted stock award or award of performance shares. At the expiration of the restriction period and the satisfaction of any other restrictions applicable to the restricted shares, the recipient will recognize ordinary income and we will generally be entitled to a corresponding deduction equal to the fair market value of the Class A common stock at that time. If a Section 83(b) Election is made within 30 days after the date the restricted stock award is granted, the recipient will recognize an amount of ordinary income at the time of the receipt of the restricted shares, and we will generally be entitled to a corresponding deduction, equal to the fair market value (determined without regard to applicable restrictions) of the shares at such time, less any amount paid by the recipient for the shares. If a Section 83(b) Election is made, no additional income will be recognized by the recipient upon the lapse of restrictions on the shares (and prior to the sale of such shares), but, if the shares are subsequently forfeited, the recipient may not deduct the income that was recognized pursuant to the Section 83(b) Election at the time of the receipt of the shares.

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The recipient of an unrestricted stock award, including a performance stock unit award, will recognize ordinary income, and we will generally be entitled to a corresponding deduction, equal to the fair market value of our Class A common stock that is the subject of the award when the award is made.

The recipient of a restricted stock unit generally will recognize ordinary income as and when the units vest and are settled. The amount of the income will be equal to the fair market value of the shares of our Class A common stock issued at that time, and we will be entitled to a corresponding deduction. The recipient of a restricted stock unit will not be permitted to make a Section 83(b) Election with respect to such award.

Treatment of Incentive Bonus Awards and Other Stock or Cash Based Awards

Generally, the recipient of an incentive bonus or other stock or cash based award will not recognize any income upon grant of the award, nor will we be entitled to a deduction at that time. Upon payment with respect to such an award, the recipient will recognize ordinary income, and we generally will be entitled to a corresponding deduction, equal to the amount of cash paid and/or the fair market value of our Class A common stock issued at that time.

Section 409A

If an award is subject to Section 409A of the Code, but does not comply with the requirements of Section 409A of the Code, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Participants are urged to consult with their tax advisors regarding the applicability of Section 409A of the Code to their awards.

Potential Limitation on Company Deductions

Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid in a taxable year by a publicly held corporation to its chief executive officer and certain other “covered employees.” Our Board and the Compensation Committee intend to consider the potential impact of Section 162(m), on grants made under the 2026 Plan, but reserve the right to approve grants of options and other awards for an executive officer that exceed the deduction limit of Section 162(m).

Restrictions on Resale

Certain officers and directors of the Company may be deemed to be “affiliates” of the Company as that term is defined under the Securities Act. The Class A common stock acquired under the 2026 Plan by an affiliate may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act. It is intended that the shares issuable pursuant to the 2026 Plan will be registered under the Securities Act.

Tax Withholding

As and when appropriate, we shall have the right to require each optionee purchasing shares of Class A common stock and each grantee receiving an award of shares of Class A common stock under the 2026 Plan to pay any federal, state or local taxes required by law to be withheld.

Director Compensation

Historically, the directors have not received compensation for their service as directors. However, pursuant to independent director offer letters, effective January 1, 2026, our non-employee directors, which include Christopher Calicott, Henry S. Romaine Jr. and Alan Braverman, will receive a cash retainer of $50,000 per year, paid quarterly in accordance with our standard payment practices, and will receive one-time equity awards in the form of restricted stock awards, granted under the 2022 Plan, with a target grant-date fair value of (i) $166,000 for Mr. Calicott, (ii) $116,000 for Mr. Romaine and (iii) $116,000 for Mr. Braverman. Our directors in the 2025 Fiscal Year, which consisted of Mr. Pratt, Mr. Hayes and Mr. Calicott, did not receive any compensation for the 2025 Fiscal Year for their service as directors. Mr. Pratt’s and Mr. Hayes’ compensation is set forth in the Summary Compensation Table above and they will not receive any additional compensation for their service as directors. Mr. Romaine and Mr. Braverman were appointed as directors to our Board, effective January 1, 2026.

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PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our Class A common stock and Class B common stock as of March 31, 2026, and as adjusted to reflect the reclassification of certain of our outstanding common stock as Class B common stock, the conversion of shares of our Series Seed-1, Series Seed-2 and Series A preferred stock to Class A common stock, the 3.57-for-1 stock split that will be effected immediately prior to the effectiveness of the registration statement of which this prospectus forms a part and the filing and effectiveness of our second amended and restated certificate of incorporation in Delaware immediately prior to the closing of this offering, as if such events had occurred on March 31, 2026, and to give effect to the sale of Class A common stock by us in this offering, by:

●	each stockholder known by us to own beneficially more than 5% of our outstanding shares of common stock;

●	each of our directors and executive officers individually; and

●	all of our directors and executive officers as a group.

The amounts and percentages of our Class A common stock and Class B common stock beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of March 31, 2026. Securities that can be so acquired are not deemed to be outstanding for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Our determination of the percentage of beneficial ownership prior to this offering is based on 5,094,030 shares of our Class A common stock and 5,426,402 shares of our Class B common stock outstanding as of March 31, 2026, and our determination of the percentage of beneficial ownership after this offering is based on 8,427,364 shares of our Class A common stock and 5,426,402 shares of our Class B common stock outstanding after closing of the offering, in each case after giving effect to the reclassification of certain of our outstanding common stock as Class B common stock, the conversion of shares of our Series Seed-1, Series Seed-2 and Series A preferred stock to Class A common stock, the 3.57-for-1 stock split that will be effected immediately prior to the effectiveness of the registration statement of which this prospectus forms a part and the filing and effectiveness of our second amended and restated certificate of incorporation in Delaware immediately prior to the closing of this offering, and assumes the underwriters will not exercise their over-allotment option. Unless otherwise indicated, the business address of each such beneficial owner is c/o VIDA Global Inc., 12160 W Parmer Ln, Ste 130-716, Cedar Park, TX 78613.

Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Shares of Common Stock Beneficially Owned Before This Offering					Shares of Common Stock Beneficially Owned After This Offering
	Class A		Class B		% of Voting Power Before	Class A		Class B		% of Voting Power After
	Shares	%	Shares	%	this Offering	Shares	%	Shares	%	this Offering
Name of Beneficial Owner				–					–
5% Stockholders:
TVP Bitcoin Venture Fund I, L.P.(1)	1,125,619	22.1	–	–	1.9	1,125,619	13.4	–	–	1.8
TVP Bitcoin Venture Fund II, L.P.(2)	1,962,569	38.5	–	–	3.3	1,962,569	23.3	–	–	3.1
Executive Officers and Directors:
Lyle Pratt(3)	65,125	1.3	3,135,946	57.8	52.9	65,125	*	3,135,946	57.8	50.1
Brandon Robinson(4)	–	–	1,145,228	21.1	19.3	–	–	1,145,228	21.1	18.3
Timothy Noah Hayes(5)	–	–	1,145,228	21.1	19.3	–	–	1,145,228	21.1	18.3
Jordan Gadapee	–	–	–	–	–	–	–	–	–	–
Mark Lilien	–	–	–	–	–	–	–	–	–	–
Christopher Calicott(6)	368,654	7.2	–	–	*	368,654	4.4	–	–	*
Henry S. Romaine Jr. (7)	191,724	3.8	–	–	*	191,724	2.3	–	–	*
Alan Braverman(8)	191,724	3.8	–	–	*	191,724	2.3	–	–	*
All Executive Officers and Directors as a group (8 individuals)(9)	817,227	16.0	5,426,402	100	92.8	817,227	9.7	5,426,402	100	87.8

*	Represents beneficial ownership of less than 1%

(1)	Represents (i) 913,350 shares of Class A common stock and (ii) 212,269 shares of Class A common stock underlying warrants held by TVP Bitcoin Venture Fund I, L.P. TVP Bitcoin Venture GP I, L.L.C. is the general partner of TVP Bitcoin Venture Fund I, L.P. (“General Partner I”), and therefore, may be deemed to share voting and dispositive power with respect to such shares. Trammell Venture Partners, L.L.C. (“TVP”) is the investment manager of TVP Bitcoin Venture Fund I, L.P., and therefore, may be deemed to share voting and dispositive power with respect to such shares. Christopher Calicott, a member of our board of directors, is a member of General Partner I and is Managing Director of TVP, and therefore, may be deemed to share voting and dispositive power with respect to such shares. Each of General Partner I, TVP, and Mr. Calicott disclaims beneficial ownership of these shares, except to the extent of any pecuniary interest therein. The principal business address of TVP Bitcoin Venture Fund I, L.P., General Partner I, TVP, and Mr. Calicott is c/o 221 West 6th Street, Austin, Texas 78701.

(2)	Represents (i) 1,636,046 shares of Class A common stock and (ii) 326,523 shares of Class A common stock underlying warrants held by TVP Bitcoin Venture Fund II, L.P. TVP Bitcoin Venture GP II L.L.C. is the general partner of TVP Bitcoin Venture Fund II, L.P., (“General Partner II”), and therefore, may be deemed to share voting and dispositive power with respect to such shares. TVP is the investment manager of TVP Bitcoin Venture Fund II, L.P., and therefore, may be deemed to share voting and dispositive power with respect to such shares. Christopher Calicott, a member of our board of directors, is a member of General Partner II and is Managing Director of TVP, and therefore, may be deemed to share voting and dispositive power with respect to such shares. Each of General Partner II, TVP, and Mr. Calicott disclaims beneficial ownership of these shares, except to the extent of any pecuniary interest therein. The principal business address of TVP Bitcoin Venture Fund II, L.P., General Partner II, TVP, and Mr. Calicott is c/o 221 West 6th Street, Austin, Texas 78701.

(3)	Includes (i) 51,116 shares of Class A common stock, (ii) 14,009 shares of Class A common stock underlying warrants and (iii) 3,135,946 shares of Class B common stock held directly by Mr. Pratt.

(4)	Includes 1,145,228 shares of Class B common stock held directly by Mr. Robinson.

(5)	Includes 1,145,228 shares of Class B common stock held directly by Mr. Hayes.

(6)	Includes (i) 74,967 shares of Class A common stock, (ii) 19,325 shares of Class A common stock underlying warrants and (iii) 274,362 shares of Class A common stock issued to Mr. Calicott as restricted stock awards under the 2022 Plan, each held directly by Mr. Calicott.

(7)	Includes 191,724 shares of Class A common stock issued to Mr. Romaine as restricted stock awards under the 2022 Plan held directly by Mr. Romaine.

(8)	Includes 191,724 shares of Class A common stock issued to Mr. Braverman as restricted stock awards under the 2022 Plan held directly by Mr. Braverman.

(9)	Includes (i) 2,675,479 shares of Class A common stock, (ii) 572,126 shares of Class A common stock underlying warrants, (iii) 657,810 shares of Class A common stock issued as restricted stock awards under the 2022 Plan and (iv) 5,426,402 shares of Class B common stock.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements discussed in the sections titled “Management” and “Executive and Director Compensation,” the following is a description of each transaction or agreement since January 1, 2023, and each currently proposed transaction in which:

●	we have been or are to be a participant;

●	the amount involved exceeds the lesser of (i) $120,000 or (ii) 1% of the average of the Company’s total assets at year end for the last two completed fiscal years; and

●	any of our directors, officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

We also describe below certain other transactions and relationships with our directors, executive officers and stockholders.

Private Placement of Securities

Series Seed Preferred

In April 2023, we sold an aggregate of 1,212,061 shares of our Series Seed-1 preferred stock to accredited investors at a purchase price of $1.75314 per share for an aggregate purchase price of approximately $3 million. In addition, all outstanding SAFEs, other than TVP Bitcoin Venture Fund I, L.P.’s SAFE, converted into 131,979 shares of our Series Seed-1 preferred stock at a conversion price of $1.75314 per share. In August 2025, a previous Series Seed-1 preferred stockholder sold an aggregate of 738,419 shares of our Series Seed-1 preferred stock at a purchase price of $1.83369 per share to certain investors. Each share of our Series Seed-1 preferred stock will automatically convert into one share of our Class A common stock immediately prior to the completion of this offering. The share and per share amounts in this paragraph and the table below give effect to the 2-for-1 stock split we effected on August 29, 2025 and the 3.57-for-1 stock split that will be effected immediately prior to the effectiveness of the registration statement of which this prospectus forms a part. The following table summarizes purchases of our Series Seed-1 preferred stock by related persons:

Participant	Total Purchase Price	Total Shares Purchased
Lyle Pratt(1)	$75,936.74	41,412
Christopher Calicott(2)	$104,740.32	57,120
TVP Bitcoin Venture Fund I, L.P.(3)	$499,995.02	285,201

(1)	Lyle Pratt is our founder, Chief Executive Officer and a member of our board of directors.
(2)	Christopher Calicott is a member of our board of directors.
(3)	TVP Bitcoin Venture Fund I, L.P. beneficially owns more than 5% of our capital stock. Christopher Calicott, a member of our board of directors, is a member of the General Partner of TVP Bitcoin Venture Fund I, L.P. and is Managing Director of its investment manager, Trammell Venture Partners, L.L.C.

In addition, in April 2023, TVP Bitcoin Venture Fund I, L.P.’s $600,000 SAFE converted into 410,686 shares of our Series Seed-2 preferred stock at a conversion price of $1.46095 per share. Each share of our Series Seed-2 preferred stock will automatically convert into one share of our Class A common stock immediately prior to the completion of this offering. The share and per share amounts in this paragraph give effect to the 2-for-1 stock split we effected on August 29, 2025 and the 3.57-for-1 stock split that will be effected immediately prior to the effectiveness of the registration statement of which this prospectus forms a part.

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Series A Preferred

In August and September 2025, we sold an aggregate of 2,182,345 shares of our Series A preferred stock to accredited investors at a purchase price of $1.83369 per share for an aggregate purchase price of approximately $4.0 million and issued warrants to such accredited investors to purchase an aggregate of 893,401 shares of common stock. Each share of our Series A preferred stock will automatically convert into one share of our Class A common stock immediately prior to the completion of this offering. The share and per share amounts in this paragraph and the table below give effect to the 2-for-1 stock split we effected on August 29, 2025 and the 3.57-for-1 stock split that will be effected immediately prior to the effectiveness of the registration statement of which this prospectus forms a part. The following table summarizes purchases of our Series A preferred stock by related persons:

Participant	Total Purchase Price	Total Shares Purchased	Total Warrants Purchased
Lyle Pratt	$17,792.77	9,704	14,009
Christopher Calicott	$32,724.81	17,847	19,325
TVP Bitcoin Venture Fund I, L.P.	$398,759.50	217,463	212,269
TVP Bitcoin Venture Fund II, L.P.(1)	$2,999,998.44	1,636,046	326,523

(1)

TVP Bitcoin Venture Fund II, L.P. beneficially owns more than 5% of our capital stock. Christopher Calicott, a member of our board of directors, is a member of the General Partner of TVP Bitcoin Venture Fund II, L.P. and is Managing Director of its investment manager, Trammell Venture Partners, L.L.C.

Amended and Restated Investors’ Rights Agreement

On August 29, 2025, in connection with the Series A preferred stock purchase, we entered into the Amended and Restated Investors’ Rights Agreement (the “IRA”) with certain holders of our convertible preferred stock and certain holders of our common stock, including Mr. Pratt, Mr. Calicott, TVP Bitcoin Venture Fund I, L.P. and TVP Bitcoin Venture Fund II, L.P. The IRA provides certain customary investor rights, including registration rights, information rights, rights of first offer, among other rights. See the section titled “Description of Capital Stock—Registration Rights” appearing elsewhere in this prospectus, for additional information regarding such registration rights.

Amended and Restated Voting Agreement

On August 29, 2025, in connection with the Series A preferred stock purchase, we entered into the Amended and Restated Voting Agreement (the “Voting Agreement”) with certain holders of our convertible preferred stock, certain holders of our common stock and key holders, including Mr. Pratt, Mr. Robinson, Mr. Hayes, Mr. Calicott, TVP Bitcoin Venture Fund I, L.P. and TVP Bitcoin Venture Fund II, L.P. The Voting Agreement sets board composition and designation rights, voting rights, and drag-along provisions, among other things. The rights under the Amended and Restated Voting Agreement will terminate immediately prior to the closing of this offering.

Amended and Restated Right of First Refusal and Co-Sale Agreement

On August 29, 2025, in connection with the Series A preferred stock purchase, we entered into the Amended and Restated Right of First Refusal and Co-Sale Agreement (the “ROFR Agreement”) with certain holders of our convertible preferred stock, certain holders of our common stock and key holders, including Mr. Pratt, Mr. Robinson, Mr. Hayes, Mr. Calicott, TVP Bitcoin Venture Fund I, L.P. and TVP Bitcoin Venture Fund II, L.P. The ROFR Agreement grants us a right of first refusal and the holders party to the ROFR Agreement a secondary right of first refusal and co-sale right. The rights under the Amended and Restated Right of First Refusal and Co-Sale Agreement will terminate immediately prior to the closing of this offering.

Management Rights Letter

On August 29, 2025, in connection with the Series A preferred stock purchase, we entered into the Management Rights Letter with TVP Bitcoin Venture Fund II, L.P. (“TVP II”), granting TVP II consultation rights, inspection rights, and information rights, among other rights. The rights under the Management Rights Letter will terminate immediately prior to the closing of this offering.

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Indemnification Agreements

In connection with this offering, we intend to enter into new agreements to indemnify our directors and executive officers. These agreements will, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our board of directors to the maximum extent allowed under Delaware law.

Family and Other Relationships

Lyle Pratt, our Chief Executive Officer, is the brother-in-law of Jordan Gadapee, our current Chief Marketing Officer. Mr. Pratt receives an annual salary of $185,000. Mr. Pratt also holds 878,416 shares of common stock restricted common stock awards, 11,600 Series Seed-1 preferred stock, 2,718 Series A preferred stock and 3,924 Series A common warrants.

Jordan Gadapee, our Chief Marketing Officer, is the brother-in-law of Lyle Pratt, our current Chief Executive Officer. Mr. Gadapee receives an annual salary of $250,000. Mr. Gadapee also received 52,100 stock option grants on October 23, 2025 which had a fair value of $46,369 on the grant date.

Other Transactions

On August 29, 2025, we entered into a Founder Stock Reallocation letter with founders Lyle Pratt, Brandon Robinson, and Timothy Noah Hayes. The agreement contemplates a reallocation of founder common stock to better reflect relative roles. Mr. Pratt forfeited an aggregate of 321,584 shares of common stock for no consideration and each of Mr. Robinson and Mr. Hayes were issued 160,792 shares of restricted common stock at a purchase price of $0.92 per share. Of each of Mr. Robinson’s and Mr. Hayes’ shares of restricted common stock, 130,643 are considered fully vested at the time of grant, while the remaining shares vest evenly on a monthly basis following the date of grant with all shares becoming fully vested on July 15, 2026. After the reallocation, Mr. Pratt holds 878,416 shares of common stock, Mr. Robinson holds 320,792 shares of common stock, and Mr. Hayes holds 320,792 shares of common stock.

Policies and Procedures for Related Party Transactions

Prior to the completion of this offering, our board of directors will adopt a written policy on transactions with related persons setting forth the policies and procedures for the review and approval or ratification of transactions involving us and “related persons.” For the purposes of this policy, “related persons” will include our executive officers, directors and director nominees and their immediate family members, and stockholders owning 5% or more of any class of our outstanding voting securities and their immediate family members.

The policy will cover, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds the lesser of (i) $120,000 or (ii) 1% of the average of the Company’s total assets at year end for the last two completed fiscal years, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated party and the extent of the related person’s interest in the transaction. All related-party transactions may only be consummated if our audit committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy. Any member of the audit committee who is a related person with respect to a transaction under review will not be permitted to participate in the deliberations or vote respecting approval or ratification of the transaction. However, such director may be counted in determining the presence of a quorum at a meeting of the audit committee that considers the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

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DESCRIPTION OF CAPITAL STOCK

General

At or prior to the completion of this offering, we will file a second amended and restated certificate of incorporation and we will adopt our amended and restated bylaws. Our second amended and restated certificate of incorporation will authorize capital stock consisting of:

●	500,000,000 shares of Class A common stock, par value $0.001 per share;

●	10,000,000 shares of Class B common stock, par value $0.001 per share; and

●	50,000,000 shares of preferred stock, par value $0.001 per share.

We are selling 3,333,334 shares of Class A common stock in this offering (3,833,334 shares if the underwriters exercise their over-allotment option in full). All shares of our Class A common stock and Class B common stock outstanding upon the completion of this offering will be fully paid and non-assessable.

Assuming the filing and effectiveness of our second amended and restated certificate of incorporation in Delaware and the adoption of our amended and restated bylaws, as of  the effectiveness of the registration statement of which this prospectus forms a part, there will be 5,094,030 shares of our Class A common stock outstanding, held by twenty-eight (28) stockholders of record, 5,426,402 shares of our Class B common stock outstanding, held by three (3) stockholders of record, and no shares of our preferred stock outstanding.

The following description of our capital stock and provisions of our second amended and restated certificate of incorporation and amended and restated bylaws are summaries and are qualified by reference to the second amended and restated certificate of incorporation and amended and restated bylaws. Copies of these documents will be filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part. The description of our capital stock reflects changes to our capital structure that will occur upon the closing of this offering.

Common Stock

Voting Rights

Holders of shares of our Class A common stock will be entitled to one vote for each share of Class A common stock held of record on all matters on which stockholders are entitled to vote generally, and holders of shares of our Class B common stock will be entitled to 10 votes for each share of Class B common stock held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors elected by our stockholders generally. The holders of our Class A common stock and Class B common stock will vote together as a single class, unless otherwise required by law or our second amended and restated certificate of incorporation. Delaware law could require either holders of our Class A common stock or Class B common stock to vote separately as a single class in certain circumstances, including:

(1)	if we were to seek to amend our second amended and restated certificate of incorporation to increase or decrease the par value of a class of our capital stock, then that class would be required to vote separately to approve the proposed amendment; and
(2)	if we were to seek to amend our second amended and restated certificate of incorporation in a manner that alters or changes the powers, preferences, or special rights of a class of our capital stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment.

The holders of our Class A common stock and Class B common stock will not have cumulative voting rights in the election of directors.

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Dividends

Holders of shares of our Class A common stock and Class B common stock will be entitled to receive ratably those dividends, if any, when, as and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Liquidation

Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of our Class A common stock and Class B common stock will be entitled to receive ratably our remaining assets legally available for distribution.

Rights and Preferences

The Class A common stock and Class B common stock will not be subject to further calls or assessments by us. Holders of shares of our Class A common stock and Class B common stock will not have preemptive, subscription, redemption or conversion rights, except as provided below with respect to conversion rights of the Class B common stockholders. There will be no redemption or sinking fund provisions applicable to the Class A common stock and Class B common stock. The rights, preferences and privileges of the holders of our Class A common stock and Class B common stock will be subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock or any other series or class of stock we may authorize and issue in the future.

Conversion

Each outstanding share of our Class B common stock will be convertible at any time at the option of the holder into one share of our Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon (i) any transfer, whether or not for value, that occurs after the completion of this offering, except for certain permitted transfers described in our second amended and restated certificate of incorporation, including, among others, transfers to trusts solely for the benefit of the stockholder or their family members, and partnerships, corporations, and other entities exclusively owned by the stockholder or their family members or (ii) in the case of Lyle Pratt, Brandon Robinson and Timothy Noah Hayes (each a “Founder,” and collectively the “Founders”), (a) any transfer by a Founder (or such Founder’s affiliate or affiliates) to another Founder (or such Founder’s affiliate or affiliates) will not result in the automatic conversion of such shares of Class B common stock to shares of Class A common stock and (b) each share of Class B common stock held by such Founder shall automatically convert into a share of Class A common stock upon the date such Founder is no longer providing services to us as an executive officer or a member of our board of directors. All outstanding shares of Class B common stock will automatically convert into shares of Class A common stock on the Final Conversion Date as more fully described in our second amended and restated certificate of incorporation, which will generally be the earliest to occur of (i) the date fixed by the board of directors between ninety (90) and one hundred and eighty (180) days following the date all Founders are no longer providing services to us as an executive officer or member of the board of directors, (ii) a date fixed by the board of directors between ninety (90) and one hundred and eighty (180) days following the death or incapacity of all Founders or (iii) the date on which the number of shares of Class A common stock and Class B common stock beneficially owned by all of the Founders and their respective permitted transferees represents less than 50% of the shares they beneficially owned at the closing of this offering. Once converted into Class A common stock, the Class B common stock may not be reissued.

Fully Paid and Non-Assessable

All shares of our Class A common stock and Class B common stock outstanding upon the completion of this offering will be fully paid and non-assessable.

Preferred Stock

Upon the completion of this offering and pursuant to our second amended and restated certificate of incorporation that will become effective at or prior to the completion of this offering, the total number of authorized shares of preferred stock will be 50,000,000 shares. Upon the completion of this offering, no shares of preferred stock will be issued or outstanding.

Under the terms of our second amended and restated certificate of incorporation that will become effective at or prior to the completion of this offering, our board of directors is authorized to direct us to issue one or more series of preferred stock (including convertible preferred stock) without stockholder approval, unless required by law or any stock exchange. Our board of directors has the discretion to determine, with respect to any series of preferred stock, the powers (including voting powers), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including, without limitation:

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●	the designation of the series;

●	the number of shares of the series, which our board of directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

●	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

●	the dates at which dividends, if any, will be payable;

●	the redemption or repurchase rights and price or prices, if any, for shares of the series;

●	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

●	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs;

●	whether the shares of the series will be convertible into shares of any other class or series, or any other security, of us or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

●	restrictions on the issuance of shares of the same series or of any other class or series; and

●	the voting rights, if any, of the holders of the series.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our common stock might believe to be in their best interests or in which the holders of our common stock might receive a premium over the market price of the shares of our common stock. Additionally, the issuance of preferred stock may adversely affect the rights of holders of our common stock by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

Options

As of March 31, 2026, we had outstanding options to purchase an aggregate of 711,751 shares of our Class A common stock under our 2022 Plan, with a weighted-average exercise price of $0.82 per share. Subsequent to March 31, 2026, we have not granted any options to purchase shares of our Class A common stock, as of April 2, 2026.

Warrants

As of March 31, 2026, we had warrants outstanding to purchase 893,401 shares of our Class A common stock with a weighted-average exercise price of $0.01 per share.

Registration Rights

Following the completion of this offering, certain holders of shares of our Class A common stock or their permitted transferees will be entitled to rights with respect to the registration of their shares under the Securities Act. These rights are provided under the terms of our IRA, which is attached to the registration statement of which this prospectus forms a part as Exhibit 4.2, which was entered into with certain holders of our convertible preferred stock and certain holders of our common stock, and include customary registration rights.

Anti-Takeover Provisions

Certain provisions of our second amended and restated certificate of incorporation, our amended and restated bylaws and Delaware law are intended to enhance the likelihood of continuity and stability in the composition of our board of directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile or abusive change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of us by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.

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Authorized but Unissued Capital Stock

The authorized but unissued shares of Class A common stock, Class B common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the NYSE American. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Class A common stock, Class B common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Section 203 of the DGCL

We have opted out of Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”). This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with any interested shareholder for a period of three years following the date that the shareholder became an interested shareholder, with certain exceptions. We have opted out of the provisions of Section 203 of the DGCL because we believe this statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our second amended and restated certificate of incorporation will not authorize cumulative voting. Therefore, stockholders holding a majority of the shares of our capital stock entitled to vote generally in the election of directors will be able to elect all our directors.

Classified Board of Directors

Our second amended and restated certificate of incorporation will provide that our board of directors will be divided into three classes, with the number of directors in each class being as nearly equal in number as possible. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders, with staggered terms. Our second amended and restated certificate of incorporation will provide that directors may only be removed from our board of directors for cause by the affirmative vote of a majority of the shares entitled to vote. See “Management-Composition of our Board of Directors.” These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control of us or our management.

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Special Stockholder Meetings

Our second amended and restated certificate of incorporation will provide that special meetings of our stockholders may be called at any time only by or at the direction of a majority of the board of directors or the chairman of the board of directors. Our amended and restated bylaws will prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control of our management.

Director Nominations and Stockholder Proposals

Our amended and restated bylaws will establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our amended and restated bylaws will also specify requirements as to the form and content of a stockholder’s notice. Our amended and restated bylaws will allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings that may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of us.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our capital stock entitled to vote thereon were present and voted, unless a corporation’s certificate of incorporation provides otherwise. Our second amended and restated certificate of incorporation will preclude stockholder action by written consent following the Final Conversion Date. As a result, after such date, a holder controlling a majority of our capital stock would not be able to amend our amended and restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our amended and restated bylaws. Further, our amended and restated bylaws will provide that only the chairperson of our board of directors or a majority of our board of directors may call special meetings of our stockholders, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

Amendment of Certificate of Incorporation or Bylaws

The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Upon completion of this offering, our amended and restated bylaws may be amended or repealed by a majority vote of our board of directors or by the affirmative vote of the holders of at least two-thirds of the votes which all our stockholders would be entitled to cast in any annual election of directors. In addition, the affirmative vote of the holders of at least two-thirds of the votes which all our stockholders would be entitled to cast in any annual election of directors will be required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our second amended and restated certificate of incorporation.

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The foregoing provisions of our second amended and restated certificate of incorporation and our amended and restated bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares of Class A common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit stockholders.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of Vida Global. Pursuant to Section 262 of the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s shares thereafter devolved by operation of law.

Exclusive Forum

Our second amended and restated certificate of incorporation will provide that, unless we consent in writing to the selection of an alternative forum, the Delaware Court of Chancery shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any (i) derivative action or proceeding brought on our behalf, (ii) action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or stockholders to us or our stockholders, (iii) action asserting a claim against us, any director or our officers and employees arising pursuant to any provision of the DGCL, our second amended and restated certificate of incorporation or our amended and restated bylaws, or as to which the DGCL confers exclusive jurisdiction on the Court of Chancery, (iv) action to interpret, apply, enforce or determine the validity of our second amended and restated certificate of incorporation or our amended and restated bylaws, (v) action asserting a claim against us, any director or our officers or employees that is governed by the internal affairs doctrine, or (vi) any action asserting an “internal corporate claim” as defined in Section 115 of the DGCL; provided, however, that the exclusive forum provisions will not apply to suits brought to enforce any liability or duty created by the Exchange Act, or to any claim for which the federal courts have exclusive jurisdiction. Our second amended and restated certificate of incorporation will further provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts are the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, subject to a final adjudication in the State of Delaware of the enforceability of such exclusive forum provision. We note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Although we believe the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. See “Risk Factors- Risks Related to Our Initial Public Offering and Ownership of Our Class A Common Stock - Our second amended and restated certificate of incorporation will contain exclusive forum provisions that could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.”

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Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our second amended and restated certificate of incorporation will include a provision that eliminates the personal liability of directors for monetary damages to us or our stockholders for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any breaches of the director’s duty of loyalty, any acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, any authorization of dividends or stock redemptions or repurchases paid or made in violation of the DGCL, or for any transaction from which the director derived an improper personal benefit.

Our amended and restated bylaws will generally provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in our second amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Indemnification Agreements

We are party to indemnification agreements with each of our directors and certain of our executive officers as described in “Certain Relationships and Related Party Transactions-Indemnification Agreements.” Prior to the completion of this offering, we intend to enter into separate indemnification agreements with each of our directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for shares of our Class A common stock will be Vinyl Equity, LLC. The transfer agent’s principal business address is PO Box 247, Winnetka, Illinois, 60093, and its telephone number is (888) 808-4695.

Listing

We intend to apply to list our Class A common stock on the NYSE American under the symbol “VIDA”. The closing of this offering is conditioned upon NYSE American’s final approval of our listing application, and there is no guarantee or assurance that our Class A common stock will be approved for listing on NYSE American.

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U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of U.S. federal income tax considerations generally applicable to non-U.S. Holders (as defined below) with respect to the ownership and disposition of shares of our Class A common stock issued pursuant to this offering and who hold such shares as a capital asset (generally, property held for investment) within the meaning of the Code. This summary is based on the Code, applicable Treasury regulations, administrative interpretations and court decisions, each as in effect as of the date of this document and all of which are subject to change, possibly with retroactive effect. This summary is not binding on the IRS, and there can be no assurance that the IRS or a court will agree with the conclusions stated herein. This summary is not a complete description of all the U.S. federal income tax considerations that may be relevant to a particular non-U.S. Holder subject to special rules, including, without limitation:

●	a financial institution;

●	an insurance company;

●	a controlled foreign corporation;

●	a passive foreign investment company;

●	a tax-exempt entity or governmental organization;

●	a U.S. expatriate or former long-term resident of the United States;

●	a pass-through entity (such as a partnership or entity or arrangement treated as a partnership for U.S. federal income tax purposes) or an investor in such an entity;

●	a trader, dealer or broker in securities or foreign currencies, including one who elects to apply a mark-to-market method of accounting;

●	a stockholder who holds shares of our Class A common stock as part of a straddle, hedge, conversion, appreciated financial position, constructive sale or other integrated transaction for U.S. federal income tax purposes;

●	a stockholder who acquired shares of our Class A common stock pursuant to the exercise of employee stock options or otherwise as compensation; and

●	a stockholder who actually or constructively owns, or has owned, 10% or more of our stock (by vote or value).

If an entity treated as a partnership for U.S. federal income tax purposes holds shares of our Class A common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of that partnership. A partner in a partnership that holds shares of our Class A common stock should consult its tax advisor.

Additionally, this discussion does not include any information with respect to U.S. federal estate, gift, and alternative minimum tax laws, the Medicare tax on certain net investment income, or any applicable state, local, or non-U.S. tax laws. Non-U.S. Holders should consult their tax advisors regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S. and other tax considerations of the ownership and disposition of shares of our Class A common stock.

For purposes of this summary, a “non-U.S. Holder” refers to a beneficial owner of shares of our Class A common stock that is not, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; (iv) a trust (x) that is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (y) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes; or (v) a partnership for U.S. federal income tax purposes.

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Dividends

Distributions of cash or property on our Class A common stock will constitute dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under the Code. Any distribution not constituting a dividend will be treated first as reducing a non-U.S. Holder’s basis in its shares of our Class A common stock and, to the extent it exceeds such basis, as gain from the disposition of shares of our Class A common stock, which would generally be treated as described under “-Sale or Other Disposition of Shares of our Common Stock” below.

Subject to the discussion below under “-Foreign Account Tax Compliance Act” and the discussion below on effectively connected income, dividends with respect to shares of our Class A common stock will generally be subject to U.S. withholding tax at a rate of 30% of the gross amount, unless a non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). A non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable tax treaties.

Dividends paid to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a U.S. permanent establishment maintained by such non-U.S. Holder) will generally not be subject to U.S. withholding tax if such non-U.S. Holder complies with applicable certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. persons. A non-U.S. Holder that is a corporation may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) with respect to effectively connected income. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Disposition of Shares of our Common Stock

Any gain realized on the disposition of shares of our Class A common stock by a non-U.S. Holder will generally not be subject to U.S. federal income tax unless:

●	such gain is “effectively connected” with a trade or business of the non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. Holder’s permanent establishment in the United States);

●	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the exchange and certain other conditions are met; or

●	shares of our Class A common stock constitute a U.S. real property interest by reason of our status as a U.S. real property holding corporation, or a USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by certain U.S. source capital losses of the non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our U.S. real property interests relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance that we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. Holder will not be subject to U.S. federal income tax if our Class A common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market at the time of such sale or other disposition, and such non-U.S. Holder owned, actually and constructively, 5% or less of our Class A common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. Holder’s holding period. If we were a USRPHC and our Class A common stock were not considered to be “regularly traded” on an established securities market, such non-U.S. Holder (regardless of the percentage of stock owned) would be subject to U.S. federal income tax on a sale or other taxable disposition of our Class A common stock and a 15% withholding tax would apply to the gross proceeds from such disposition.

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Foreign Account Tax Compliance Act

Under the Foreign Account Tax Compliance Act, withholding will generally be required in certain circumstances on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on shares of our Class A common stock held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to certain interests in, or accounts maintained by, the institution that are owned by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which shares of our Class A common stock are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of shares of our Class A common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the withholding agent that such entity does not have any “substantial United States owners” (as defined in the Code) or (ii) provides certain information regarding the entity’s “substantial United States owners,” which in turn will be required to be provided to the U.S. Department of the Treasury. Non-U.S. Holders should consult their tax advisors regarding the possible implications of these rules on their investment in shares of our Class A common stock.

The U.S. Treasury Department has issued proposed Treasury Regulations that, if finalized in their present form, would eliminate withholding under FATCA with respect to payments of gross proceeds from a sale or other disposition of our Class A common stock. In the preamble to such proposed Treasury Regulations, the Treasury Secretary stated that taxpayers may generally rely on the proposed Treasury Regulations until final regulations are issued.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our Class A common stock. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a U.S. person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. Holder resides or is established.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our Class A common stock. No prediction is made as to the effect, if any, future sales of shares, or the availability for future sales of shares, will have on the market price of our Class A common stock prevailing from time to time. The sale of substantial amounts of our Class A common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of our Class A common stock.

Upon completion of this offering, we will have outstanding 8,427,364 shares of Class A common stock and 5,426,402 shares of Class B common stock (or 8,927,364 shares of Class A common stock and 5,426,402 shares of Class B common stock if the underwriters exercise their over-allotment option in full). Of these shares, all shares of Class A common stock sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any Class A common stock purchased by our “affiliates,” as defined in Rule 144, whose sales would be subject to the Rule 144 resale restrictions described below, other than the holding period requirement.

The remaining 5,094,030 shares of Class A common stock and 5,426,402 shares of Class B common stock will be “restricted securities,” as that term is defined in Rule 144. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration, including under Rule 144 or Rule 701 under the Securities Act, which are summarized below. Restricted securities also may be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S.

Registration Statement on Form S-8

We intend to file one or more registration statements on Form S-8 under the Securities Act to register shares of our Class A common stock or securities convertible into or exchangeable for shares of our Class A common stock issued pursuant to our 2026 Plan. Any such registration statement on Form S-8 will automatically become effective upon filing. Accordingly, shares of Class A common stock registered under such registration statement will be available for sale in the open market, subject to any vesting restrictions or the lock-up restrictions and Rule 144 limitations applicable to affiliates, as described below.

Lock-Up Agreements

We, all of our directors and executive officers, and holders of substantially all of our outstanding common stock have agreed with the underwriters, subject to certain exceptions, not to (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of common stock (including, without limitation, shares of common stock that may be deemed to be beneficially owned by us or them in accordance with the rules and regulations of the SEC and shares of common stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for common stock (other than the stock and shares issued pursuant to employee benefit plans, qualified stock option plans, or other employee compensation plans existing on the date of this prospectus or pursuant to currently outstanding options, warrants or rights not issued under one of those plans), or sell or grant options, rights or warrants with respect to any shares of common stock or securities convertible into or exchangeable for common stock (other than the grant of options pursuant to option plans existing on the date of this prospectus), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or file or cause a registration statement to be filed, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible, exercisable or exchangeable into common stock or any of our other securities (other than any registration statement on Form S-8), or (4) publicly disclose the intention to do any of the foregoing, during the period from the date of this prospectus continuing through the date six (6) months after the date of this prospectus, except with the prior written consent of Benchmark. Benchmark has no current intention to release the aforementioned holders of our common stock from the lock-up restrictions described above. Our lock-up agreement will provide for certain exceptions. See “Underwriting.”

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Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to and in compliance with the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares of our Class A common stock proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144 and the requirements of the lock-up agreements, as described above, if applicable. If such a person has beneficially owned the shares of Class A common stock proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person would be entitled to sell those shares of Class A common stock (subject to the requirements of the lock-up agreements, as described above, if applicable) without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares of our Class A common stock on behalf of our affiliates are entitled to sell upon expiration of the lock-up agreements described above, if applicable, within any three-month period, a number of shares of Class A common stock that does not exceed the greater of:

●	1% of the number of shares of our Class A common stock then outstanding, which will equal approximately 84,274 shares of our Class A common stock immediately after this offering assuming no exercise of the underwriters’ over-allotment option; and

●	the average weekly trading volume of our Class A common stock on the NYSE American during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 by our affiliates or persons selling shares of our Class A common stock on behalf of our affiliates are also subject to certain manner-of-sale provisions and notice requirements and to the availability of current public information about us. In addition, if the number of shares being sold under Rule 144 by an affiliate during any three-month period exceeds 5,000 shares or has an aggregate sale price in excess of $50,000, the seller must file a notice on Form 144 with the SEC and the NYSE American concurrently with either the placing of a sale order with the broker or the execution directly with a market maker.

Rule 701

Rule 701 under the Securities Act (“Rule 701”) generally allows a stockholder who was issued or purchased shares of our capital stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of our Company during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. Rule 701 also permits affiliates of our Company to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required to wait until 90 days after the date of this prospectus before selling those shares pursuant to Rule 701. Moreover, all Rule 701 shares are subject to lock-up and market standoff agreements as described above and in the section titled “Underwriting” and will not become eligible for sale until the expiration of those agreements.

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UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with The Benchmark Company, LLC (“Benchmark”), as representative of the underwriters named below (the “representative”). Subject to the terms and conditions stated in the underwriting agreement, dated           , 2026, each underwriter named below has severally, and not jointly, agreed to purchase from us, on a firm commitment basis, the number of shares of our Class A common stock set forth opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus.

Underwriter	Number of Shares
The Benchmark Company, LLC

Total

The underwriters are committed to purchase all of the shares of Class A common stock offered by us other than those covered by the option to purchase additional shares of Class A common stock described below, if they purchase any such shares of Class A common stock. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares of Class A common stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted the underwriters an option, which is exercisable for up to 30 days after the closing date of the offering, that permits the underwriters to purchase up to an additional 15% of the total number of shares of Class A common stock on the same terms as the other shares being purchased by the underwriters from us. If the underwriters exercise this option in whole or in part, then the underwriters will be committed, subject to the conditions described in the underwriting agreement, to purchase the additional offered shares of Class A common stock in proportion to each of their commitments set forth in the prior table.

Discounts

We have agreed to sell the shares of Class A common stock to the underwriters at the initial offering price of $        per share, which represents the initial public offering price of the shares set forth on the cover page of this prospectus, less a seven percent (7%) underwriting discount.

The following table shows the public offering price, total underwriting discounts and commissions and proceeds to us before expenses. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

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	Per Share	Total Without Over-Allotment Option	Total With Over-Allotment Option
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds to us before expenses	$	$	$

The underwriters propose to offer the shares of Class A common stock offered by us to the public at the public offering price per share of Class A common stock set forth on the cover of this prospectus. In addition, the underwriters may offer some of the shares of Class A common stock to other securities dealers at such price less a concession of $           per share. After the initial public offering, the public offering price and concession to dealers may be changed.

We will pay certain of the out-of-pocket accountable expenses of the underwriters in connection with this offering. The underwriting agreement, however, provides that in the event the offering is terminated, any advance expense deposits paid to the underwriters will be returned to the extent that offering expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We have agreed to pay the underwriters’ non-accountable expenses allowance equal to 1.0% of the aggregate gross proceeds of this offering. We have also agreed to pay for a certain amount of the underwriters’ accountable out-of-pocket expenses relating to this offering, including actual accountable road show expenses for the offering; prospectus tracking and compliance software for the offering; and the reasonable and documented fees and disbursements of the underwriters’ legal counsel; provided that these actual accountable expenses of the underwriters shall not exceed $175,000 in the aggregate, including the fees and disbursements of the underwriters’ legal counsel. In addition to the foregoing, we shall be responsible for the costs and expenses of background checks on our senior management and directors in an amount not to exceed $7,500.

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts, commissions and expenses, will be approximately $1.1 million.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

In connection with this offering, our directors and executive officers, and the other holders of substantially all of our common stock outstanding as of the effective date of the registration statement of which this prospectus forms a part will enter into customary “lock-up” agreements in favor of the underwriters for a period of six (6) months from the date of this offering, subject to customary exceptions. In addition, we have agreed with the underwriters that, for a period of six (6) months from the closing of this offering, we will not (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any of our capital stock or any securities convertible into or exercisable or exchangeable for our capital stock; or (b) file or caused to be filed any registration statement with the SEC relating to the offering of any of our capital stock or any securities convertible into or exercisable or exchangeable for our capital stock.

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Representative’s Warrants

We have agreed, upon the closing of this offering, including upon the closing of any offering of shares of Class A common stock sold to cover over allotments, if any, to issue to the representative warrants, or the representative’s warrants, to purchase a number of shares of Class A common stock equal to five percent (5.0%) of the total number of shares of Class A common stock sold in this public offering. The representative’s warrants will be exercisable at a price equal to $         per share (120% of the initial public offering price per share). The representative’s warrants will also be exercisable on a cashless basis. The representative’s warrants will be exercisable at any time and from time to time, in whole or in part, during the four-and-one-half year period commencing six months after the closing of this offering. The representative’s warrants will also provide for customary anti-dilution provisions and demand and “piggyback” registration rights with respect to the registration of the shares of Class A common stock underlying the representative’s warrants. The sole demand registration right provided will not be greater than five years from the commencement of sales of the securities issued in this offering in compliance with FINRA Rule 5110(g)(8)(B) and 5110(g)(8)(C). The piggyback registration rights provided will not be greater than two years from the initial exercise date in compliance with FINRA Rule 5110(g)(8)(D).

The representative’s warrants and the shares of Class A common stock underlying the representative’s warrants have been deemed compensation by the Financial Industry Regulatory Authority, or FINRA, and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e) of FINRA. The representative, or permitted assignees under such rule, may not sell, transfer, assign, pledge, or hypothecate the representative’s warrants or the securities underlying the representative’s warrants, nor will the representative engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the representative’s warrants or the underlying shares for a period of 180 days from the effective date of the registration statement of which this prospectus forms a part. Additionally, the representative’s warrants may not be sold transferred, assigned, pledged or hypothecated for a 180-day period following the effective date of the registration statement of which this prospectus forms a part except to any underwriter and selected dealer participating in this offering and their bona fide officers or partners. The representative’s warrants will provide for adjustment in the number and price of the representative’s warrants and the shares of Class A common stock underlying such representative’s warrants in the event of recapitalization, merger, stock split or other structural transaction, or a future financing undertaken by us.

Right of First Refusal

We have granted Benchmark, as representative of the underwriters, a right of first refusal, for a period of twelve (12) months from the closing of this offering, to act as lead or joint investment banker, lead or joint book-runner, lead or joint placement agent, and/or investment banker/advisor for each and every future public and private equity or debt offering, including all equity linked financings during such twelve (12) month period, of our company, or any successor to or subsidiary of our company.

Fee Tail Period

For a period of twelve (12) months following the earlier to occur of the expiration or termination of our engagement agreement with Benchmark or the closing of this offering, and in the event that we receive any proceeds from the sale of our securities to certain investors with whom our company has had a conference call or a meeting arranged by Benchmark during the offering, we have agreed to pay to Benchmark an underwriting discount equal to seven percent (7.0%) of such gross proceeds.

Determination of Offering Price

The public offering price of the shares of Class A common stock we are offering was negotiated between us and the underwriters. Factors considered in determining the public offering price of the shares of Class A common stock include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant. An active trading market for our Class A common stock may not develop. It is also possible that after the offering, our Class A common stock will not trade in the public market at or above the public offering price.

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Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

●	Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

●	Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared with the price at which they may purchase securities through exercise of the option. If the underwriters sell more securities than could be covered by exercise of the option and, therefore, have a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may be effected on the NYSE American, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our Class A common stock. Passive market making consists of displaying bids limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the Class a common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

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Other Relationships

The underwriters and their respective affiliates may, in the future, provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees. However, except as disclosed in this prospectus, we have no present arrangements with the underwriters for any further services.

Indemnification

We have agreed to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

Electronic Distribution

A prospectus in electronic format may be made available on the internet sites or through other online services maintained by one or more of the underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of Class A common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

126

LEGAL MATTERS

The validity of the issuance of the shares of Class A common stock offered hereby will be passed upon for VIDA Global Inc. by Lowenstein Sandler LLP, New York, New York. Lucosky Brookman LLP, Woodbridge, New Jersey is representing the underwriters.

EXPERTS

The financial statements as of December 31, 2025 and 2024 and for the years then ended included in this prospectus have been so included in reliance on the report of Wipfli LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Class A common stock offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with the registration statement. You can find further information about us and the Class A common stock offered hereby in the registration statement and the exhibits and schedules filed with the registration statement. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may inspect these reports and other information without charge at the SEC’s website (http://www.sec.gov).

Upon the completion of this offering, we will become subject to the informational requirements of the Exchange Act and will be required to file periodic reports, proxy statements and other information with the SEC. You will be able to inspect this material without charge at the SEC’s website. We intend to furnish our stockholders with annual reports containing our financial statements audited by an independent accounting firm.

In addition, following the completion of this offering, we will make the information filed with or furnished to the SEC available free of charge through our website (https://vida.io/) as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not part of this prospectus.

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INDEX TO FINANCIAL STATEMENTS

VIDA GLOBAL INC.

Financial Statements
For the Years Ended December 31, 2025 and 2024
(With Comparative Figures)

F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Vida Global Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Vida Global Inc. (the “Company”) as of December 31, 2025 and 2024, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of the Company’s internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Wipfli LLP

Wipfli LLP

Radnor, Pennsylvania

March 24, 2026

We have served as the Company’s auditor since 2025.

“Wipfli” is the brand name under which Wipfli LLP and Wipfli Advisory LLC and its respective subsidiary entities provide professional services. Wipfli LLP and Wipfli Advisory LLC (and its respective subsidiary entities) practice in an alternative practice structure in accordance with the AICPA Code of Professional Conduct and applicable law, regulations, and professional standards. Wipfli LLP is a licensed independent CPA firm that provides attest services to its clients, and Wipfli Advisory LLC provides tax and business consulting services to its clients. Wipfli Advisory LLC and its subsidiary entities are not licensed CPA firms.

F-2

Balance Sheets

As of December 31, 2025 and 2024

	2025	2024
Assets
Current Assets
Cash	$2,317,761	$724,296
Accounts receivable	$101,667	$19,840
Contract asset - unbilled usage	$11,990	$0
Prepaid expenses and other	$321,437	$35,025
Total Current Assets	$2,752,855	$779,161
Bitcoin	$1,023,306	$992,437
Right of use (ROU) asset, net - Operating	$0	$6,436
Capitalized software costs, net	$2,362,313	$1,853,107
Computer equipment, net	$6,511	$0
Other assets	$1,454	$1,450
Total Assets	$6,146,339	$3,632,591

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$184,349	$6,358
Credit card payable	$107,807	$31,731
Deferred revenue	$29,440	$1,730
Lease liability - Operating	$0	$6,436
Total Current Liabilities	$321,596	$46,255
Total Liabilities	$321,596	$46,255

Commitments and Contingencies

Stockholders’ Equity
Preferred stock: $0.001 par value; 1,318,836 and 631,338 authorized; 1,242,635 and 631,336 shares issued, and outstanding, at December 31, 2025 and 2024, respectively	$1,243	$632
Common stock: $0.001 par value: 3,913,000 and 2,420,624 shares authorized; 1,520,000 and 1,520,000 shares issued and outstanding, at December 31, 2025 and 2024, respectively	$1,520	$1,520
Additional paid-in capital	$10,408,925	$5,273,226
Accumulated deficit	$(4,586,845)	$(1,689,042)
Total Stockholders’ Equity	$5,824,843	$3,586,336
Total Liabilities and Stockholders’ Equity	$6,146,339	$3,632,591

See accompanying Notes to Financial Statements

F-3

Statements of Operations

For the Years Ended December 31, 2025 and 2024

	2025	2024
Revenue	$551,383	$14,402

Cost of revenue – exclusive of amortization of capitalized software costs shown separately	$465,075	$242,233
Amortization and depreciation	$524,320	$385,463
Sales and marketing	$723,999	$303,925
General and administrative	$1,714,091	$359,662
Total Operating Expenses	$3,427,485	$1,291,283
Operating Loss	$(2,876,102)	$(1,276,881)
Other Income (Expense)
Realized gain on bitcoin	$174,828	$1,077
Unrealized gain (loss) on bitcoin	$(196,529)	$533,326
Total Other Income (Expense)	$(21,701)	$534,403
Net Loss	$(2,897,803)	$(742,478)

Basic loss per common share:
Net loss per share	$(2.76)	$(1.05)
Weighted average common shares outstanding	1,049,148	707,305

Diluted loss per common share:
Net loss per share	$(2.76)	$(1.05)
Weighted average common shares outstanding	1,049,148	707,305

See accompanying Notes to Financial Statements

F-4

Statements of Stockholders’ Equity

	Preferred Stock Shares	Preferred Stock Amount	Common Stock Shares	Common Stock Amount	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
Balance at January 1, 2024	631,336	$632	1,520,000	$1,520	$4,828,645	$(946,564)	$3,884,233
Stock-Based Compensation	—	—	—	—	$444,581	—	$444,581
Net Loss	—		—		—	$(742,478)	$(742,478)
Balance at December 31, 2024	631,336	$632	1,520,000	$1,520	$5,273,226	$(1,689,042)	$3,586,336
Issuance of Restricted Common Stock	—	—	321,584	$322	$295,536	—	$295,858
Surrender and Cancellation of Restricted Common Stock			(321,584)	$(322)	$322	-	-
Issuance of Series A Preferred Stock, net of issuance cost of $145,366	611,299	$611	—	-	$3,250,586	—	$3,251,197
Issuance of Warrants	—	—	—		$605,165	—	$605,165
Stock-Based Compensation	—	—	—	—	$984,090	—	$984,090
Net Loss	—	—	—	—	—	$(2,897,803)	$(2,897,803)
Balance at December 31, 2025	1,242,635	$1,243	1,520,000	$1,520	$10,408,925	$(4,586,845)	$5,824,843

See accompanying Notes to Financial Statements

F-5

Statements of Cash Flows

For the Years Ended December 31, 2025 and 2024

	2025	2024
Cash Flows from Operating Activities
Net loss	$(2,897,803)	$(742,478)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Amortization and depreciation	$524,320	$385,463
Unrealized (gain) loss on bitcoin	$196,529	$(533,326)
Realized (gain) on bitcoin	$(174,828)	$(1,077)
Stock-based compensation – Restricted stock	$562,790	$105,518
Stock-based compensation - Stock options	$52,595	$294
Changes in operating assets and liabilities:
Accounts receivable	$(81,827)	$(17,745)
Contract asset	$(11,990)	$0
Prepaid expenses and other	$(151,283)	$(9,118)
Accounts payable and credit card payable	$118,934	$3,722
Deferred revenue	$27,710	$1,720
Net Cash (Used in) Operating Activities	$(1,834,854)	$(807,027)
Cash Flows from Investing Activities
Capitalized software costs	$(664,230)	$(606,668)
Purchase of fixed assets	$(7,102)	$0
Purchase of bitcoin	$(263,658)	$(80,311)
Sale of bitcoin	$219,236	$1,623
Net Cash (Used in) Investing Activities	$(715,753)	$(685,356)
Cash Flows from Financing Activities
Issuance of Series A preferred stock	$3,388,415	$0
Issuance of warrants	$605,165	$0
Proceeds from sale of restricted common stock	$295,858	$0
Payment of equity issuance costs	$(145,366)	$0
Net Cash Provided by Financing Activities	$4,144,072	$0
Net increase (Decrease) in Cash	$1,593,465	$(1,492,383)
Cash at beginning of year	$724,296	$2,216,679
Cash at end of year	$2,317,761	$724,296
Noncash investing and financing activities
Capitalization of ROU asset in exchange for lease liability	$0	$7,560
Stock-based compensation capitalized as software costs	$368,705	$338,769
Receipt of bitcoin in exchange for Series A preferred stock	$8,148	$0
Prepaid equity issuance costs included in accounts payable	$135,133	$0

See accompanying Notes to Financial Statements

F-6

Notes to the Financial Statements

VIDA Global Inc.
As of and for the years ended December 31, 2025 and 2024

1. Nature of Operations

VIDA Global Inc. (the “Company”) was incorporated in Delaware in 2022 and is headquartered in Cedar Park, Texas. The Company is a software as a service (“SaaS”) provider delivering a cloud-based AI agent operating system that enables enterprises, service providers, and resellers to build, deploy, and manage omnichannel AI agents that handle voice calls, text messages, emails, and web chat while automating business workflows at scale. These AI agents are used by telecom providers, managed service providers, and small and medium sized businesses across a range of industries to automate customer service, lead qualification, scheduling, sales, and other customer engagement tasks.

The Company operates as a single operating segment and a single reportable segment based on how its chief operating decision maker reviews financial information and manages the business. Substantially all of the Company’s long-lived assets are located in the United States, and substantially all of the Company’s revenue is derived from customers located in the United States.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and presented in U.S. dollars under the accrual basis of accounting.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions affecting the amounts reported and disclosed in the accompanying financial statements and related footnotes, including fair value measurement of stock-based compensation and warrants, capitalized software costs including useful lives, impairment, and recoverability, and realizability of deferred tax assets. Actual results could differ from those estimates.

Due to the early stage of the Company’s operations and the rapidly evolving nature of its industry, it is at least reasonably possible that estimates made in preparing the financial statements could change in the near term as new events occur, additional information becomes available or the Company’s operating environment changes. Such changes in estimates could be material to the financial statements.

Revenue Recognition

Under Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers, the Company recognizes revenue when control of the promised services is transferred to customers, in an amount that reflects the consideration expected in exchange for those services. Revenue is derived from SaaS subscriptions with fixed monthly billing terms, plus usage fees when customers exceed usage tiers.

Substantially all of the Company’s revenue is derived from subscription arrangements that provide customers with access to the Company’s cloud-based platform on a stand-ready basis over the contract term, which is typically one month. The Company’s performance obligation is satisfied over time as the customer simultaneously receives and consumes the benefits provided by the Company’s services.

The Company’s contracts generally renew automatically on a monthly basis and are cancellable by the customer with minimal notice. Consideration is typically billed in advance on a monthly basis based on the contracted subscription plan, with additional usage-based consideration billed monthly in arrears when customers exceed their contracted usage tiers. For the majority of the Company’s customers, amounts billed are collected immediately via credit card through a third-party payment processor. Starting in 2025, select customers are extended payment terms of 30 days. The Company has concluded that its contracts do not contain a significant financing component because the period between transfer of services and customer payment is generally one year or less.

The Company allocates the transaction price to the single performance obligation in the contract, which is access to the hosted platform, and recognizes revenue on a straight-line basis over the monthly service period. Variable consideration related to usage fees is recognized in the distinct monthly contract period the usage fees are incurred and the services are transferred utilizing the variable consideration allocation exception. Due to the timing of billing and use of the variable consideration allocation exception, variable consideration is not constrained.

Substantially all revenue is derived from a single revenue stream consisting of subscription and related usage-based fees from the Company’s cloud-based platform. Management, therefore, believes that the level of disaggregation presented in the statements of operations appropriately depicts how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors.

Cost of Revenue

Cost of revenue consists primarily of software and related technology expenses incurred to operate, maintain, and support the Company’s software platform that is delivered to customers. These costs generally include third-party software licenses, hosting and cloud infrastructure fees, data and network services, and other technology costs directly associated with providing access to the Company’s platform.

F-7

Cost of revenue excludes expenses that are subject to capitalization, including internal and external costs incurred to develop or significantly enhance the underlying software platform or other capitalizable technology assets. Such capitalizable costs are recorded as capitalized software costs and are amortized to expense over their estimated useful lives, which is presented separately as a component of operating expenses on the statements of operations. Cost of revenue also excludes general and administrative expenses, sales and marketing expenses, and other overhead costs that are not directly attributable to delivering the Company’s software platform to customers.

Contract Balances

Contract Liabilities (Deferred Revenue)

The Company records deferred revenue for amounts billed but not yet earned. Amounts are typically earned in the following month due to the Company’s monthly contract terms and billing practices.

The table below presents a roll forward of contract liabilities (deferred revenue) for the years ended December 31, 2025 and 2024.

	2025	2024
Beginning balance	$1,730	$10
Revenue recognized	$(333,203)	$(14,133)
Billings	$360,913	$15,853
Ending balance	$29,440	$1,730

Contract Assets

The Company’s contract assets consist entirely of unbilled usage fees that arise when customers exceed their contracted usage tiers during the month but have not yet been invoiced as of the balance sheet date. Such amounts are billed to customers in the month following the period in which the usage is incurred and are classified within current assets on the balance sheets. At December 31, 2025, the contract asset balance was $11,990, representing December usage fees earned but not yet invoiced as of that date. There were no contract asset balances at December 31, 2024 and 2023.

Accounts Receivable

Accounts receivable is recorded at the invoiced amount and represents uncollateralized amounts due from customers under customary trade credit terms. At December 31, 2025, the accounts receivable balance primarily consists of amounts owed by a limited number of customers under 30 day payment terms. At December 31, 2024, accounts receivable consists solely of amounts owed to the Company by its payment processor for amounts the payment processor has collected from the end customer but not yet remitted to the Company. For the years ended December 31, 2025 and 2024, substantially all outstanding accounts receivable balances were collected subsequent to year-end.

Allowance for Credit Losses

The carrying amount of accounts receivable and contract assets are recorded net of an allowance for credit losses, if any. The Company estimates expected credit losses on its accounts receivable and contract assets using the current expected credit loss model based on factors such as historical loss experience, the aging of receivables, the credit quality of its customers, current economic conditions and other applicable factors. For the year ended December 31, 2025 (upon adoption of ASU 2025-05), the Company assumes that current conditions as of the balance sheet date will not change over the remaining life of the asset. For the year ended December 31, 2024, the Company made assessments of current conditions as of the balance sheet date and expected changes during a reasonable and supportable forecast period when estimating expected credit losses. Balances are written off when management determines that collection is not probable. Recoveries of amounts previously written off are recorded when received.

The Company did not record an allowance for credit losses for accounts receivable or contract assets as of December 31, 2025 or 2024 because expected credit losses were not material based on the Company’s limited loss history and the credit quality of its customers. In addition, no credit loss expense or recoveries income was recognized during the years ended December 31, 2025 and 2024.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, bitcoin, and accounts receivable.

Cash is maintained with high quality financial institutions and, at times, such balances may exceed federally insured limits. The Company has not experienced any losses on such accounts, and management believes the Company is not exposed to significant credit risk on its cash balances. As of December 31, 2025 and 2024, balances held as Cash at these financial institutions were $2,317,761 and $724,296, respectively.

As of December 31, 2025 and 2024, the majority of the Company’s bitcoin holdings were held by a third party custodian. The holdings are not insured by the Federal Deposit Insurance Company (FDIC) or protected by the Securities Investor Protection Corporation (SPIC). The concentration of bitcoin holdings limits the risk mitigation that could be achieved if the Company were to purchase a more diversified portfolio of investments. The Company’s strategy of acquiring and holding bitcoin creates exposure to counterparty risks with respect to the custody of its bitcoin, cybersecurity risks, and other risks inherent to holding a digital asset. The Company is relying on the custodian’s internal controls and compliance with SOC 2 Type 2 standards. A disruption in the operations or a breach of security at the custodian could have a material adverse effect on the Company’s financial position. Additionally, the price of bitcoin has historically experienced significant price volatility, and a significant decline in the fair value of bitcoin would adversely affect the Company’s financial condition and results of operations.

F-8

For 2025, concentration of credit risk with respect to accounts receivable is primarily from one larger customer accounting for 65% of the balance. No other customer balance was over 10% of the total balance. All receivables have been subsequently collected. For 2024, substantially all of the Company’s accounts receivable are due from the Company’s payment processor.

The Company also has concentration risk related to its revenues. During the year ended December 31, 2025, two customers accounted for approximately 43% of revenue, with one customer representing 13% of revenue while the other represents 30% of revenue. While the Company continues to pursue diversification of its customer base, the loss of, or significant reduction in business from, either of these major customers could have a material adverse effect on the Company’s financial condition, results of operations, and cash flows. During the year ended December 31, 2024, no single customer accounted for 10% or more of revenue.

Advertising Costs

Advertising costs are expensed as incurred and are included in sales and marketing expense in the statements of operations. Advertising expenses were $301,011 and $120,960 for the years ended December 31, 2025 and 2024, respectively.

Bitcoin and Digital Assets

The Company holds bitcoin as part of its treasury strategy. Bitcoin is accounted for as a digital asset and is presented separately within long-term assets on the balance sheets. The Company measures its bitcoin holdings at fair value on a recurring basis using quoted prices in active markets (Level 1 within the fair value hierarchy). Changes in the fair value of bitcoin, including both realized gains and losses on sale and unrealized gains and losses arising from remeasurement, are recorded in other income (expense) in the statements of operations. Transaction costs incurred to acquire bitcoin are expensed as incurred. The Company does not hold digital assets on behalf of customers.

The Company uses the First-in, First-out (FIFO) method as its standard cost basis method for its bitcoin for accounting and reporting purposes. Under the FIFO method, the earliest bitcoin acquired are treated as the first ones sold or used, so the oldest cost layers are utilized first when calculating cost basis and gains and losses resulting from the sale or disposal of bitcoin assets.

Below is a rollforward of the bitcoin held for the years ended December 31, 2025 and 2024. USD column reflects the fair market value of the bitcoin held by the Company as of the year end (December 31st) dates, along with the fair value at the point in time of purchase, contribution, or sale for the respective transactions completed throughout the course of the years presented.

Bitcoin Holdings	BTC	USD
December 31, 2023	9.005	$379,346
Purchases	1.651	$80,311
Sale proceeds	(0.039)	$(1,623)
Unrealized gain on bitcoin		$533,326
Realized gain on bitcoin		$1,077
December 31, 2024	10.617	$992,437
Purchases	3.000	$263,658
Sale proceeds	(2.000)	$(219,236)
Contribution in exchange of preferred stock	0.073	$8,148
Unrealized loss on bitcoin		$(196,529)
Realized gain on bitcoin		$174,828
December 31, 2025	11.690	$1,023,306

Below is a breakdown of the cost of the bitcoin acquired, as well as the unrealized gain that in total reflects the fair market value on the balance sheets.

As of December 31	2025	2024
Cost Basis	$570,659	$343,261
Unrealized Gain	$452,647	$649,176
Total fair market value of bitcoin held	$1,023,306	$992,437

Capitalized Software Costs

Capitalized software costs consist of capitalized internal-use software developed to support the Company’s AI voice agent platform, telephony infrastructure, billing systems, and related technologies.

The Company capitalizes qualifying costs incurred during the application development stage of internal-use software in accordance with ASC 350-40, Intangibles – Goodwill and Other: Internal Use Software. Capitalization begins when the preliminary project stage is completed and management authorizes the project, it is probable the project will be completed, and the software will be used to support the Company’s operations. Costs incurred during the preliminary project stage (including research and evaluation of alternatives) and post-implementation activities (including maintenance, bug fixes, enhancements that do not add new functionality, training, and general administrative activities) are expensed as incurred.

Capitalized software development costs primarily include payroll, benefits, and stock-based compensation for employees directly involved in development, fees paid to third-party contractors, and other direct development costs. Indirect overhead and general project management costs are not capitalized.

Capitalized internal-use software is included in “Capitalized software costs” on the balance sheets and is amortized on a straight-line basis over its estimated useful life, currently five years, beginning when the software is placed in service. The Company determines the appropriate useful life of its internal-use software by evaluating the expected economic benefit and the period over which the software will be used in operations. Amortization expense is recorded along with depreciation expense as a separate component of operating expenses on the statements of operations. The Company reviews capitalized software costs for impairment when events or circumstances indicate that the carrying amount may not be recoverable, consistent with its policy for long-lived assets.

F-9

Software development costs that do not qualify for capitalization are expensed as incurred and included in general and administrative expense on the statements of operations.

Computer Equipment

Computer equipment is recorded at cost. The Company capitalizes computer equipment with an individual cost exceeding $2,000 and an estimated useful life greater than one year. Costs for repairs, maintenance, and minor replacements are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Computer equipment is depreciated over three (3) years. See Note 4 for additional detail.

Long-Lived Assets and Impairment

The Company evaluates long-lived assets, which consist primarily of capitalized software costs, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. Indicators of impairment may include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used or its physical condition, a significant adverse change in legal factors or in the business climate, or current period operating or cash flow losses combined with a history of such losses or projections of continuing losses.

Recoverability of long lived assets is assessed by comparing the carrying amount of the asset group to the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset group. If the carrying amount exceeds the undiscounted cash flows, an impairment loss is recognized in an amount equal to the excess of the carrying amount over the asset’s fair value. Fair value is generally determined using discounted cash flow models or other valuation techniques.

Based on operating losses and negative cash flows from operations for the years ended December 31, 2025 and 2024, management evaluated the carrying amount of the capitalized software costs for impairment and determined that none was necessary based on the following factors:

(1) Continued usage and development of the Company’s single software platform.

(2) Increased revenues experienced in 2025 as well as additional increases expected in 2026 and future years based on executed customer contracts and forecasted sales.

As such, the Company did not recognize any impairment charges on long-lived assets for the years ended December 31, 2025 or 2024.

Leases

The Company accounts for leases in accordance with ASC 842, Leases. At the inception of an arrangement, the Company determines whether the arrangement is or contains a lease by assessing whether the arrangement conveys the Company the right to obtain substantially all of the economic benefits from use of an identified asset and the right to direct the use of that asset for a period of time. For leases with a term greater than 12 months, the Company recognizes a ROU asset and a corresponding lease liability on the balance sheet at the lease commencement date. ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments.

Lease liabilities are measured at the present value of the remaining lease payments, discounted using the Company’s incremental borrowing rate if the rate implicit in the lease is not readily determinable. The related ROU assets are measured at the amount of the lease liability, adjusted for any prepaid lease payments, initial direct costs, and lease incentives received. Lease expense for operating leases is recognized on a straight-line basis over the lease term.

The Company has elected the practical expedient to not separate nonlease components from lease components for its office lease, treating the combined amount as a single lease component. The Company also elects the practical expedient for short term leases. As a result, short term leases, defined as leases with a non-cancellable term of 12 months or less and no reasonably certain renewal options, are not recorded on the balance sheet, and lease payments associated with these leases are recognized as expense on a straight-line basis over the lease term.

Income Taxes

The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting bases and the tax bases of assets and liabilities, as well as for net operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

A valuation allowance is established if it is more likely than not that some or all of the deferred tax assets will not be realized. In making this assessment, the Company evaluates all available positive and negative evidence, including historical operating results, forecasts of future taxable income, reversal of existing temporary differences, and tax planning strategies. The Company has incurred net operating losses since inception and has recorded a full valuation allowance against its deferred tax assets.

F-10

The Company recognizes the effect of an income tax position only if it is more likely than not that the position will be sustained upon examination based on the technical merits of the position. Unrecognized tax benefits, if any, are recorded as a liability and adjusted in the period in which new information becomes available. Interest and penalties related to uncertain tax positions, if any, are recognized as a component of income tax expense in the statements of operations.

The Company’s income tax returns remain subject to examination by tax authorities for all periods since inception.

Fair Value of Financial Instruments

The Company applies the fair value hierarchy established in ASC 820, Fair Value Measurement, which prioritizes the inputs used to measure fair value into three levels.

●	Level 1 inputs are quoted prices in active markets for identical assets or liabilities.
●	Level 2 inputs are observable inputs other than quoted prices included in Level 1.
●	Level 3 inputs are unobservable inputs.

The Company’s financial instruments primarily consist of cash, bitcoin, accounts receivable, accounts payable, and credit card payable. The carrying amounts of cash, accounts receivable, accounts payable, and credit card payable approximate their fair values because of the short-term nature of these instruments.

Recurring Measurement

Bitcoin is measured at fair value on a recurring basis, as described above, using quoted prices in active markets (Level 1). As of December 31, 2025 and 2024, the Company did not have any financial instruments measured at fair value that were classified as Level 2 or Level 3.

The following tables present the Company’s financial assets measured at fair value on a recurring basis as of December 31, 2025 and 2024:

As of December 31, 2025

(in USD)	Level 1	Level 2	Level 3	Total
Bitcoin	$1,023,306	$0	$0	$1,023,306

As of December 31, 2024

(in USD)	Level 1	Level 2	Level 3	Total
Bitcoin	$992,437	$0	$0	$992,437

Nonrecurring Measurement

The grant-date fair value of the Series A Warrants was determined using a Monte Carlo simulation incorporating Level 3 unobservable inputs, including estimated volatility and the probability-weighted timing of vesting events. Because the Series A Warrants are equity-classified and were issued together with the Company’s Series A preferred stock in a bundled financing, the Company allocated a portion of the Series A proceeds to the warrants using the relative fair value method. As the warrants are equity-classified, they are not subsequently remeasured at fair value and are therefore excluded from the recurring fair value hierarchy table above.

The following table presents the Company’s financial assets measured at fair value (on a relative basis) on a nonrecurring basis as of December 31, 2025:

As of December 31, 2025

(in USD)	Level 1	Level 2	Level 3	Total
Warrants	$0	$0	$605,165	$605,165

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, Compensation - Stock Compensation. Stock-based compensation expense is measured at the grant date based on the fair value of the award and is recognized as expense over the requisite service period (generally the vesting period) on a straight-line basis.

For stock options, the Company estimates the fair value of each option on the date of grant using the Black Scholes option pricing model. The Black Scholes model requires the use of assumptions, including the expected term of the option, expected stock price volatility, risk free interest rate, and expected dividend yield. Since the Company’s common stock is not publicly traded, the expected volatility is based on the historical volatilities of comparable publicly traded companies. The expected term represents the estimated period of time that options granted are expected to be outstanding, which is based on the simplified method for options granted to employees. The risk free interest rate is based on U.S. Treasury yields in effect at the date of grant for instruments with a term similar to the expected term of the option. The Company has never paid dividends and does not currently expect to pay dividends and, therefore, assumes a dividend yield of zero.

F-11

For restricted stock awards, the fair value is based on the estimated fair value of the underlying common stock on the grant date, which is determined using contemporaneous valuations of the Company’s common stock via a single-period Black-Scholes option pricing model to perform a backsolve technique and observable transactions in the Company’s equity, as applicable.

The Company accounts for forfeitures of stock-based awards as they occur. Stock-based compensation expense is included in operating expenses on the statements of operations (to the extent that it is not capitalized) based on the functional area of the individual receiving the award.

Warrants

Description of Warrants

In connection with the Company’s Series A Financing completed in August 2025, the Company issued warrants to select stockholders to purchase an aggregate of 250,250 shares of common stock (the “Series A Warrants”). The warrants have an exercise price of $0.01 per share, are exercisable upon vesting, and expire ten years from the issuance date, unless earlier terminated pursuant to a change in control as defined in the warrant agreements.

The warrants vest upon the earlier of:

(i) the Company achieving a public market capitalization of at least $100 million, or

(ii) a determination by the Company’s Board of Directors that the Company’s enterprise value is at least $100 million.

All warrants were issued in connection with the Series A closing on August 31, 2025, which represents the common grant and measurement date for valuation purposes.

The Company evaluated the Series A Warrants under ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity. Management concluded that the warrants are:

●	Indexed to the Company’s own stock, and

●	Meet all conditions for equity classification, including that settlement is in a fixed number of shares and does not require cash settlement.

Accordingly, the warrants are classified as equity and recorded within additional paid-in capital on the statement of stockholders’ equity. As equity-classified instruments, the warrants are not subsequently remeasured.

Because the Series A Warrants are equity-classified and were issued together with the Company’s Series A preferred stock in a bundled financing, the Company allocated a portion of the Series A proceeds to the warrants using the relative fair value method, with the offset recorded as a reduction to proceeds attributed to the Series A preferred stock. The fair value of the warrants was determined utilizing a backsolve option pricing model based on the Series A transaction price along with a Monte Carlo simulation which accounted for the warrants as market-conditioned awards based on the $100 million market capitalization or enterprise value vesting condition.

The grant-date fair value of the Series A Warrants was determined as follows:

●	Fair value per warrant share: $2.8491

●	Total fair value of warrants issued: $712,977

As a result, a fair value of $605,165 was assigned to the warrants under the relative fair value method for purposes of allocating the total $4,001,728 Series A financing proceeds.

Warrant Activity

The following table summarizes warrant activity for the year ended December 31, 2025:

	Number of Shares	Weighted-Average Exercise Price
Outstanding at beginning of period	—	—
Issued	250,250	$0.01
Exercised	—	—
Expired	—	—
Outstanding at end of period	250,250	$0.01

All warrants outstanding at December 31, 2025 were unexercised and unvested.

Significant Estimates and Judgments

The valuation of the Series A Warrants required the use of significant assumptions, including expected volatility, risk-free interest rate, and the probability of achieving the market-based vesting condition.

F-12

Key assumptions used in the valuation included:

●	Option pricing model expected term: 1.5 years
●	Warrant expected term: 10.0 years
●	Volatility: 70%
●	Risk-free interest rate: 4.23%
●	Dividend yield: 0%
●	Simulation inputs: 100,000 paths with monthly time steps

Actual outcomes may differ from these estimates; however, because the warrants are equity-classified, subsequent changes in value (if any) will not be reflected in the Company’s financial statements.

Newly Adopted Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The ASU requires public business entities to disclose specific categories within the effective rate reconciliation expressed on both a dollar and percentage basis, and to disaggregate income taxes paid by federal, state, and foreign jurisdictions. The Company adopted ASU 2023-09 on a prospective basis for the fiscal year ended December 31, 2025. The adoption did not affect the Company’s financial position or results of operations but resulted in expanded disclosures in Note 8.

Effective January 1, 2025, the Company early adopted ASU 2025-05, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. The Company, as a public business entity, elected the practical expedient that assumes current conditions as of the balance sheet date do not change over the remaining life of the asset when developing reasonable and supportable forecasts for estimating expected credit losses. The practical expedient is applied prospectively. Management believes this election simplifies the estimation process while continuing to provide a reasonable measure of expected credit losses. The adoption did not have a material affect the Company’s financial position or results of operations for the year ended December 31, 2025.

Recently Issued Accounting Pronouncements

In 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income (Topic 220): Disaggregation of Income Statement Expenses, which requires public business entities to disaggregate specified expense captions (such as certain inventory-related costs and employee compensation) in the notes, using either a cost-incurred or expense-incurred basis, to provide greater transparency into the components of operating expenses.

The amendments are effective for public business entities for annual periods beginning after December 15, 2026 (with interim period requirements beginning thereafter) and allows prospective or retrospective adoption with early adoption permitted. The Company has not early adopted ASU 2024-03 and is evaluating the impact of the guidance but does not expect adoption to have a material effect on its financial position or results of operations; however, the Company expects additional disaggregation disclosures of certain income statement expense captions in the notes to the financial statements.

In 2025, the FASB issued ASU 2025-06, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software. The ASU modernizes the accounting for internal-use software costs to reflect the evolution of current software development practices, including the widespread use of incremental and iterative development approaches such as agile. Under previous guidance, internal-use software costs were capitalized based on prescribed, sequential “project stages” (preliminary, application development, and post-implementation). The new ASU eliminates all references to project stages and instead requires entities to begin capitalizing internal-use software costs only when (i) management has authorized and committed to funding the project and (ii) it is probable the project will be completed and the software will be used as intended (the “probable-to-complete” recognition threshold). The ASU also supersedes existing website development guidance in Subtopic 350-50 and incorporates applicable website-related recognition and cost guidance directly into Subtopic 350-40.

ASU 2025-06 is effective for public business entities beginning after December 15, 2027, with early adoption permitted. Entities may adopt the guidance on a prospective, modified retrospective, or full retrospective basis. The Company has not early adopted ASU 2025-06 and is evaluating the impact of the guidance but does not expect adoption to materially change the nature of costs eligible for capitalization or the point at which software is considered substantially complete and ready for its intended use.

The Company has evaluated other recently issued accounting pronouncements and does not expect any such standards to have a material impact on its financial position, results of operations, or cash flows.

Segment and Geographic Information

The Company operates as a single operating and reportable segment which derives revenue from subscription and related usage-based fees from the Company’s cloud-based SaaS platform. The CODM, who is the Company’s Chief Executive Officer (CEO), reviews financial information and makes operating decisions for the Company as a whole.

The CEO regularly reviews revenues, gross profit, net income and current assets in evaluating segment performance.

F-13

The significant segment expense categories and other segment items provided to the CODM and included in the measure of segment profit or loss are presented below.

	2025	2024
Revenue	$551,383	$14,402
Cost of Revenue - exclusive of amortization of capitalized software costs shown separately	$465,075	$242,233
Amortization and depreciation	$524,320	$385,463
Sales and Marketing - Employee Compensation and Benefits (excluding Stock based compensation)	$271,087	$73,200
Sales and Marketing – Stock based compensation	$39,601	$0
Sales and Marketing - Other	$413,311	$230,725
Sales and Marketing - Total	$723,999	$303,925
General and Administrative – Employee Compensation and Benefits (excluding Stock based compensation)	$752,182	$152,487
General and Administrative – Stock based compensation	$575,784	$105,518
General and Administrative - Other	$386,125	$105,518
General and Administrative - Total	$1,714,091	$359,662
Operating Loss	$(2,876,102)	$(1,276,881)
Net Loss	$(2,897,803)	$(742,478)

Segment net loss includes realized and unrealized gains (losses) on bitcoin.

The CODM also reviews the following balance sheet items at year-end as part of performance monitoring and resource allocation decisions:

	2025	2024
Cash	$2,317,761	$724,296
Bitcoin	$1,023,306	$992,437
Capitalized software cost, net	$2,362,313	$1,853,107
Total Assets	$6,146,339	$3,632,591

Because the Company operates as a single reportable segment, the amounts above reconcile directly to the corresponding financial statement line items.

Substantially all of the Company’s long-lived assets are located in the United States, and substantially all of the Company’s revenue is derived from customers located in the United States.

3. Capitalized Software Costs, Net

The Company’s capitalized software costs, net consist of the following at December 31, 2025 and 2024:

Category	Useful Life	2025	2024
Software Costs	5 years	$3,456,063	$2,423,128
Less: Accumulated amortization		$(1,093,750)	$(570,021)
Capitalized software costs, net		$2,362,313	$1,853,107

Amortization expense was $523,729 and $385,463 for the years ended December 31, 2025 and 2024, respectively. Total capitalized software development costs were $1,032,935 and $945,437 for the years ended December 31, 2025 and 2024, respectively. Out of the total software development cost capitalized, $368,705 and $338,769 was related to stock-based compensation for the years ended December 31, 2025 and 2024, respectively.

F-14

4. Computer Equipment

Computer equipment consisted of the following as of December 31, 2025:

Amount
Computer equipment, at cost	$7,102
Less: accumulated depreciation	$(591)
Computer equipment, net	$6,511

Depreciation expense for the year ended December 31, 2025 was $591. The computer equipment was placed in service during the year ended December 31, 2025 and represents the first year of depreciation.

5. Leases

The Company leases office space under noncancelable operating leases.

Short-term Office Leases

From May 2023 through October 2024, the Company utilized office space under a short-term coworking arrangement with monthly lease terms that included no long-term obligation. In addition, starting in November 2025, the Company utilizes office space via a 12-month operating lease which includes no long-term obligation. Rent related to short-term leases is recorded on a monthly basis as the expense is incurred and no liability is recognized on the balance sheets related to these leases as the Company has elected the short-term lease practical expedient.

Short-term lease cost was $2,632 and $6,079 for the years ended December 31, 2025 and 2024, respectively, and is included within general and administrative expenses in the statements of operations.

Long-term Office Lease

In November 2024, the Company entered into a 13-month noncancellable operating lease for office space. Upon lease commencement, the Company recognized a ROU asset and a corresponding operating lease liability. The lease was not renewed upon completion of the 13-month term (ending November 30, 2025) and the ROU asset and associated lease liability were $0 as of December 31, 2025.

Lease balances

The carrying amounts of the Company’s long-term operating lease ROU asset and lease liability were as follows as of December 31, 2024:

Lease Component	Amount
ROU Asset	$6,436
Lease Liability	$6,436
Discount rate	7.5%
Original lease term	13 months

Because the discount rate implicit in the lease was not readily determinable, the Company estimated its incremental borrowing rate using information about the Company’s credit profile, market yields on debt instruments with similar maturities, and the term of the lease. The Company applied this incremental borrowing rate of 7.5 percent in measuring the lease liability at the commencement date.

Lease cost and cash flow information

Lease cost for the years ended December 31, 2025 and 2024 consisted of the following:

Lease cost component	2025	2024
Operating lease cost	$6,638	$1,207
Short term lease cost	$2,632	$6,079
Total lease cost	$9,270	$7,286

Lease cost is included within general and administrative expenses in the statements of operations.

Cash paid for amounts included in the measurement of operating lease liabilities was $6,638 and $1,207 for the year ended December 31, 2025 and 2024. At December 31, 2024, the Company’s weighted average discount rate for its long-term operating lease was 7.5 percent while its weighted average remaining lease term was 11 months.

Supplemental noncash information relating to Lease Liabilities

Supplemental noncash information related to leases is as follows:

ROU assets obtained in exchange for operating lease liabilities were $7,560 for the year ended December 31, 2024. There were no similar amounts for the year ended December 31, 2025.

F-15

6. Stockholders’ Equity

The Company’s common stock and preferred stock consist of the following at December 31, 2025 and 2024. There was a 2 to 1 stock split of common and preferred shares on August 31, 2025. The impact of this stock split has been retroactively applied to all periods presented within the accompanying financial statements, including all earnings per share calculations.

Common Stock

Description	2025	2024
Authorized shares	3,913,000	2,420,624
Issued and outstanding	1,520,000	1,520,000
Par value per share	$0.001	$0.001

Preferred Stock

Series Seed 1	2025	2024
Authorized shares	516,298	516,300
Issued and outstanding	516,298	516,298
Par value per share	$0.001	$0.001

Series Seed 2	2025	2024
Authorized shares	115,038	115,038
Issued and outstanding	115,038	115,038
Par value per share	$0.001	$0.001

Series A	2025	2024
Authorized shares	687,500	0
Issued and outstanding	611,299	0
Par value per share	$0.001	0

Prepaid Equity Issuance Costs

The Company has recorded $291,536 of costs incurred in connection with its proposed initial public offering (IPO) as a prepaid expense on the balance sheet as of December 31, 2025. Of these costs, $135,133 remains in accounts payable as of December 31, 2025. These costs consist primarily of legal and professional fees that are directly attributable to the anticipated equity offering expected to be completed in 2026.

In accordance with ASC 340-10, incremental costs directly associated with a planned equity offering are deferred and recorded as an asset when it is probable that the offering will occur. Upon completion of the IPO, these deferred costs will be reclassified from prepaid expenses and recorded as a reduction of the gross proceeds received, reflected within additional paid-in capital (APIC) in stockholders’ equity. No amortization or expense is recognized during the deferral period.

If the proposed offering is abandoned or it becomes no longer probable, the deferred costs will be expensed immediately in the period that determination is made.

Series A Preferred Stock Financing

In August 2025, the Company completed a Series A preferred stock financing, issuing 611,299 shares of Series A preferred stock, with a par value of $0.001 per share, at a price of $6.54627 per share, resulting in total gross proceeds of $4,001,728. Also, in connection with the Series A financing, the Company issued common stock warrants to Series A investors and to certain existing preferred stockholders. These warrants are exercisable for an aggregate of 250,250 shares of common stock at an exercise price of $0.01 per share. Because the Series A preferred shares were issued together with the Company’s Series A Warrants as part of a bundled financing arrangement, the Company allocated the total Series A proceeds between the preferred shares and the warrants using the relative fair value method. Based on this allocation approach, the Company assigned $3,396,563 of the Series A proceeds to the Series A preferred shares, with the remainder allocated to the equity-classified Series A Warrants.

In connection with the Series A financing, the Company effected a 2 for 1 forward stock split of its common stock and preferred stock on August 31, 2025. As a result of the stock split, each share of common and preferred stock outstanding at the time of the split was split into two shares, and the number of shares of common stock reserved for issuance under the Company’s equity incentive plan and upon the exercise or conversion of outstanding equity awards and other equity linked securities was proportionately increased.

In addition to the Series A financing discussed above, in November 2025, the Company completed a rebalancing of its common stock, whereby one individual surrendered 321,584 shares of common stock to the Company, at which time the Company immediately cancelled and retired the shares. Of the surrendered shares, 85,421 of the shares were not yet vested, which resulted in the acceleration of stock-based compensation totaling $155,504, of which $64,793 was capitalized as a component of capitalized software costs and the remaining $90,711 was expensed as a component of general and administrative expense on the statement of operations for the year ended December 31, 2025. The Company also issued 160,792 shares of common stock each to two stockholders (for total shares issued of 321,584) at a purchase price of $0.92 per share. Of each stockholder’s shares, 130,643 are considered fully vested at the time of grant, while the remaining shares vest evenly on a monthly basis following the date of grant with all shares becoming fully vested on July 15, 2026.

F-16

In connection with the transactions above, the Company also modified its Certificate of Incorporation during 2025 to increase its authorized common stock shares to 3,913,000 and its authorized preferred stock shares to 1,318,836, of which 516,298 shares are designated as Series Seed 1 shares, 115,038 shares are designated as Series Seed 2 shares, and 687,500 shares are designated as Series A shares. Additionally, the Company modified its 2022 Equity Incentive Plan, first increasing the common stock shares reserved under the plan to 685,447 but then subsequently decreasing it to 363,863 shares.

Holders of common stock are entitled to one vote per share and to receive dividends when and if declared by the Board of Directors, subject to the rights of any preferred stock then outstanding. No dividends had been declared or paid on common stock during the years ended December 31, 2025 or 2024.

The preferred stock are convertible into common stock at the option of the holder at any time after issuance at an initial conversion ratio of one-for-one, subject to adjustment for stock dividends, stock splits, combinations and other recapitalizations and for certain dilutive issuances, as set forth in the Company’s Amended and Restated Certificate of Incorporation.

Each share of preferred stock will automatically convert into common stock upon the closing of the sale of shares of the Company’s common stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, at a per share price of at least five times the Series Seed-1 original issue price and resulting in at least $50,000,000 of gross proceeds to the Company, in connection with which the common stock is listed for trading on a national securities exchange approved by the Board of Directors, including the preferred director. Preferred stock will also automatically convert into common stock upon the date and time, or the occurrence of an event, specified by vote or written consent of the “Requisite Holders,” defined as the holders of at least 63 percent of the outstanding shares of Series Seed-1 preferred stock.

Holders of preferred stock are entitled to receive, out of any funds legally available therefor and only when, as and if declared by the Board of Directors, noncumulative dividends at the rate of 8 percent of the applicable original issue price per share, prior and in preference to any declaration or payment of any other dividends on shares of capital stock other than dividends on common stock payable solely in additional shares of common stock. In addition, if the Company declares or pays any dividends or other distributions on the common stock or on any class or series of stock that is convertible into common stock, the holders of preferred stock are entitled to receive an additional dividend or distribution on an as-converted basis, such that they receive the same dividend or distribution they would have received if all shares of preferred stock had been converted into common stock.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, or a deemed liquidation event as defined in the Amended and Restated Certificate of Incorporation, the holders of preferred stock are entitled to receive, prior and in preference to any distribution to the holders of common stock, an amount per share equal to the greater of (i) one times the applicable original issue price per share plus any declared but unpaid dividends, or (ii) the amount that would be payable with respect to such share if all shares of preferred stock were converted into common stock immediately prior to such event. If, upon such liquidation, dissolution, winding up or deemed liquidation event, the assets or proceeds available for distribution are insufficient to permit the full payment of such amounts, the available assets and proceeds will be distributed among the holders of preferred stock on a pro rata basis in proportion to the full preferential amounts to which they are entitled. After payment in full of the amounts required to be distributed to the holders of preferred stock, the remaining assets of the Company, if any, will be distributed among the holders of common stock on a pro rata basis. The preferred stock ranks senior to the common stock with respect to dividend rights and rights on liquidation. The liquidation value of Series Seed 1 preferred stock is $3,231,354 as of December 31, 2025 and 2024. The liquidation value of the Series Seed 2 is $599,992 as of December 31, 2025 and 2024. The liquidation value of the Series A preferred stock is $4,001,728 as of December 2025. Combined liquidation value of all preferred stock as of December 31, 2025 and 2024 was $7,833,074 and $3,831,346, respectively.

All classes of preferred stock vote together with the common stock on an as-converted basis and, so long as any preferred stock remains outstanding, have certain protective rights that require the written consent or affirmative vote of the Requisite Holders, voting as a separate class, for specified significant corporate actions. These actions include, among other things, (i) any liquidation, dissolution or winding up of the Company or any merger, consolidation or other deemed liquidation event, (ii) amending the Amended and Restated Certificate of Incorporation or bylaws in a manner that adversely affects the powers, preferences or rights of the preferred stock, (iii) creating, authorizing or issuing any new class or series of capital stock that is senior to or on parity with the preferred stock, or changing the authorized number of shares of common stock or preferred stock, (iv) declaring or paying dividends or making other distributions on, or purchasing or redeeming, shares of capital stock other than as expressly permitted, (v) adopting or materially amending equity compensation plans or issuing equity or equity-linked awards outside such plans without Board approval including the preferred director, (vi) incurring indebtedness for borrowed money above specified thresholds or granting certain liens, (vii) entering into certain related party transactions, and (viii) changing the authorized size of the Board of Directors or altering the director election structure.

F-17

Additional Paid-in Capital

Additional paid-in capital primarily reflects amounts received from founders and investors in excess of the par value of the Company’s common and preferred stock. This includes amounts related to the 2023 seed preferred stock financing and the Series A preferred stock financing completed in 2025. Starting in 2025, balance also includes the allocated relative fair value of the Company’s equity-classified Series A Warrants issued in connection with the Series A financing.

Stock-Based Compensation

The Company maintains the VIDA Global Inc. 2022 Equity Incentive Plan (the “Plan”) under which it may grant stock options, restricted stock awards, restricted stock units and other equity-based awards to employees, directors, and consultants. As of December 31, 2025, a total of 363,863 shares of common stock were reserved for issuance under the Plan, of which 164,493 shares remained available for future grant as of that date.

Stock Options

Stock options are granted with an exercise price equal to at least the estimated fair value of the Company’s common stock on the date of grant, as determined by the Board of Directors with reference to contemporaneous third-party valuations and other factors. Options generally vest over four years with a one-year cliff and have a contractual term of ten years.

The fair value of stock options is estimated on the grant date using the Black Scholes option pricing model with the following weighted average assumptions:

For the year ended December 31, 2025:

●	Expected term (in years): 6.00
●	Expected volatility: 61.81 percent
●	Risk free interest rate: 3.79 percent
●	Expected dividend yield: 0 percent
●	Grant date fair value: $1.93

For the year ended December 31, 2024:

●	Expected term (in years): 5.97
●	Expected volatility: 64.14 percent
●	Risk free interest rate: 4.27 percent
●	Expected dividend yield: 0 percent
●	Grant date fair value: $0.49

A summary of stock option activity under the Plan for the year ended December 31, 2025 and 2024 is as follows:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (years)
Outstanding at December 31, 2023	0	$0
Granted	2,400	$0.79
Exercised	0	$0
Forfeited / cancelled	0	$0
Outstanding at December 31, 2024	2,400	$0.79	9.22
Granted	196,970	$0.82
Exercised	0	$0
Forfeited / cancelled	0	$0
Outstanding at December 31, 2025	199,370	$0.82	9.66
Exercisable at December 31, 2025	13,558	$0.47	9.10

During the years ended December 31, 2025 and 2024, stock-based compensation from stock options totaled $52,595 and $294, respectively. For the year ended December 31, 2025, $39,601 was expensed as a component of sales and marketing expense and $12,994 was expensed as a component of general and administrative expense on the statement of operations. For the year ended December 31, 2024, the full amount was expensed as a component of general and administrative expense on the statement of operations.

At December 31, 2025 and 2024, the aggregate intrinsic value of stock options outstanding was approximately $267,000 and $3,000, respectively. At December 31, 2025 and 2024, the aggregate intrinsic value of stock options exercisable was approximately $23,000 and $0, respectively.

F-18

As of December 31, 2025, total unrecognized compensation cost related to stock options was $327,706, which is expected to be recognized over a weighted average period of 3.57 years.

Restricted Stock Awards

The Company has also granted restricted common stock awards with varying vesting periods between 10 and 48 months based on continued service. The grant date fair value of these awards is based on the estimated fair value of the Company’s common stock on the grant date, consistent with the stock-based compensation policy described in Note 2. Some of these common stock awards were restricted upon issuance while others were originally issued unrestricted but became restricted subsequent to issuance.

A summary of unvested restricted stock awards for the years ended December 31, 2025 and 2024 is as follows:

	Shares	Weighted Average Grant Date Fair Value	Weighted Average Grant Date Fair Value Aggregate
Unvested at December 31, 2023	956,667	$1.57	$1,499,974
Granted	$0	$0	$0
Vested	(305,000)	$1.51	$(461,686)
Forfeited	$0	$0	$0
Unvested at December 31, 2024	651,667	$1.59	$1,038,288
Cancelled	(85,421)	$1.82	$(155,457)
Granted	321,584	$2.16	$694,911
Vested	(574,661)	$1.82	$(1,046,104)
Forfeited	$0	$0	$0
Unvested at December 31, 2025	313,169	$1.70	$531,548

As of December 31, 2025, total unrecognized compensation cost related to unvested restricted stock was $487,207, which is expected to be recognized over a weighted average period of 1.2 years.

During the year ended December 31, 2025, stock-based compensation from restricted stock totaled $931,495 (including amounts accelerated from cancellation as discussed above), of which $368,705 was capitalized as a component of capitalized software costs and the remaining $562,790 was expensed as a component of general and administrative expense on the statement of operations. During the year ended December 31, 2024, stock-based compensation from restricted stock totaled $444,287, of which $338,769 was capitalized as a component of capitalized software costs and the remaining $105,518 was expensed as a component of general and administrative expense on the statement of operations.

7. Earnings (Loss) Per Share

Basic earnings (loss) per share are computed by dividing net income (loss) by the weighted-average number of common shares outstanding, excluding shares of unvested restricted common stock. Shares of restricted stock as well as the Series A Warrants are included in the basic weighted average number of common shares outstanding from the time they vest. Diluted earnings (loss) per share is computed by dividing the net income (loss) applicable to common stockholders by the weighted average number of common shares outstanding plus the number of additional common shares that would have been outstanding if all dilutive potential common shares had been issued, using the treasury stock method. Shares of restricted stock are included in the diluted weighted average number of common shares outstanding from the date they are granted. The Series A Warrants are included in the calculation of diluted earnings per share to the extent that the warrants are dilutive and vesting conditions have been satisfied. Potential common shares are excluded from the computation when their effect is antidilutive. Basic and diluted net loss per common share is the same for the years ended December 31, 2025 and 2024 because all stock options, unvested restricted common stock, and warrants are anti-dilutive.

EPS Computation	2025	2024
Net loss available to common shareholders	$(2,897,803)	$(742,478)

Weighted-average common shares - basic	1,049,148	707,305

Effect of dilutive stock option	0	0
Effect of dilutive unvested restricted stock	0	0
Weighted-average common shares - diluted	1,049,148	707,305

Loss per share, basic	$(2.76)	$(1.05)
Loss per share, diluted	$(2.76)	$(1.05)

F-19

The following are excluded from the calculation of diluted loss per share as their effect is antidilutive:

As of December 31, 2025:

●	Convertible preferred stock (as converted to common stock):
○	Series Seed II Preferred stock: 115,038 shares
○	Series Seed I Preferred stock: 516,298 shares
●	Stock options: 199,370 options outstanding, 13,558 exercisable
●	Unvested restricted stock awards: 313,169 shares
●	Series A Warrants: 250,250 shares, unvested

As of December 31, 2024:

●	Convertible preferred stock (as converted to common stock):
○	Series Seed II Preferred stock:115,038 shares
○	Series Seed I Preferred stock: 516,298 shares
●	Stock options: 2,400 options outstanding, none exercisable
●	Unvested restricted stock awards: 651,667 shares

All share and per share amounts for periods prior to the stock split have been retroactively adjusted to reflect the 2-for-1 forward stock split effected on August 31, 2025, in accordance with ASC 260.

8. Income Taxes

The Company incurred net operating losses for the years ended December 31, 2025 and 2024 and has not recorded any current tax liabilities as of December 31, 2025 and 2024. In addition, the Company has not recognized any federal or state income tax expense for the years ended December 31, 2025 or 2024. At December 31, 2025 and 2024, a full valuation allowance has been established against all deferred tax assets to account for uncertainty around future income needed to use the full asset balance.

No income tax was paid in the years ending December 31, 2025 and 2024 based on the Company’s operating loss.

At December 31, 2025 and 2024, deferred income taxes was comprised of the following:

As of December 31	2025	2024
Deferred tax assets:
Net operating loss carryforwards	$1,401,131	$799,639
Stock-based compensation – Stock options	$1,045	$62
Total gross deferred tax assets	$1,402,176	$799,701
Less: Valuation allowance	$(749,852)	$(274,222)
Total deferred tax assets	$652,324	$525,479
Deferred tax liabilities:
Unrealized gain on bitcoin	$(104,652)	$(136,327)
Capitalized software costs	$(546,167)	$(389,152)
Computer equipment	$(1,505)	$0
Total deferred tax liabilities	$(652,324)	$(525,479)
Net deferred tax assets	$0	$0

The valuation allowance increased by $475,630 and $133,761 for the years ended December 31, 2025 and 2024, respectively.

As of December 31, 2025, the Company had federal net operating loss carryforwards of $6,409,412 which may be carried forward indefinitely. As of December 31, 2025, the Company had state net operating loss carryforwards of $1,163,461, of which approximately $185,000 expires in 2045 and $978,000 may be carried forward indefinitely. The utilization of the net operating loss carryforwards may be subject to annual limitations under Sections 382 and 383 of the Internal Revenue Code.

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A reconciliation of the statutory tax rate to the Company’s effective tax rate is as follows:

Years Ended December 31	2025 ($)	2025(%)	2024 ($)	2024(%)
U.S. federal statutory income tax	$(608,538)	21%	$(155,920)	21%
State income taxes, net of federal benefit	$4,564	(0.16)%	$0	0%
Nontaxable or nondeductible items – Stock-based compensation	$128,344	(4.43)%	$22,159	(3)%
Change in valuation allowance	$475,630	(16.41)%	$133,761	(18)%
Effective income tax rate	$0	0%	$0	0%

Florida made up the majority (greater than 50 percent) of the tax effect in the state and local income taxes category for the year ended December 31, 2025.

The Company evaluates tax positions taken in its tax returns and recognizes a liability for uncertain tax positions when it is more likely than not that a position will not be sustained upon examination. As of and for the years ended December 31, 2025 and 2024, the Company had no unrecognized tax benefits, and no interest and penalties related to uncertain tax positions had been recognized in the financial statements. The Company does not expect the amount of unrecognized tax benefits to change significantly within the next 12 months.

The Company files income tax returns in the United States federal jurisdiction and, starting in 2025, in applicable state jurisdictions where the Company has established nexus.

9. Commitments and Contingencies

The Company is subject to various claims, legal proceedings and investigations in the ordinary course of business. The Company accrues a liability for loss contingencies when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. As of December 31, 2025 and 2024, the Company was not involved in any legal proceedings that, in the opinion of management, were expected to have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

In the normal course of business, the Company enters into noncancelable contracts with certain vendors for services such as cloud hosting, software subscriptions and support. As of December 31, 2025, future minimum noncancelable purchase commitments under three software agreements was $52,156 due within one year.

The Company’s standard customer and vendor agreements may include provisions under which the Company agrees to indemnify the counterparty for certain losses arising from claims of intellectual property infringement, breaches of representations and warranties, or other specified risks. These indemnification obligations are typically subject to limitations. The Company has not incurred any material costs as a result of such indemnifications and has not recorded any related liabilities as of December 31, 2025 or 2024.

10. Related Party Transactions

There were no related party transactions during the years ended December 31, 2025 or 2024.

11. Subsequent Events

The Company has evaluated subsequent events through March 24, 2026, which is the date the financial statements were issued.

On February 12, 2026, the Company granted an aggregate of 184,260 restricted stock awards to three members of its Board of Directors. The grants consisted of 76,852 shares to one director and 53,704 shares each to two additional directors. The awards vest 1/12 quarterly following a one-year cliff vesting period based on continued service.

12. Going Concern

The Company has incurred recurring operating losses since inception in 2022, incurring net losses of $2,897,803 and $742,478 for the years ended December 31, 2025 and 2024, respectively, and had an accumulated deficit of $4,586,845 as of December 31, 2025. The Company expects to continue to incur operating losses and negative cash flows from operations for the foreseeable future as it invests in the growth of its platform and customer base.

Since inception, the Company has funded its operations primarily through the issuance of preferred stock, including a seed preferred stock financing completed in April 2023 that raised gross cash proceeds of approximately $3.0 million, and a Series A preferred stock financing completed in 2025 for total gross proceeds of $4.0 million. As of December 31, 2025, the Company had cash of $2,317,761 and bitcoin with a fair value of $1,023,306.

Management has evaluated the Company’s financial condition, liquidity resources, and forecasted cash flows for at least twelve months from the date the financial statements are issued, including its existing cash and bitcoin balances, its historical and projected operating results, and its access to additional sources of capital. Based on this evaluation, management concluded that, absent its plans, conditions and events raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued. Management’s plans to fund operations and meet obligations as they become due include utilizing existing cash and bitcoin asset balances (if required), continuing to grow revenue by acquiring new customers and expanding usage by existing customers, managing the timing and amount of operating expenditures, and seeking additional equity or debt financing as needed.

Management believes its plans are probable of effective implementation and probable of providing sufficient liquidity to meet the Company’s obligations as they become due during that period. Accordingly, management has concluded that substantial doubt has been alleviated.

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by us in connection with the offer and sale of the securities being registered hereby. All amounts shown are estimates except the SEC registration fee, the FINRA filing fee and the listing fee.

Expenses of Issuance and Distribution ($ thousands)	$ Amount to be Paid
SEC registration fee	$2,646.92
FINRA filing fee	3,375.00
NYSE American listing fee	55,000.00
Transfer agent and registrar fees	15,000.00
Printing expenses	8,000.00
Legal fees and expenses	725,000.00
Accounting fees and expenses	246,000.00
Miscellaneous expenses	50,000.00
Total	$1,105,021.92

Item 14. Indemnification of Directors and Officers.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit. Our second amended and restated certificate of incorporation will contain such a provision.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation–a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Our second amended and restated certificate of incorporation and amended and restated bylaws will contain such a provision.

We have in effect a directors and officers liability insurance policy indemnifying our directors and officers for certain liabilities incurred by them, including liabilities under the Securities Act and the Exchange Act. We pay the entire premium of this policy.

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We are party to indemnification agreements with each of our directors and certain of our executive officers. Prior to the completion of this offering, we intend to enter into separate indemnification agreements with each of our directors and executive officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Section 145 of the DGCL against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

In any underwriting agreement we enter into in connection with the sale of Class A common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act against certain liabilities.

Item 15. Recent Sales of Unregistered Securities.

Since January 1, 2023, the registrant has sold the following securities without registration under the Securities Act:

Series Seed Preferred

In April 2023, we sold an aggregate of 1,212,061 shares of our Series Seed-1 preferred stock to accredited investors at a purchase price of $1.75314 per share for an aggregate purchase price of approximately $3 million. In addition, all outstanding SAFEs, other than TVP Bitcoin Venture Fund I, L.P.’s SAFE, converted into 131,979 shares of our Series Seed-1 preferred stock at a conversion price of $1.75314 per share. In August 2025, a previous Series Seed-1 preferred stockholder sold an aggregate of 738,419 shares of our Series Seed-1 preferred stock at a purchase price of $1.83369 per share to certain investors. Each share of our Series Seed-1 preferred stock will automatically convert into one share of our Class A common stock immediately prior to the completion of this offering. The share and per share amounts in this paragraph give effect to the 2-for-1 stock split we effected on August 29, 2025 and the 3.57-for-1 stock split that will be effected immediately prior to the effectiveness of the registration statement of which this prospectus forms a part.

In addition, in April 2023, TVP Bitcoin Venture Fund I, L.P.’s $600,000 SAFE converted into 410,686 shares of our Series Seed-2 preferred stock at a conversion price of $1.46095 per share. Each share of our Series Seed-2 preferred stock will automatically convert into one share of our Class A common stock immediately prior to the completion of this offering. The share and per share amounts in this paragraph give effect to the 2-for-1 stock split we effected on August 29, 2025 and the 3.57-for-1 stock split that will be effected immediately prior to the effectiveness of the registration statement of which this prospectus forms a part.

Series A Preferred

In August and September 2025, we sold an aggregate of 2,182,345 shares of our Series A preferred stock to accredited investors at a purchase price of $1.83369 per share for an aggregate purchase price of approximately $4.0 million and issued warrants to such accredited investors to purchase an aggregate of 893,401 shares of common stock. Each share of our Series A preferred stock will automatically convert into one share of our Class A common stock immediately prior to the completion of this offering. The share and per share amounts in this paragraph give effect to the 2-for-1 stock split we effected on August 29, 2025 and the 3.57-for-1 stock split that will be effected immediately prior to the effectiveness of the registration statement of which this prospectus forms a part.

Unless otherwise stated, the sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the securities issued in these transactions.

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Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits. See the Exhibit Index immediately preceding the signature pages hereto, which is incorporated by reference as if fully set forth herein.

(b)	Financial Statement Schedules. All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the accompanying notes.

Item 17. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(a)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(b)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
3.1	Amended and Restated Certificate of Incorporation.
3.2	Form of Second Amended and Restated Certificate of Incorporation, to be in effect upon completion of this offering.
3.3	Bylaws.
3.4	Form of Amended and Restated Bylaws, to be in effect upon completion of this offering.
4.1†	Amended and Restated Investor Rights Agreement, dated August 29, 2025, between the Company and certain of its stockholders.
4.2†	Amended and Restated Voting Agreement, dated August 29, 2025, between the Company and certain of its stockholders.
4.3*	Form of Representative’s Warrant.
5.1	Opinion of Lowenstein Sandler LLP.
10.1#	Vida Global, Inc. 2022 Equity Incentive Plan and related form agreements.
10.2#	Form of Vida Global, Inc. 2026 Omnibus Equity Incentive Plan and related form agreements.
10.3#*	Offer of Employment Letter with Brandon Robinson, dated June 6, 2022.
10.4#*	Offer of Employment Letter with Timothy Noah Hayes, dated August 1, 2022.
10.5#*	Offer of Employment Letter with Lyle Pratt, dated December 18, 2025.
10.6	Form of Indemnification Agreement by and between the Registrant and each of its directors and executive officers.
10.7	Compensation clawback policy.
21.1	Subsidiaries of the Registrant.
23.1	Consent of Wipfli LLP, independent registered public accounting firm (U.S. PCAOB Auditor Firm ID 344).
23.2	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1).
24	Power of Attorney (included on signature page).
107	Filing Fee Table.

*	Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Item 601(b)(10) of Regulation S-K.
†

The schedules to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

#	Indicates a management contract or any compensatory plan, contract or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, VIDA Global Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedar Park, State of Texas, on the 2nd day of April, 2026.

VIDA GLOBAL INC.

By:	/s/ Lyle Pratt
Name:	Lyle Pratt
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Lyle Pratt and Brandon Robinson, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution for him or her and in his or her name, place, or stead, in any and all capacities, to sign (i) any and all amendments (including post-effective amendments) to this registration statement and (ii) any registration statement or post-effective amendment thereto to be filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lyle Pratt	Chief Executive Officer and Director	April 2, 2026
Lyle Pratt	(Principal Executive Officer)

/s/ Brandon Robinson	Chief Operating Officer	April 2, 2026
Brandon Robinson	(Principal Financial Officer)

/s/ Joseph Wood	Accounting Officer	April 2, 2026
Joseph Wood	(Principal Accounting Officer)

/s/ Timothy Noah Hayes	Chief Product Officer and Director	April 2, 2026
Timothy Noah Hayes

/s/ Christopher Calicott	Director	April 2, 2026
Christopher Calicott

/s/ Henry S. Romaine Jr.	Director	April 2, 2026
Henry S. Romaine Jr.

/s/ Alan Braverman	Director	April 2, 2026
Alan Braverman

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